                                                                 EXHIBIT 10.2(a)
                                                                  EXECUTION COPY

     An asterisk ([*]) indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

--------------------------------------------------------------------------------

                                    AGREEMENT

                                       FOR

                            ENGINEERING, PROCUREMENT
                            AND CONSTRUCTION SERVICES

                                     BETWEEN

                                AES RED OAK, LLC

                                    ("OWNER")

                                       AND

                     RAYTHEON ENGINEERS & CONSTRUCTORS, INC.
                                 ("CONTRACTOR")

--------------------------------------------------------------------------------


                          Dated as of October 15, 1999

                                TABLE OF CONTENTS



                                                                                                      PAGE

ARTICLE 1  DEFINITIONS..............................................................................     1

         1.1      Definitions.......................................................................     1

ARTICLE 2  CONTRACTOR'S SERVICES AND OTHER OBLIGATIONS..............................................    17

         2.1      Services to be Performed..........................................................    17
         2.2      Commencement of the Services......................................................    35
         2.3      Performance.......................................................................    37
         2.4      Compliance with Applicable Laws, Applicable Permits and the
                  Guaranteed Emissions Limits.......................................................    38
         2.5      Safety Precautions................................................................    39

ARTICLE 3  SUBCONTRACTS.............................................................................    40

         3.1      Major Specialty Consultants, Subcontractors and Equipment Suppliers...............    40
         3.2      Purchase Orders and Subcontracts..................................................    41
         3.3      Payments to Subcontractors........................................................    41
         3.4      Subcontractor Warranties..........................................................    41
         3.5      Subcontractor Insurance...........................................................    42
         3.6      No Privity with Subcontractors....................................................    42
         3.7      Review and Approval not Relief of Contractor's Liability..........................    42
         3.8      Assignability of Subcontracts.....................................................    42
         3.9      Quality Control...................................................................    43

ARTICLE 4  PRICE AND PAYMENT........................................................................    43

         4.1      Contract Price....................................................................    43
         4.2      Payment Schedule..................................................................    43
         4.3      Price Adjustments.................................................................    46
         4.4      Payment upon Termination..........................................................    47
         4.5      No Payment in the Event of Material Breach........................................    49
         4.6      All Payments Subject to Release of Claims.........................................    49
         4.7      Payment or Use Not Acceptance.....................................................    50
         4.8      Set-Off...........................................................................    50

ARTICLE 5  OWNER SERVICES...........................................................................    51

         5.1      Representative....................................................................    51
         5.2      Facility Site.....................................................................    51
         5.3      Permits and Real Estate Rights....................................................    51

                                                                                                      PAGE

         5.4      Start-Up Personnel................................................................    52
         5.5      Spare Parts, Waste Disposal and Consumables.......................................    52
         5.6      Utilities.........................................................................    53
         5.7      Fuel..............................................................................    53
         5.8      Electrical Interconnection........................................................    54
         5.9      Owner's Failure to Meet Obligations...............................................    54
         5.10     Approvals.........................................................................    54
         5.11     Administration of Third Party Project Agreements..................................    54
         5.12     AES Pre-Financial Closing Guaranty................................................    55

ARTICLE 6  COMPLETION AND ACCEPTANCE OF PROJECT.....................................................    55

         6.1      Project Start-up; Mechanical Completion...........................................    55
         6.2      Performance Tests.................................................................    58
         6.3      Provisional Acceptance............................................................    60
         6.4      Not Used..........................................................................    63
         6.5      Final Acceptance..................................................................    63
         6.6      Reliability Run...................................................................    68
         6.7      Project Completion................................................................    69

ARTICLE 7  COMPLETION DATES.........................................................................    71

         7.1      Guaranteed Completion Dates.......................................................    71
         7.2      Guaranteed Completion Date Price Rebates..........................................    71
         7.3      Early Completion Bonus............................................................    73
         7.4      Rebates Reasonable; Payment of Rebates............................................    74
         7.5      Not Used..........................................................................    74
         7.6      Achievement of Construction Progress Milestones...................................    74

ARTICLE 8  PRICE REBATE FOR FAILURE TO MEET PERFORMANCE GUARANTEES..................................    77

         8.1      Performance Guarantees............................................................    77
         8.2      Rebates Reasonable................................................................    79
         8.3      Payment of Performance Rebates....................................................    80

ARTICLE 9  LIABILITY AND DAMAGES....................................................................    80

         9.1      Limitation of Liability...........................................................    80
         9.2      Consequential Damages.............................................................    81
         9.3      Aggregate Liability of Contractor.................................................    81

ARTICLE 10  WARRANTIES AND GUARANTEES...............................................................    82

         10.1     Warranties and Guarantees.........................................................    82
         10.2     No Liens or Encumbrances..........................................................    84
         10.3     Limitation Of Warranties..........................................................    84


                                                         ii

                                                                                                      PAGE
ARTICLE 11  FORCE MAJEURE...........................................................................    85

         11.1     Force Majeure Event...............................................................    85
         11.2     Burden of Proof...................................................................    85
         11.3     Excused Performance...............................................................    86

ARTICLE 12  SCOPE CHANGES...........................................................................    87

         12.1     Further Refinement, Corrections and Detailing not Scope Changes...................    87
         12.2     Scope Changes.....................................................................    87
         12.3     Procedure for Scope Changes.......................................................    87
         12.4     Scope Changes Due to Contractor Error.............................................    88
         12.5     Scope Changes Due to Changes in Law and Permits...................................    89
         12.6     Familiarity with Conditions and Documentation.....................................    89
         12.7     Effect of Force Majeure Event.....................................................    91
         12.8     Price Change......................................................................    91
         12.9     Continued Performance Pending Resolution of Disputes..............................    92
         12.10    Documentation.....................................................................    92
         12.11    Qualitative Engineering...........................................................    92
         12.12    Hazardous Materials...............................................................    93

ARTICLE 13  INDEMNIFICATION.........................................................................    93

         13.1     General Indemnification...........................................................    93
         13.2     Additional Indemnification........................................................    94
         13.3     Patent and Copyright Indemnification..............................................    94
         13.4     Hazardous Materials Liability.....................................................    95
         13.5     Notice and Legal Defense..........................................................    95
         13.6     Failure to Defend Action..........................................................    96
         13.7     Survival..........................................................................    96

ARTICLE 14  INSURANCE...............................................................................    96

         14.1     General...........................................................................    96
         14.2     Worker's Compensation Insurance...................................................    96
         14.3     Commercial General Liability Insurance............................................    96
         14.4     Automobile Liability Insurance....................................................    97
         14.5     Commercial Umbrella and/or Excess Insurance.......................................    97
         14.6     Severability of Interest..........................................................    97
         14.7     Builder's Risk Insurance..........................................................    97
         14.8     Ocean Marine Cargo Insurance......................................................    98
         14.9     Subcontractor Insurance...........................................................    98
         14.10    Waiver of Subrogation.............................................................    98
         14.11    Contractor's Waiver...............................................................    99


                                                         iii

                                                                                                      PAGE
         14.12    Evidence of Coverage..............................................................    99
         14.13    Contractor's or Rented Equipment..................................................    99
         14.14    Descriptions not Limitations......................................................   100
         14.15    Cost of Premiums, Risk of Loss and Deductibles....................................   100
         14.16    Additional Insureds...............................................................   101
         14.17    No Limitation of Liability........................................................   101
         14.18    Insurance Primary.................................................................   101

ARTICLE 15  TERMINATION; SUSPENSION.................................................................   102

         15.1     Suspension or Termination for Owner's Convenience.................................   102
         15.2     Suspension or Termination by Contractor Upon Non-Payment by Owner.................   104
         15.3     Consequences of Termination.......................................................   105
         15.4     Surviving Obligations.............................................................   107

ARTICLE 16  DEFAULT AND REMEDIES....................................................................   108

         16.1     Contractor's Default..............................................................   108
         16.2     Owner's Rights and Remedies.......................................................   110

ARTICLE 17  ASSIGNMENT..............................................................................   111

         17.1     Consent Required.................................................................    111
         17.2     Successors and Assigns...........................................................    112

ARTICLE 18  DESIGN DOCUMENTS........................................................................   113

         18.1     Owner Review......................................................................   113
         18.2     Review not Release of Obligations.................................................   113
         18.3     Final Documents...................................................................   113
         18.4     Ownership........................................................................    114

ARTICLE 19  CONFIDENTIAL INFORMATION...............................................................    114

         19.1     Confidentiality...................................................................   114
         19.2     Publicity Releases................................................................   116

ARTICLE 20  INSPECTION..............................................................................   116

         20.1     Project Inspection................................................................   116
         20.2     No Relief for Differing Conditions...............................................    117
         20.3     Owner's Environmental Site Assessment.............................................   119

ARTICLE 21  DISPUTE RESOLUTION......................................................................   120

         21.1     Dispute Resolution................................................................   120
         21.2     Performance During Dispute........................................................   121


                                                         iv

                                                                                                      PAGE
ARTICLE 22  COST RECORDS; AUDITS....................................................................   121

         22.1     Maintenance of Records............................................................   121
         22.2     Inspection of Books, Records and Audit Rights.....................................   121
         22.3     Quality Audits....................................................................   122

ARTICLE 23  INDEPENDENT CONTRACTOR..................................................................   122

         23.1     Contractor as Independent Contractor..............................................   122

ARTICLE 24  REPRESENTATIONS AND WARRANTIES..........................................................   122

         24.1     Representations and Warranties of Contractor......................................   122
         24.2     Representations and Warranties of Owner...........................................   124

ARTICLE 25  MISCELLANEOUS...........................................................................   126

         25.1     Past Due Amounts..................................................................   126
         25.2     Delay not Waiver..................................................................   126
         25.3     No Set-Off, Deduction or Counterclaim by Contractor...............................   126
         25.4     Choice of Law.....................................................................   127
         25.5     Severability......................................................................   127
         25.6     Notice............................................................................   127
         25.7     Section Headings..................................................................   129
         25.8     Entire Agreement..................................................................   129
         25.9     Amendments........................................................................   129
         25.10    Conflicting Provisions............................................................   129
         25.11    No Third Party Rights.............................................................   129
         25.12    Owner's Obligations Non-Recourse..................................................   129
         25.13    Survival of Provisions............................................................   129
         25.14    Title to the Project..............................................................   130
         25.15    Counterparts......................................................................   130


                                   APPENDICES
                                   ----------

           Appendix A        Scope of Services

           Appendix B        Payment and Milestone Schedule

           Appendix C        Project Schedule

           Appendix D        Performance Test Plan

           Appendix E        Approved Subcontractors List

           Appendix F        Applicable Permits

           Appendix G        Facility Site and Real Estate Rights Description

           Appendix H        PPA Operating Requirements Excerpts

           Appendix I-1      Form of Contractor's Final Waiver and Release

           Appendix I-2      Form of Contractor's Interim Waiver and Release

           Appendix I-3      Form of Subcontractor's Final Waiver and Release

           Appendix J-1      Form of Limited Notice to Proceed

           Appendix J-2      Form of Notice to Proceed

           Appendix K        Quality Assurance Plan

           Appendix L        Form of EPC Guaranty

           Appendix M        Cancellation Schedule

           Appendix N        Construction Progress Milestones

           Appendix O        Scope Options

           Appendix P        Table of Submittals and Approvals

           Appendix Q        List of Key Personnel

           Appendix R        Warranty Data Sheet

           Appendix S        Environmental Requirements

           Appendix T        Form of AES Pre-Financial Closing Guaranty

           Appendix U        Certain Equipment and/or Subcontracts

           Appendix V        Form of Letter of Credit

           Appendix W        Project Procedures Manual

           AGREEMENT dated as of October 15, 1999 by and between AES Red Oak, LLC, a Delaware limited liability company ("OWNER"), and Raytheon Engineers & Constructors, Inc., a Delaware corporation ("CONTRACTOR").

                              W I T N E S S E T H :

           WHEREAS, Contractor desires to provide and Owner desires to obtain engineering, design, procurement, construction and related services for the Project, all of which shall be provided on a lump sum, fixed price, turnkey contract basis and in accordance with the terms and conditions herein specified;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

           1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings as necessary to be equally applicable to both the singular and plural forms of the terms defined):

           "AAA" shall have the meaning set forth in Section 21.1 hereof.

           "ACCEPTED ELECTRICAL PRACTICES" means those practices, methods, standards, and equipment engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, standards and equipment which, in exercise of reasonable judgment in light of the facts known (or which a qualified and prudent contractor should have known) at the time a decision is made, would have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, safety and expedition, in each case in accordance with the National Electrical Safety Code, the National Electrical Code and the standards of the Institute of Electrical and Electronic Engineers, the National Electrical Manufacturers Association, the North American Electric Reliability Council, the MidAtlantic Area Council, any regional power pool in which the Transmitting Utility is a participant, and the American National Standards Institute and any other applicable statutes, codes, regulations and/or standards. Accepted Electrical Practices are not intended to be limited to the optimum practices, methods, standards and equipment to the exclusion of others, but rather refer to those practices, methods, standards and equipment generally accepted or approved by a significant portion of the electric utility industry in the relevant region, during the relevant time period, as described in the immediately preceding sentence.

           "AES PRE-FINANCIAL CLOSING GUARANTY" shall have the meaning set forth in Section 5.12 hereof.

           "AGREEMENT" means the Contract Document, all written amendments, modifications and supplements hereto, all Scope Change Orders, and the Appendices hereto, all of which by this reference are incorporated herein.

           "APPLICABLE LAWS" means all laws, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental agency or authority, and rules, regulations, orders, interpretations and Permits of any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the Project or any activity conducted at or in connection with the Project or the Facility Site, including, without limitation, construction of the Project on the Facility Site, use or disposal of any Hazardous Material, transportation of all equipment and other items necessary for the Project to and from the Facility Site, transmission of electricity to the Transmitting Utility, performance of the Services, or start-up, testing or operation of the Facility, as may be applicable and in effect from time to time.

           "APPLICABLE PERMITS" means all Permits required to be obtained or maintained under Applicable Laws in connection with the Project or any activity conducted at or in connection with the Project or the Facility Site, including, without limitation, construction of the Project on the Facility Site, transportation of all equipment and other items necessary for the Project to and from the Facility Site, transmission of electricity to the Transmitting Utility, performance of the Services, or start-up, testing or operation of the Facility, as may be in effect from time to time.

           "APPROVED REMEDIATION PLAN" means any approved remediation plan between Owner and the appropriate governmental authorities relating to the remediation of any Hazardous Materials on or about or under the Facility Site that may be specifically identified and covered by such plan, which Owner delivers to Contractor prior to the Commencement Date hereunder and which is mutually satisfactory to Owner and Contractor.

           "APPROVED SUBCONTRACTORS LIST" shall have the meaning set forth in
Section 3.1 hereof.

           "ASME" means the American Society of Mechanical Engineers or any successor society thereto.

           "AVERAGE EQUIVALENT AVAILABILITY" shall have the meaning set forth in Appendix D hereto.

           "BASE BID SCOPE CHANGES" shall have the meaning set forth in Section
4.3.1 hereof.

           "BASELINE ENVIRONMENTAL SITE ASSESSMENT" means the Preliminary Assessment/Site Investigation (PA/SI) Report, 2 Volumes, by TRC, dated April 1999 or any replacement thereof and/or any supplement thereto that Owner delivers to Contractor prior to the execution of this Agreement.

           "BTU" means one (1) British thermal unit.

           "BUILDING PERMITS" means all Permits required to be obtained or maintained under Applicable Laws in order for Contractor (or its Subcontractors) to perform the design, engineering, procurement, site preparation and clearing, civil works, construction, start-up, training and testing of the Facility (including, without limitation, the provision of all machinery, materials, labor and transportation services related thereto) and any other Services, including without limitation all Permits required to allow Contractor (or its Subcontractors) to do business in the jurisdictions where the Project is to be performed; PROVIDED that if any such required Permits need to be obtained in the name of Owner and not in the Contractor's (or its Subcontractors') name, Owner shall, at Contractor's cost and expense, cooperate with Contractor as reasonably necessary to enable Contractor to obtain such Permits in the Owner's name. Building Permits shall not include Permits pertaining to (a) environmental regulation of the Facility Site (other than with respect to Contractor's (or its Subcontractors') activities thereon in its performance of the Services), (b) remediation of Hazardous Material on the Facility Site (other than with respect to any Hazardous Materials that (i) were brought to the Facility Site by a Contractor Responsible Party, (ii) were created as a result of, or in connection with, the performance by any Contractor Responsible Party of the Services, or
(iii) were covered in any Scope Change Order entered into by Contractor and Owner pursuant to Section 12.12 or 20.3 hereof ), (c) land use or zoning matters affecting the Facility Site, (d) environmental regulation of Facility operation during start-up, testing or commercial operation, or (e) operation and maintenance of the Facility following the earlier to occur of Provisional Acceptance or Final Acceptance.

           "COMMENCEMENT DATE" means the date on which Contractor is to commence performance of the Services pursuant to and as specified in the Notice to Proceed delivered to Contractor by Owner pursuant to Section 2.2 hereof.

           "COMMERCIAL OPERATION DATE" means, with respect to the Facility, the date upon which Owner will begin to sell, and the Power Purchaser will begin to buy, energy and capacity pursuant to the terms of the Power Purchase Agreement (including the satisfaction of all applicable conditions to the "Commercial Operation Date" thereunder as specified therein).

           "COMPLETED PERFORMANCE TEST" means any Performance Test established as a Completed Performance Test in accordance with the provisions of Section
6.2.7 hereof.

           "CONSTRUCTION PROGRESS MILESTONE DATES" means the dates, as specified in Appendix N hereto, by which the Construction Progress Milestones are required to have been fully completed in accordance with the standards of performance set forth herein.

           "CONSTRUCTION PROGRESS MILESTONES" means the construction progress milestones specified in Appendix N hereto.

           "CONTRACT DOCUMENT" means this document consisting of Articles 1 through 25 hereof, as amended from time to time.

           "CONTRACTOR" means Raytheon Engineers & Constructors, Inc., a Delaware corporation, and its successors and permitted assigns, as contractor hereunder.

           "CONTRACTOR INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 13.1.1 hereof.

           "CONTRACTOR PAYMENT REQUEST" shall have the meaning set forth in
Section 4.2.2 hereof.

           "CONTRACTOR RESPONSIBLE PARTY" means Contractor or any of its Subcontractors or any other Person while such Person is acting on behalf of, or under the direction or supervision of, Contractor or any of its Subcontractors, including without limitation, any of their respective employees or agents.

           "CONTRACTOR TAXES" shall have the meaning set forth in Section 2.1.17(a) hereof.

           "CONTRACT PRICE" shall have the meaning set forth in Section 4.1 hereof.

           "CPM SCHEDULE" shall have the meaning set forth in Section 2.1.16 hereof.

           "CTG SERVICES" shall have the meaning set forth in Section 15.3(c) hereof.

           "CTG SUBCONTRACT" shall mean that certain agreement, to be executed by and between Contractor and Siemens Westinghouse Power Corporation providing for Contractor's purchase of three (3) model 501F Econopac combustion turbine generators and associated equipment and services for the Project, on terms consistent with that certain Memorandum of Understanding dated as of February 15, 1999 by and between Contractor and Siemens Westinghouse Power Corporation, as such agreement may be amended, supplemented or modified from time to time; PROVIDED, HOWEVER, that the CTG Subcontract as defined herein shall not include any amendment, supplement or modification thereto that has not been consented to in writing by Owner (which consent shall not be unreasonably withheld or delayed).

           "DAMAGES" shall have the meaning set forth in Section 13.1 hereof.

           "DESIGN DOCUMENTS" shall have the meaning set forth in Section 2.1.2 hereof.

           "DOCUMENTS FOR APPROVAL" shall have the meaning set forth in Section
18.1 hereof.

           "DOLLARS" or "$" means the legal currency of the United States.

           "ELECTRICAL INTERCONNECTION FACILITIES" means all structures, facilities, equipment, auxiliary equipment, devices and apparatus up to and including the "transfer tower" (as more specifically described in Section IV.b.3 of Appendix A hereto) to be constructed and installed by Contractor in accordance with the Electrical Interconnection Requirements and the terms of this Agreement for the purpose of interconnecting the Facility with the Transmitting Utility's transmission system at the Electrical Interconnection Point in order to enable the transmission thereon of the full electric generating capacity of the Facility in accordance with Accepted Electrical Practices, including without limitation all internal breakers, relays, switches, synchronizing equipment, Electric Metering Equipment, automatic regulation, communications, safety and other switchyard equipment and facilities, Protective Apparatus and other protective and control equipment for the Facility described in Appendix A hereto.

           "ELECTRICAL INTERCONNECTION POINT" means that point (as further described in Appendix A hereto) at which the Facility is to be interconnected with the Transmitting Utility's transmission system.

           "ELECTRICAL INTERCONNECTION REQUIREMENTS" means the requirements of GPU Energy and PJM for the Facility's interconnection with the Transmitting Utility's transmission system as set forth in the Transmission Interconnection Agreement, which such drawings and technical requirements are attached in Appendix A hereto, as such drawings and technical requirements may be amended, supplemented or modified from time to time; PROVIDED, that if any such amendment, supplement or modification materially affects the Services to be performed by Contractor hereunder, and Contractor has not consented in writing thereto (which consent shall not be unreasonably withheld or delayed or delayed), the Electrical Interconnection Requirements as defined herein shall not include such amendment, supplement or modification in the event and only to the extent the Services are so affected thereby, unless a Scope Change Order has been issued in accordance with Article 12 with respect thereto.

           "ELECTRIC METERING EQUIPMENT" shall have the meaning set forth in Appendix A hereto.

           "ELECTRICAL OUTPUT GUARANTEE" shall have the meaning set forth in
Section 8.1.1.1 hereof.

           "ENVIRONMENTAL REQUIREMENTS" means those requirements, standards, guidelines and policies (including, without limitation, all emission standards for gaseous, particulate, solid, liquid and noise pollutants) set forth in Appendix S hereto.

           "EPC GUARANTY" shall have the meaning set forth in Section 2.1.26 hereof.

           "EQUIPMENT" shall mean all of the materials, apparatus, structures, tools, supplies or other goods provided by Contractor or any Subcontractor which are incorporated into the Facility or are provided by Contractor as part of the Services to be retained by Owner after Final Acceptance in accordance with this Agreement.

           "EQUIVALENT OPERATING HOURS" shall have the meaning specified in Part A of Appendix D hereto.

           "FACILITY" means the combined cycle electric generating plant with a designed electric generating capacity of a nominal eight hundred (800) megawatts
(net) to be engineered, designed, constructed, completed, synchronized, tested and made available for commercial operation by Contractor in accordance with the requirements of this

Agreement (including without limitation Appendix A hereto) on the Facility Site, as an integrated whole and including all components thereof and all related facilities on the Facility Site, including without limitation the Electrical Interconnection Facilities and all of the appliances, parts, instruments, appurtenances, accessories and other property that may be incorporated or installed in or attached to or otherwise become part of such plant or related facilities (excluding all such items and other property to be furnished by or on behalf of Owner as specifically set forth herein).

           "FACILITY SITE" means all those parcels of land near Sayreville, New Jersey, owned or leased, or to be owned or leased, by Owner on which the Facility will be located, including, without limitation, the areas for construction laydown and parking, all as more particularly described in Appendix G hereto.

           "FINAL ACCEPTANCE" means the achievement or deemed achievement of substantial Project performance pursuant to the provisions of Section 6.5 hereof.

           "FINAL ACCEPTANCE CERTIFICATE" shall have the meaning set forth in
Section 6.5.1.2 hereof.

           "FINANCIAL CLOSING DATE" means the later of (a) the date of the first closing of the initial construction financing of the Project and (b) the date on which Owner first has access to such construction financing funds.

           "FINANCING DOCUMENTS" means any and all loan agreements, notes, indentures, security agreements, pledges, mortgages, subordination agreements, intercreditor agreements, partnership agreements, subscription agreements, participation agreements and other documents relating to the construction, interim or long-term financing of the Project and any refinancing of the Project (including a leveraged lease), including any and all modifications, extensions, renewals and replacements of any such financing or refinancing.

           "FINANCING PARTIES" means (a) any and all lenders providing the construction, interim or long-term financing (including a leveraged lease or any other refinancing thereof) for the Project, and any trustee or agent acting on their behalf, (b) any and all equity investors (other than Owner) providing financing or refinancing for the Project in a leveraged lease or similar financing arrangement, and any trustee or agent acting on their behalf, and (c) any and all credit ratings agencies that may provide ratings on debt to be issued by Owner in connection with financing for the Project.

           "FORCE MAJEURE EVENT" shall have the meaning set forth in Section
11.1 hereof.

           "FUEL SUPPLIER" means any and all suppliers of Gas for the Facility, and each of their respective successors and permitted assigns.

           "GAS" means natural gas that meets the specifications set forth in
Section V.b. of Appendix A hereto.

           "GAS METERING EQUIPMENT" shall have the meaning set forth in Appendix A hereto.

           "GUARANTEED COMPLETION DATES" means the Guaranteed Provisional Acceptance Date and the Guaranteed Final Acceptance Date.

           "GUARANTEED EMISSIONS LIMITS" means all of the standards for emission by the Facility of gaseous, particulate, liquid and noise pollutants as set forth in the Warranty Data Sheet attached as Appendix R hereto and in the Environmental Requirements attached as Appendix S hereto, and such other or more stringent standards (if any) under all Applicable Laws and Applicable Permits.

           "GUARANTEED FINAL ACCEPTANCE DATE" means thirteen (13) months after the Guaranteed Provisional Acceptance Date.

           "GUARANTEED PROVISIONAL ACCEPTANCE DATE" means March 1, 2002, which date is subject to adjustment as expressly provided in this Agreement.

           "HAZARDOUS MATERIAL" means any pollutant, contaminant, solid waste, hydrocarbon product, toxic or hazardous substance or waste, any flammable, explosive or radioactive material, or any other substance, material, waste or constituent, in each case for which any duty is imposed under, cleanup is authorized pursuant to, or regulation is otherwise imposed by, any Applicable Law.

           "HEAT RATE GUARANTEE" shall have the meaning set forth in Section
8.1.2.1 hereof.

           "INDEPENDENT ENGINEER" means an independent engineer of recognized expertise, selected by the Financing Parties and reasonably acceptable to Owner, and such independent engineer's successors and permitted assigns.

           "INSTRUCTION MANUAL" shall have the meaning set forth in Section
2.1.2.1 hereof.

           "INTERIM PERIOD" shall have the meaning set forth in Section 8.1.1.2 hereof.

           "INTERIM PERIOD ELECTRICAL OUTPUT REBATES" shall have the meaning set forth in Section 8.1.1.2 hereof.

           "INTERIM PERIOD HEAT RATE REBATES" shall have the meaning set forth in Section 8.1.2.2 hereof.

           "INTERIM PERIOD REBATES" means Interim Period Electrical Output Rebates and Interim Period Heat Rate Rebates.

           "INTERIM SCOPE CHANGE ORDER" shall have the meaning set forth in
Section 12.3(b) hereof.

           "kWh" means kilowatt-hour.

           "LD SUBCAP" shall have the meaning set forth in Section 9.1 hereof.

           "LETTER OF CREDIT" shall have the meaning set forth in Section 4.2.4 hereof.

           "LIMITED NOTICE TO PROCEED" shall have the meaning set forth in
Section 2.2.1 hereof.

           "MECHANICAL COMPLETION" means the mechanical completion of the Facility pursuant to the provisions of Section 6.1.2 hereof.

           "MECHANICAL COMPLETION CERTIFICATE" shall have the meaning set forth in Section 6.1.2.2 hereof.

           "MONTHLY PROGRESS REPORT" means a progress report containing the following information: (a) a description of Contractor's and all Subcontractors' activities and engineering, manufacturing, construction and testing progress as compared with the Project Schedule (and, at the request of Owner, an updated schedule), (b) certification that all amounts due to Subcontractors prior to the date of the Monthly Progress Report have been paid, (c) an identification and evaluation of problems and deficiencies in the Services performed hereunder (including but not limited to an explanation and evaluation, in reasonably sufficient detail, of any factors which have had or are anticipated to have a material effect on the Project Schedule), (d) a detailed description of the Services which have been completed as compared with the Payment and Milestone Schedule, the CPM Schedule and the Project Schedule, and a description of the Scheduled Payments which have been received as compared with the Payment and Milestone Schedule, (e) the status of major material and equipment deliveries,
(f) the status of Building Permits, (g) quality assurance reports (i) from the manufacturing and fabrication facilities of Contractor and, if requested by Owner, its Subcontractors and (ii) with respect to all construction activity at the Facility Site, and (h) all other information requested by Owner and agreed to by Contractor, such agreement not to be unreasonably withheld or delayed.

           "NOTICE OF FINAL ACCEPTANCE" shall have the meaning set forth in
Section 6.5.1.1 hereof.

           "NOTICE OF MECHANICAL COMPLETION" shall have the meaning set forth in
Section 6.1.2.1 hereof.

           "NOTICE OF PROJECT COMPLETION" shall have the meaning set forth in
Section 6.7.1 hereof.

           "NOTICE OF PROVISIONAL ACCEPTANCE" shall have the meaning set forth in Section 6.3.1 hereof.

           "NOTICE OF RELIABILITY GUARANTEE ACHIEVEMENT" shall have the meaning set forth in Section 6.6.2 hereof.

           "NOTICE TO PROCEED" means the written notice to be delivered by Owner to Contractor pursuant to Section 2.2 hereof setting forth the Commencement Date.

           "OFFEREES" shall have the meaning set forth in Section 19.1 hereof.

           "OWNER" means AES Red Oak, LLC, a Delaware limited liability company, and its successors and permitted assigns as owner hereunder.

                  "OWNER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 13.1 hereof.

           "OWNER RESPONSIBLE PARTY" means Owner or any other Person while such Person is acting on behalf of, or under the direction or supervision of, Owner, including without limitation, any of its employees and agents, but specifically excluding in all cases, any Contractor Responsible Party.

           "PARTY" means Owner or Contractor.

                  "PAYMENT AND MILESTONE SCHEDULE" means the schedule of payments and milestones as set forth in Appendix B hereto, as adjusted pursuant to the terms of this Agreement.

           "PERFORMANCE GUARANTEES" shall have the meaning set forth in Section
8.1 hereof.

           "PERFORMANCE GUARANTEE PAYMENTS" shall have the meaning set forth in
Section 8.1 hereof.

           "PERFORMANCE TEST" means the operation of the Facility by or on behalf of Contractor in accordance with the provisions of Section 6.2 hereof and in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements and the PPA Operating Requirements, for the purpose of determining the compliance with the Guaranteed Emissions Limits and the level of achievement of the Performance Guarantees, as described in greater detail in
Article 6 hereof and Part A of Appendix D hereto.

           "PERMIT" means any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from any federal, commonwealth, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the matter in question.

           "PERMITTED LIENS" shall mean material men's, mechanics', workers', repairmen's, employees' or other similar liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as, in the case of a contest, (a) Contractor shall have deposited with Owner, or the appropriate governmental authorities, a bond or other security satisfactory to Owner and the Financing Parties in an amount equal to such contested lien, which security shall have the effect of either discharging or staying the execution of such lien or, in the judgment of Owner and the Financing Parties, otherwise not involving any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein, or (b) such proceedings, in the judgment of Owner and the Financing Parties, shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use or disposition of the Facility.

           "PERSON" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

           "PRE-TERMINATION OBLIGATIONS" shall have the meaning set forth in
Section 15.3(c) hereof.

           "PJM" means the PJM Interconnection, L.L.C., acting in accordance with the PJM Agreement or the applicable successor entity.

           "PJM AGREEMENT" means that certain Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997, and applicable PJM operating policies, as further amended, revised or superseded from time to time.

           "PLAN" shall mean a written plan prepared by Contractor to accelerate the performance of the Services pursuant to Section 7.2.1 or 7.6.2 hereof.

           "POWER PLANT SITE" means the power plant area of the Facility Site as shown in the Site Arrangement Drawing in Section V.a of Appendix A hereto.

           "POWER PURCHASE AGREEMENT" means the Power Purchase Agreement dated as of September 17, 1999 between Williams Energy Marketing & Trading Company and Owner, as such agreement may be amended, supplemented or modified from time to time.

           "POWER PURCHASER" means Williams Energy Marketing & Trading Company, as the purchaser under the Power Purchase Agreement.

           "PPA OPERATING REQUIREMENTS" means those requirements relating to the testing, operation and maintenance of the Facility that are set forth in those sections of the Power Purchase Agreement that are attached as Appendix H hereto, including any amendments, supplements or modifications to such sections of the Power Purchase Agreement as may be made from time to time and any procedures that are established by Owner and the Power Purchaser pursuant to such sections of the Power Purchase Agreement from time to time; PROVIDED, HOWEVER, that if any such amendments, supplements or modifications or any such subsequently established procedures or requirements materially affects the Services to be performed by Contractor hereunder, and such amendments, supplements or modifications or such procedures or requirements have not been consented to in writing by Contractor (which consent shall not be unreasonably withheld or delayed), the PPA Operating Requirements as defined herein shall not include any such amendments, supplements or modifications or any such subsequently-established procedures or requirements in the event and only to the extent that the Services are so affected, unless a Scope Change Order has been issued in accordance with Article 12 with respect to such required changes.

           "PROJECT" means the Facility and the Services to be furnished by Contractor hereunder, as an integrated whole, including all equipment, labor and materials to be furnished to Owner by Contractor hereunder, all as described in greater detail in Article 2 hereof and in Appendix A hereto.

           "PROJECT COMPLETION" means the acceptance by Owner of the completed Project from Contractor in accordance with the provisions of Section 6.7 hereof.

           "PROJECT COMPLETION CERTIFICATE" shall have the meaning set forth in
Section 6.7.2 hereof.

           "PROJECT COMPLETION DEADLINE" shall have the meaning set forth in
Section 6.7.3 hereof.

           "PROJECT COMPLETION PAYMENT" shall have the meaning set forth in
Section 4.2.5 hereof.

           "PROJECT DESIGN BOOK" means a detailed description of the design of the Facility to be prepared by Contractor, which shall initially consist of Appendix A hereto and, subject to the approval of Owner (and, after the Financial Closing Date, the Independent Engineer) with respect to any material change, refinement or detailing (PROVIDED, however, that in determining whether the change, refinement or detailing is "material" and therefore requires such approval, such determination shall be consistent with the types of documents, changes, etc. for which Owner's approval expressly is or is not required pursuant to Appendix P hereto), such approval not to be unreasonably withheld or delayed, shall be updated by Contractor to reflect any Scope Changes relating to the design of the Facility and any material refinement or detailing thereof in connection with the further development and completion of the engineering and design of the Facility in a manner consistent with Appendix A hereto and the other standards of performance required hereunder.

           "PROJECT DUTIES" shall have the meaning set forth in Section 2.1.17 hereof.

           "PROJECT PROCEDURES MANUAL" means the manual attached as Appendix W hereto, as the same may be revised from time to time pursuant to Section 2.1.2.2 hereof, which manual provides the guidelines by which the normal working relationships will be conducted between Owner (and its designees or assigns) and Contractor.

           "PROJECT SCHEDULE" shall have the meaning set forth in Section 2.1.16 hereof.

           "PROJECT TAXES" shall have the meaning set forth in Section 2.1.17(a) hereof.

           "PROTECTIVE APPARATUS" means electrical interconnection equipment and apparatus, including without limitation protective relays, circuit breakers and the like, necessary or appropriate to isolate the Facility from the Utility's transmission system consistent with Accepted Electrical Practices.

           "PROVISIONAL ACCEPTANCE" means the achievement of provisional Project performance pursuant to the provisions of Section 6.3 hereof.

           "PROVISIONAL ACCEPTANCE CERTIFICATE" shall have the meaning set forth in Section 6.3.2 hereof.

           "PROVISIONAL ACCEPTANCE LATE COMPLETION PAYMENTS" shall have the meaning set forth in Section 7.2(a) hereof.

           "PRUDENT UTILITY PRACTICES" means the practices, methods, techniques standards and acts engaged in or approved by a significant portion of the electric utility industry in the United States or any of the practices, methods, techniques, standards and acts which, in the exercise of reasonable judgment in light of the facts known (or which a qualified and prudent contractor should have known) at the time a decision is made, would have been expected to accomplish a desired result at reasonable cost consistent with good business practices, reliability, safety and expedition, in each case for use in connection with the design, engineering, construction, testing, operation and maintenance of power stations of the same or similar size and type as the Facility, that at the particular time of performance of the Services (i) in the exercise of that degree of skill, diligence, prudence and foresight which would reasonably be expected from a skilled and experienced contractor employing generally accepted professional standards with respect to the performance of the Services hereunder, would have been expected to accomplish the desired result in a manner consistent with Applicable Laws, Applicable Permits, Accepted Electrical Practices, reliability, safety, environmental protection, economy and expediency, and (ii) conform in all material respects to the design, engineering, construction, testing, operation, maintenance and other recommendations and guidelines of the equipment suppliers and manufacturers applicable to the equipment in question. Prudent Utility Practices are not limited to the optimum practices, methods, techniques, standards and acts to the exclusion of others, but rather refer to those practices, methods, techniques, standards and acts that are generally accepted or approved by a significant portion of the electric utility industry in the relevant region, during the relevant time period, as described in the immediately preceding sentence.

           "PUNCH LIST" means the list prepared by Owner, with the full cooperation of Contractor, which list shall set forth all items of work which remain to be performed in order to ensure that the Project fully complies with all of the standards and requirements set forth herein. The Punch List shall not include any items of work, alone or in the aggregate, the noncompletion of which prevents the Facility from (i) being used for the purposes as described in this Agreement in accordance with all Applicable Laws, Applicable Permits, the Guaranteed Emissions Limits, the Electrical Interconnection Requirements and the PPA Operating Requirements or
(ii) being safely and reliably placed in commercial operation.

           "QUALITY ASSURANCE PLAN" means the quality assurance plan prepared by Contractor and attached as Appendix K hereto, as the same may be revised from time to time pursuant to Section 2.1.2.3 hereof.

           "REAL ESTATE RIGHTS" means all rights in or to real estate (including rights to use or access the Facility Site), whether arising through fee ownership, leases, contracts, permits, easements, licenses, private rights of way, or utility and railroad crossing rights, that are required to be obtained or maintained in connection with the performance of the Services hereunder, including, without limitation, the construction of the Facility on the Facility Site, construction laydown and parking, the transportation of all necessary materials, labor, equipment and other items to the Facility Site, access for the construction and use of water intake facilities, and the startup and testing of the Facility.

           "RELIABILITY CERTIFICATE" shall have the meaning set forth in Section
6.6.3 hereof.

           "RELIABILITY GUARANTEE" shall have the meaning set forth in Section
6.6 hereof.

           "RELIABILITY RUN" means the operation of the Facility for [*] in accordance with Applicable Laws, Applicable Permits, the Guaranteed Emissions Limits, the Instruction Manual, the Electrical Interconnection Requirements, the PPA Operating Requirements and Section 6.6.1 hereof for the purpose of determining the Facility's reliability, as described in greater detail in
Section 6.6.1 hereof.

           "RETAINAGE" shall have the meaning set forth in Section 4.2.4 hereof.

           "RISK TRANSFER DATE" shall have the meaning set forth in Section
14.15.2 hereof.

           "SCHEDULED PAYMENT" shall have the meaning set forth in Section 4.2 hereof.

           "SCOPE CHANGE" means any material addition to, deletion from, suspension of or other modification to the Project or to the quality, function or intent of the Project as described in this Agreement, including without limitation any such addition, deletion, suspension or other modification which requires a change in one or more of the Contract Price, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Construction Progress Milestone Dates, the Project Schedule and the Performance Guarantees in accordance with the terms of Article 12 hereof.

           "SCOPE CHANGE ORDER" means a written order to Contractor issued and signed by Owner (with the written concurrence of the Independent Engineer in the event that such concurrence is required under Section 12.2 hereof) after the execution and delivery of this Agreement authorizing a Scope Change and, if appropriate, an adjustment in one or more of the Contract Price, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Construction Progress Milestone Dates, the Project Schedule and the Performance Guarantees or any other amendment of the terms and conditions of this Agreement.

           "SCOPE CHANGE ORDER NOTICE" means a written notice to Owner issued by Contractor indicating that Contractor believes a Scope Change Order is required in connection with the performance of the Services.

           "SCOPE CHANGE ORDER REQUEST" means a written proposal issued and signed by Owner requesting a Scope Change, submitted to Contractor by Owner pursuant to the terms of Section 12.3 hereof.

           "SEC" shall have the meaning set forth in Section 19.1 hereof.

           "SERVICES" shall have the meaning set forth in Section 2.1 hereof.

           "SUBCONTRACTORS" shall have the meaning set forth in Section 3.1.3 hereof.

           "TAXES" shall have the meaning set forth in Section 2.1.17(a) hereof.

           "TERMINATION DATE" shall have the meaning set forth in Section 15.3(c) hereof.

           "TERMINATION PAYMENT" shall have the meaning set forth in Section 4.4 hereof.

           "THIRD-PARTY BENEFICIARIES" shall have the meaning set forth in
Section 25.11 hereof.

           "TITLE INSURER" means any and all title insurance companies writing title insurance with respect to any portion of the Facility Site, the Real Estate Rights, the Project or any interest therein.

           "TRANSMISSION INTERCONNECTION AGREEMENT" means the Generation Facility Transmission Interconnection Agreement, dated as of April 27, 1999, by and between Owner and the Transmitting Utility.

           "TRANSMITTING UTILITY" means Jersey Central Power and Light Company, d/b/a GPU Energy.

           "WARRANTY DATA SHEET" means the warranty data sheet attached as Appendix R hereto, which sets forth, among other things, (i) the Electrical Output Guarantee and Heat Rate Guarantee and (ii) certain Guaranteed Emission Limits, in each case applicable to the Facility.

           "WARRANTY PERIOD" means the period ending:

           (a) except as may be extended under clause (b) hereof, on the earlier of (i) the date that is [*] after the earlier to occur of Provisional Acceptance and Final Acceptance and (ii) the date on which the Facility has operated for [*] following the earlier to occur of Provisional Acceptance and Final Acceptance; and

           (b) in the case of any correction, addition, repair or replacement to any machinery, equipment, materials, systems, supplies or other items, including without limitation the engineering or design thereof, during any existing Warranty Period, but only with respect to such corrected, added, repaired or replaced machinery, equipment, materials, systems, supplies or other items, on the later of (i) the expiration date of the initial Warranty Period under clause (a) hereof and (ii) the date that is [*] after the date of such correction, addition, repair or replacement, PROVIDED that the date under this clause (b)(ii) shall in no event be later than [*] after the earlier to occur of Provisional Acceptance and Final Acceptance.

                                    ARTICLE 2
                   CONTRACTOR'S SERVICES AND OTHER OBLIGATIONS

           2.1 SERVICES TO BE PERFORMED. Contractor shall complete the Project by performing or causing to be performed all work and services required or appropriate in connection with the design, engineering, procurement, site preparation and clearing, civil works, construction, start-up, training, and testing of the Facility, and provide all materials and equipment (excluding operational spare parts), machinery, tools, construction fuels, chemicals and utilities, labor, transportation, administration and other services and items required to complete the Project, all on a lump sum, fixed price, turnkey basis and otherwise in accordance with this Agreement (the "SERVICES"). Certain details of the Services are described in this Article 2 and in Appendix A hereto. For the avoidance of doubt, the Parties hereby acknowledge and agree that the Services shall include the provision of all equipment, components, systems, materials, documentation and other services and items necessary or appropriate to complete the Project in conformity with and as reasonably inferred from the Project Design Book and the terms and conditions of this Agreement, notwithstanding the fact that each such necessary or appropriate service or item may not be expressly mentioned in the Project Design Book or this Agreement, and excluding only such items that are specifically set forth in Article 5 of this Agreement as being furnished by or on behalf of Owner. Without limiting the foregoing, Contractor shall provide the following Services:

                 2.1.1 ENGINEERING, DESIGN, CONSTRUCTION AND CONSTRUCTION MANAGEMENT.

                       2.1.1.1 ENGINEERING AND DESIGN. Contractor shall provide all engineering and design services necessary for completion of the Project in conformity with this Agreement, including but not limited to (a) preparation of (i) the Project Design Book which shall form the basis of the design of the Project, (ii) conceptual design, and (iii) engineering and design necessary to describe and detail the Project and to optimize the Project heat balance consistent with the Performance Guarantees, (b) provision of criteria for the detailed design by suppliers of equipment, materials and systems for incorporation into the Project, and (c) preparation of drawings, plans, bills of material, schedules and estimates. Contractor shall comply with the Electrical Interconnection Requirements and cooperate with the engineering efforts and otherwise accommodate the interface requirements of the Transmitting Utility, the Fuel Supplier, all federal, state and local agencies, and all utilities serving the Project; PROVIDED, HOWEVER, that in the event that such interface requirements would require Contractor to perform studies or other tasks that would not reasonably be expected to be required by Prudent Utility Practices and would be a material addition or change to the Services otherwise contemplated by this Agreement, Contractor shall not be required to perform such material additional work hereunder unless a Scope Change Order has been issued by Owner with respect thereto in accordance with Article 12 hereof.

                       Upon Owner's request, Contractor shall provide Owner (and, at Owner's request, the Independent Engineer, the Power Purchaser and the Transmitting Utility) with reasonable access to meetings between Contractor and its architects, engineers or Subcontractors regarding the construction of the Project (except in the event and only to the extent such meetings involve commercial, contractual or proprietary matters that do not substantially affect or relate to the performance of the Services hereunder). Contractor agrees to timely provide Owner (and, at Owner's request, the Independent Engineer, the Power Purchaser and the Transmitting Utility) with such documents and other information as are reasonably requested by Owner in order to enable Owner (and, if applicable, the Independent Engineer, the Power Purchaser and the Transmitting Utility) to review and evaluate the design of the Project. Without limitation to the foregoing, Contractor agrees to submit to Owner (and, at Owner's request, the Transmitting Utility) the design for the Electrical Interconnection Facilities (or any addition, modification or replacement thereto) in a timely manner in accordance with Section 2.1.8.1 hereof. Contractor shall review and be fully responsible for all engineering and design services even if Subcontractors are utilized by Contractor in connection with the engineering and design of portions of the Project.

                       2.1.1.2 CONSTRUCTION AND CONSTRUCTION MANAGEMENT. Contractor shall develop a project construction plan for, and oversee the construction of, the Project in accordance with Appendix A hereto and the other terms and provisions of this Agreement. Contractor shall inspect or cause to be inspected all materials and equipment to be incorporated in the Project and shall reject those items determined not to be in compliance with the requirements of this Agreement. Any item that is rejected by Contractor pursuant to the immediately preceding sentence shall be corrected (whether by repair, replacement or otherwise) so that it is in compliance with the requirements of this Agreement. Contractor also shall oversee the manner of incorporation of the materials and equipment in the Project and the workmanship with which such materials are incorporated and otherwise coordinate the construction of the Project. Contractor shall require the Subcontractors to perform the subcontracts in accordance with this Agreement and, in performing the duties incident to such responsibility, Contractor shall issue to the Subcontractors such directives and impose such restrictions as may be required in the construction of the Project to obtain compliance by the Subcontractors with the relevant terms of this Agreement. Contractor shall review and be fully responsible for all construction services of the Project, including, without limitation, all construction services provided by Subcontractors. Contractor shall establish and track Project management controls systems and provide construction management services.

                 2.1.2 DOCUMENTATION AND MANUALS. In accordance with and subject to the terms of Article 18 hereof, Contractor shall submit to Owner (and, at

Owner's request, the Independent Engineer) the specifications, data sheets, plans and drawings, and other information and documents required to be submitted to Owner pursuant to Appendix P hereto (together with the Project Design Book such documents are collectively referred to herein as the "DESIGN DOCUMENTS"). U.S. customary units shall be used as the primary system of units in all documents prepared by Contractor and its Subcontractors for the Project. In addition, Contractor shall provide the following:

                       2.1.2.1 INSTRUCTION MANUALS. Contractor will provide ten
(10) sets in English of Instruction Manuals supplied by the vendors for each equipment purchase package (including any equipment supplied directly by the Contractor) and for equipment furnished by construction Subcontractors (each, an "INSTRUCTION MANUAL"). Contractor shall provide all such Instruction Manuals relevant to the Project not later than six (6) months prior to the Guaranteed Provisional Acceptance Date. Each Instruction Manual shall be provided to Owner (with a copy to the Independent Engineer) in time for equipment installation and startup and shall be bound in a binder suitable for rough usage with equipment and purchase order or specification noted on the binder edge. Instruction Manuals with multiple volumes shall have each volume numbered. The Instruction Manuals shall include (a) Subcontractor-provided equipment operation instruction books/leaflets, (b) equipment maintenance instruction books/leaflets and (c) all vendor-provided installation, operation, and maintenance information. The Instruction Manuals shall be based on generally accepted standards of professional care, skill, diligence, and competence applicable to engineering and operating practices and shall be consistent with Prudent Utility Practices.

                       2.1.2.2 PROJECT PROCEDURES MANUAL. Prior to the date hereof, Contractor shall have prepared and attached in Appendix W hereto the Project Procedures Manual, which shall, by mutual agreement between Owner and Contractor (such agreement not to be unreasonably withheld or delayed), be revised in accordance with any comments relating thereto from Owner. Upon notice from Owner, Contractor shall deliver to Owner six (6) copies in English of the final Project Procedures Manual as so revised.

                       2.1.2.3 QUALITY ASSURANCE PLAN. Prior to the date hereof, Contractor shall have prepared and attached in Appendix K hereto the Quality Assurance Plan, which will be revised by mutual agreement between Owner and Contractor (which agreement shall not be unreasonably withheld or delayed) in accordance with any comments relating thereto received by Owner from the Independent Engineer, the Power Purchaser or the Transmitting Utility. Contractor shall adhere to the Quality Assurance Plan in order to ensure that the construction and engineering methods and standards required to be employed by Contractor hereunder are achieved.

                 2.1.3 PROCUREMENT. Contractor shall procure and pay for all materials, equipment and supplies and all Contractor and Subcontractor labor and manufacturing and related services (whether on or off the Facility Site) for construction of and incorporation into the Project which are required for completion of the Project in accordance with this Agreement and are not explicitly specified in Article 5 of this Agreement to be furnished by or on behalf of Owner. All such items shall be subject to the warranties and guarantees in Section 3.4 and Article 10 hereof.

                       2.1.3.1 SPARE PARTS LIST. At a time mutually agreeable to Owner and Contractor (such agreement not to be unreasonably withheld or delayed) prior to the scheduled date for Provisional Acceptance of the Facility, Contractor shall provide to Owner a recommended spare parts list and a price list covering all spare and replacement parts pertaining to the equipment specified in Appendix U hereto (including without limitation the combustion turbine generators, the steam turbine generator, and the auxiliary equipment associated with each of the foregoing). Contractor shall provide to Owner the applicable Subcontractor's recommended spare parts lists and price lists covering all other spare and replacement parts for the Facility not covered by the preceding sentence sufficiently in advance of Provisional Acceptance so as to allow Owner a reasonable period of time to evaluate such spare parts lists and to purchase and obtain such spare parts at the Facility Site prior to the date of Provisional Acceptance.

                       2.1.4 LABOR AND PERSONNEL. Contractor shall provide all labor and personnel required in connection with the Services, including without limitation: (a) licensed professional engineers, in the event and to the extent required by Applicable Law or otherwise necessary or appropriate in accordance with Prudent Utility Practices and the other standards of performance required herein, to perform engineering services in the State of New Jersey; (b) a Project engineer, a safety engineer and lead structural, mechanical, electrical, instrumentation and control, civil, cost, schedule, procurement, construction, start-up and training supervisors, all of whom shall have had extensive power plant experience in facilities of similar technology and magnitude; (c) a Project manager or other representative who shall be fully acquainted with the Project and shall have the authority to administer this Agreement on behalf of Contractor; and (d) quality assurance personnel, all of whom shall report directly (but not necessarily immediately) to Contractor's senior management, and not to the management personnel of Contractor directly responsible for the Project. Upon Owner's request, Contractor shall provide Owner with the resumes of, and arrange for the interview by Owner of, any or all key personnel employed in connection with the Project, and Owner will have the right to approve those individuals who will hold any of the positions set forth in Appendix Q hereto, which approval shall not be unreasonably withheld or delayed. Contractor shall not remove any Project personnel that hold any of the positions set forth in Appendix Q hereto without the prior consent of Owner, which consent shall not be unreasonably withheld or delayed. Owner shall have the right at all times to require for just cause, as reasonably determined by Owner, that any personnel performing any work in connection with the Project (whether or not previously approved by Owner) be removed and replaced by other qualified personnel acceptable to Owner.

                 2.1.5 PERMITTING. (a) Contractor hereby acknowledges and agrees that Appendix F hereto lists all Building Permits that may be necessary for performance of the Services and, to the best of its knowledge, Appendix F hereto also lists all other Applicable Permits necessary for performance of the Services that Owner is required to obtain hereunder. Contractor shall obtain and maintain in effect all Building Permits, including without limitation those Permits designated in Appendix F hereto as Contractor's responsibility. If Contractor at any time becomes aware of any Building Permit or other Applicable Permit that is not listed on Appendix F hereto, Contractor shall immediately give notice thereof to Owner; PROVIDED, HOWEVER, that the giving of any such notice shall not in any way derogate from Contractor's obligation hereunder to obtain and maintain in effect all Building Permits, whether or not such Building Permits are listed on Appendix F hereto.

               (b) Contractor shall provide engineering and other permitting support services as set forth in Appendix A hereto for the permitting effort of Owner with respect to, and shall cooperate with Owner and any environmental or permitting consultants hired by Owner in Owner's efforts to obtain, those Applicable Permits required to be obtained by Owner hereunder.

               2.1.6 INSPECTION AND EXPEDITING. Contractor shall perform all inspection, expediting, quality surveillance and traffic services as are required for performance of the Services. Contractor shall perform such detailed inspection of all work in progress at intervals appropriate to the stage of construction or fabrication off the Facility Site as is necessary to ensure that such work is proceeding in accordance with this Agreement and the Design Documents and to reasonably protect Owner against defects and deficiencies in such work. On the basis of such inspections, Contractor shall keep Owner informed of the progress and quality of all work and shall provide Owner with written reports of deficiencies revealed through such inspections and of measures proposed by Contractor to remedy such deficiencies. Owner (and, commencing with the Financial Closing Date, the Independent Engineer) shall be given at least five (5) days' advance notice (or, if despite Contractor's use of reasonable efforts only a shorter period of advance notice is available under the circumstances, as much advance notice as is so available) of, and shall have the option of being present at, all inspections and witness points off the Facility Site as specified in the Quality Assurance Plan, and, in the event that the progress and quality of the work is not proceeding in accordance with this Agreement and the Design Documents, shall be entitled to make recommendations to Contractor for the purpose of remedying such deficiencies. In the event that Owner (or the Independent Engineer, if applicable) fails to be present for such inspection or witness point on the date scheduled therefor, Contractor may proceed with such inspection or witness point in Owner's (or the Independent Engineer's) absence. No inspection performed or failed to be performed by Owner (or the Independent Engineer) hereunder shall be construed as a waiver of any of Contractor's obligations hereunder or be construed as an approval or acceptance of any of the Services. In addition, Contractor shall secure for Owner and the Independent Engineer the inspection rights set forth in
Section 2.1.13 hereof.

                       2.1.6.1 TRANSPORTATION. Contractor shall be responsible for the transportation, shipping, receiving and marshaling of all materials, supplies, equipment and other items required for the Project (including, without limitation, materials, supplies, equipment and other items required for construction activities, but excluding all materials, supplies, equipment and other items that Owner is required to furnish hereunder), whether such items are sourced in or outside of the United States. Contractor shall arrange for the security of any such items while in transport or in storage off or on the Facility Site.

                 2.1.7 STORAGE, DISPOSAL AND RELATED MATTERS. Contractor shall warehouse or otherwise provide appropriate storage (in accordance with manufacturers' recommendations) for all materials, supplies, equipment and other items required for permanent and temporary construction, and shall provide for the procurement or disposal of, as appropriate, all soil, gravel and similar materials required for performance of the Services, PROVIDED that Contractor shall only be responsible for excavating, stockpiling, storing, handling, transporting, remediating or disposing of any Hazardous Material in the event and only to the extent that such Hazardous Material:

        (a) was brought to the Facility Site by a Contractor Responsible Party;

        (b) was created as a result of, or in connection with, the performance by any Contractor Responsible Party of the Services;

        (c) is specifically identified in and covered by the Baseline Environmental Site Assessment and either:

            (1) is not specifically identified in and covered by the Approved
                Remediation Plan; or

            (2) is specifically identified in and covered by the Approved
                Remediation Plan, has been remediated by Owner in accordance with the terms thereof and is subsequently disturbed by any Contractor Responsible Party's performance hereunder in such a manner that Applicable Laws, Applicable Permits or the standard of performance hereunder requires such Hazardous Material to be so excavated, handled, transported, remediated or disposed of;

        (d) is specifically identified in and covered by any additional environmental site assessment which Owner elects to deliver to Contractor prior to the Commencement Date pursuant to Section 20.3 hereof and either:

            (1) Contractor does not elect to refuse to accept responsibility for handling such Hazardous Material pursuant to clause (ii) of
                Section 20.3; or

            (2) Contractor elects to refuse to accept responsibility for the handling thereof pursuant to clause (ii) of said Section 20.3, it is excavated, handled, transported remediated and/or disposed of by Owner in accordance with Section 20.3 hereof and is subsequently disturbed by any Contractor Responsible Party's performance hereunder in such a manner that Applicable Laws, Applicable Permits or the standards of performance hereunder requires such Hazardous Material to be so excavated, handled, transported, remediated or disposed of; or

        (e) is covered by any Scope Change Order entered into by Contractor and Owner pursuant to Section 12.12 or 20.3 hereof.

All materials, supplies, equipment and other items which are stored shall be (i) stored in a manner consistent with the applicable manufacturer's or supplier's recommendations and practices with respect thereto and (ii) properly tagged and identified for the Project and segregated from other goods. Contractor shall notify Owner in the event that it intends to store any materials, supplies, equipment and other items in or near the town of Sayreville, New Jersey, and any such supplies, equipment and other items shall be stored only at locations that have been approved by Owner, such approval not to be unreasonably withheld or delayed. Contractor shall notify Owner of the location where it stores any other major piece of equipment, but such location shall not require the approval of Owner. All equipment which would reasonably be expected under Prudent Utility Practices and the standards of performance required hereunder to be permanently labeled shall be labeled with permanently affixed durable nameplates which will include the manufacturer's name, equipment model number, equipment serial number, equipment tag number and all appropriate design parameters.

                2.1.8 ELECTRICAL INTERCONNECTION FACILITIES, AND OTHER INTERCONNECTIONS.

                       2.1.8.1 ELECTRICAL INTERCONNECTION FACILITIES.
(a) Contractor shall design, construct and install the Electrical Interconnection Facilities (including, without limitation, the Electric Metering Equipment, automatic regulation equipment, Protective Apparatus and control system equipment) in accordance with the Electrical Interconnection Requirements and the other terms and conditions hereof. Contractor shall provide to Owner (and, at Owner's request, the Transmitting Utility), in detail satisfactory to Owner (and, if applicable, the Transmitting Utility), for prior review and acceptance (which shall not be unreasonably withheld or delayed) all plans and specifications relating to the design, construction and installation of the Electrical Interconnection Facilities (and any additions, modifications or replacements thereto), including without limitation single-line diagrams and control and protective relay schemes, not later than twelve (12) months prior to the commencement of construction of such Electrical Interconnection Facilities or such other reasonable time as Owner, Contractor and the Transmitting Utility may agree upon. Owner shall use reasonable efforts to cause the Transmitting Utility to provide written notification of its comments on and, if applicable, its acceptance or rejection of) such plans and specifications within sixty (60) days (or if a shorter period of time is reasonably necessary to maintain compliance with the Project Schedule, such shorter period of time as is reasonable under the circumstances) after Owner's receipt of such plans and specifications. Contractor shall not commence the construction and installation of the Electrical Interconnection Facilities without having received the prior written approval of the Owner (and, if required by the Electrical Interconnection Requirements or otherwise requested by Owner, the Transmitting Utility); PROVIDED, HOWEVER, that in the event that Owner (or, if applicable, the Transmitting Utility) were to unreasonably withhold or delay such approval, and the Contractor were to be materially adversely affected in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such effect, the provisions of Section 5.9 hereof shall apply. Contractor shall review with Owner and, at Owner's request, the Transmitting Utility, the design and construction schedule for the Electrical Interconnection Facilities, and shall coordinate the performance of such Services with the work to be performed by the Transmitting Utility on its side of the Electrical Interconnection Point in order to enable the Electrical Interconnection Facilities to be completed and interconnected with the Transmitting Utility's transmission system in accordance with the time frames (including without limitation Section 5.8 hereof) and performance standards as set forth herein.

                       (b) Contractor shall also be responsible forarranging for the Transmitting Utility to make its temporary construction power distribution line available at the Power Plant Site within such period of time after the date specified for site mobilization in the Notice to Proceed as is necessary for the performance of the Services hereunder.

                       2.1.8.2 OTHER INTERCONNECTIONS. (a) Contractor shall review with Owner and each of the Fuel Supplier and any other Person providing other permanent utility or similar service interconnections to the Facility (including, without limitation, the interconnections with the Gas Pipeline, the Duhernal Pipeline, South River Reservoir, MCUA sewer system, and the municipal potable water pipeline), the design and construction schedule for the interconnection facilities between the Facility and the systems of such third parties, and shall coordinate the performance of the Services with such other work performed by such third parties in order to enable Contractor's construction of the Facility and such third parties' construction of such other facilities to be completed in accordance with the time frames and performance standards as set forth herein.

                       (b) Contractor shall also be responsible for arranging for the construction-period water supply facilities specified in Appendix A hereto (or such other facilities as are reasonably satisfactory to Owner and Contractor) being available at or inside the boundary of the Power Plant Site within such period of time after the date specified for site mobilization in the Notice to Proceed as is necessary for the performance of the Services hereunder.

                2.1.9 PERFORMANCE TESTING. Contractor shall perform, and re-perform if necessary, the Performance Tests in accordance with the provisions of Section 6.2 hereof in order to demonstrate achievement of Provisional Acceptance (unless the Contractor proceeds directly to Final Acceptance without first achieving Provisional Acceptance) and Final Acceptance and the level of achievement of the Performance Guarantees relating thereto.

                2.1.10 START-UP AND INITIAL OPERATION. The Services shall include the start-up, commissioning and initial testing of components, calibration of controls and equipment, initial operation of the Facility and each portion thereof, function and verification tests, and all other start-up and initial operation functions pertaining to the Project. At all times during the performance of the Services, Contractor shall use all reasonable efforts to minimize (consistent with Prudent Utility Practices and the terms of this Agreement) the use of fuels, feed materials, utilities, consumables, waste disposal services, electricity, water and chemicals.

               2.1.11 UTILITIES, CHEMICALS AND SPARE PARTS. Contractor shall provide, at its expense (unless otherwise specified in this Section 2.1.11):

        (a) all construction and start-up spare parts,

        (b) all lubrication oil and grease required prior to the Risk Transfer Date,

        (c) all waste disposal services (including, without limitation, for waste water and waste chemicals from boiler cleaning) required in connection with the performance of the Services, PROVIDED that Contractor shall not be required to provide and pay for such waste disposal services with respect to Facility operations after the Risk Transfer Date or with respect to any Hazardous Materials on the Facility Site other than any Hazardous Materials that Contractor is responsible for responding to and handling as set forth in Sections 2.1.7, 2.1.15 and 12.12 hereof,

        (d) all chemicals and resins, including, without limitation, all chemicals required to treat water as required for testing, start-up or other operation of the Facility prior to the Risk Transfer Date,

        (e) all electricity required in connection with its performance of the Services, PROVIDED that during the period from interconnection of the Electrical Interconnection Facilities to the Transmitting Utility's transmission system until completion of initial synchronization of the steam turbine generator, Contractor shall only be required to pay for (or if Owner shall have already made such payment, to promptly reimburse Owner for) all electricity used during such period in excess of [*], and PROVIDED FURTHER that this clause (e) shall not relieve
     Owner of its obligations under Section 5.8 hereof to arrange for the Transmitting Utility's provision of such interconnection facilities as are necessary to allow for the Electrical Interconnection Facilities to be interconnected with the Transmitting Utility's transmission system at the Electrical Interconnection Point at the time specified therein, and

        (f) all other consumables and utilities (including without limitation sewage),

and all provisions necessary for the delivery of all such items to the Facility Site, in each case as required to enable Contractor to perform the Services. Contractor shall not be required to pay for (i) raw water, (ii) operational spare parts, (iii) Gas required for start-up, testing or operation of the Facility, or (iv) any re-fills of lubrication oil, grease or resins or any waste disposal services, chemicals, electricity, consumables and other utilities required for operation of the Facility following the Risk Transfer Date.

                       2.1.12 PERSONNEL TRAINING.Commencing six (6) months prior to the scheduled date for Provisional Acceptance of the Facility, Contractor shall provide on-site classroom training for Owner's (and, if requested by Owner, its designee's) personnel in the operation and maintenance of the Facility including, without limitation, safety training, all as more fully described in Appendix A hereto. Contractor shall provide on-the-job training during the start-up, testing and commissioning of the Facility. Such training shall be provided in its entirety in English and shall be designed to offer basic instruction and training to reasonably qualified (as determined by Owner) power plant personnel and shall be of such quality so as to provide such personnel with a comprehensive understanding of all operational and maintenance aspects of the Facility and shall include instruction related to the major components of the Facility, including without limitation the following: the gas turbine generators, heat recovery steam generators, steam turbine generator, make-up water and water treatment facilities, air treatment facilities, plant controls, cooling tower and distributed controls. Contractor will provide a minimum of thirty (30) copies in English of appropriate manuals and other written materials as part of the training program. In addition, Contractor's training of Owner's personnel shall include coordination of any Subcontractor training sessions in a manner sufficient to provide such personnel with an adequate understanding of the operation and maintenance aspects of each dimension of the Facility as an integrated whole, all as more fully described in Appendix A hereto.

                       2.1.13 FACILITY SITE ACCESS AND OWNER'S ACCOMMODATIONS. Contractor shall provide Owner (and, at Owner's request, its designees, the Independent Engineer and the Transmitting Utility) with access to the Facility Site at all times and shall arrange for reasonable access by Owner (and such other Persons, if applicable) to those areas of the engineering, manufacturing and fabricating premises of all facilities of Contractor or its Subcontractors (in the event and only to the extent such Subcontractor so agrees, which agreement Contractor shall use all reasonable efforts to obtain) where work is being performed in connection with the Project, in each case as is sufficient to permit Owner (and such other Persons, if applicable) to inspect work being performed and monitor compliance by Contractor and the Subcontractors with the terms hereof. In connection therewith, Owner (and such other Persons, if applicable) shall comply with applicable site visitation policies and shall not unreasonably interfere with progress of the work. Contractor shall make available to Owner as part of the Contract Price one (1) furnished office trailer (with temporary utilities) for up to ten (10) people at the Facility Site and furnished office space (with utilities) for up to five (5) people at or near the home office of Contractor for the use by personnel of Owner (or such other Persons, if applicable).

                       2.1.14 REAL ESTATE RIGHTS. (a) Contractor has reviewed the Real Estate Rights set forth on Appendix G hereto and hereby acknowledges and agrees that it does not need any additional Real Estate Rights in order to perform the Services (PROVIDED, HOWEVER, that such acknowledgment and agreement by Contractor shall not be construed to extend to the status of title to or the existence of liens or other similar encumbrances against such Real Estate Rights). Contractor shall provide all necessary information and documents and use all reasonable efforts to assist Owner in obtaining all Real Estate Rights required to be obtained by Owner hereunder. If Contractor at any time becomes aware of any Real Estate Right that it requires which is not listed in Appendix G hereto, Contractor shall immediately give notice thereof to Owner.

                       (b) If at any time after the date hereof, performance of the Services hereunder requires any Real Estate Right not listed on Appendix G hereto (as such Appendix G may be modified pursuant to any Scope Change Order issued hereunder), Contractor shall be responsible for obtaining such Real Estate Right at its own expense; PROVIDED, HOWEVER, that, without limiting the foregoing, Owner shall apply at Contractor's cost and expense for such Real Estate Right with the Person from whom such Real Estate Right is to be secured if such Real Estate Right is of the type customarily obtained by an owner of a project.

                       2.1.15 CLEAN-UP AND WASTE DISPOSAL. Contractor shall perform a site clean-up regularly and as necessary (PROVIDED, HOWEVER, that Owner may in its reasonable discretion request that Contractor perform such site clean-up on at least a daily basis and Contractor shall not be entitled to a Change Order in exchange for complying with such a request) in order to keep the Power Plant Site and such other portions of the Facility Site on which Contractor performs services hereunder clean, and shall otherwise keep such site free from accumulation of petroleum, waste materials (including, without limitation, waste water and waste chemicals from any chemical cleaning, and any waste Hazardous Materials that were brought to the Facility Site by any Contractor Responsible Party or were created as a result of, or in connection with, the performance by any Contractor Responsible Party of the Services), rubbish and other debris resulting from the performance of the Services. On or before Project Completion, Contractor shall remove from the Facility Site and dispose of all petroleum, waste materials (including, without limitation, waste water and waste chemicals from any chemical cleaning, and any waste Hazardous Materials that were brought to the Facility Site by any Contractor Responsible Party or were created as a result of, or in connection with, the performance by any Contractor Responsible Party of the Services), rubbish and other debris resulting from the performance of the Services, as well as all tools, construction equipment, machinery and surplus material to which Owner does not hold title, and shall leave the Power Plant Site and such other portions of the Facility Site on which Contractor performed Services hereunder in a neat, clean and usable condition. All cleanup and disposal shall be conducted in accordance with all Applicable Laws and Applicable Permits. Contractor shall notify Owner immediately upon the discovery of the presence of any Hazardous Material on, or the release of Hazardous Material on or from, the Facility Site, and shall proceed in accordance with Sections 2.1.7 and 12.12 hereof in connection therewith.

                       2.1.16 PROJECT SCHEDULE AND PROGRESS REPORTS. No later than thirty (30) days after the Commencement Date, Contractor shall submit to Owner (and, upon Owner's request, the Independent Engineer) a detailed electronic construction schedule that indicates, in a manner consistent with the overall construction schedule set forth in Appendix C hereto on the date hereof, the proposed dates for completion of the individual features of the Services set forth in Appendix C hereto (as such construction schedule may be adjusted pursuant to Article 12 hereof or in connection with changes to the Payment and Milestone Schedule that may be agreed upon pursuant to Section 4.3.2 hereof, the "PROJECT SCHEDULE"), and shall keep and furnish to Owner and the Independent Engineer, in accordance with the Project Procedures Manual, updated schedules of the Services and Monthly Progress Reports of actual progress of the Services. Contractor shall provide five (5) hard copies, and one (1) electronic copy for each of Owner and the Independent Engineer, of such Monthly Progress Reports in a format to be mutually and reasonably agreed upon by Contractor and Owner. Contractor shall be responsible for ensuring that performance of the Services proceeds in general accordance with the Project Schedule (as updated from time to time) and for coordinating and incorporating the schedules of all Subcontractors into the aforementioned schedules and progress reports. In addition, as soon as it is practicable but in no event later than sixty (60) days after the Commencement Date, Contractor shall provide Owner and the Independent Engineer with a critical path method schedule (the "CPM SCHEDULE") for the Project including activity durations for each major component of the Services. The CPM Schedule shall be updated on a monthly basis as the Services progress and shall include delay and acceleration analyses where appropriate.

                       2.1.17 TAXES; CUSTOMS DUTIES.

                       (a) Contractor (and/or its Subcontractors, as the case may be) shall be responsible for the administration and payment of (i) all taxes, fees and contributions on or measured by the income, gross receipts or assets of Contractor or its Subcontractors and all taxes, fees and contributions on or measured by employees or other labor costs of Contractor or its Subcontractors, including without limitation all payroll or employment compensation tax, social security tax or similar taxes for Contractor's or its Subcontractor's employees (collectively, the "CONTRACTOR TAXES"), (ii) unless otherwise instructed by Owner that it is contesting such taxes, all excise duty, license, municipal and other similar taxes, fees and contributions imposed by the federal or any state government of the United States of America or any of their respective political subdivisions upon the sale, purchase or use by Contractor or its Subcontractors of materials, supplies, equipment, services or labor for the Project (collectively, the "PROJECT TAXES", and together with the Contractor Taxes, the "TAXES"), and (iii) any and all import, export and other customs duties, charges, levies and fees imposed or incurred in connection with the Project, including without limitation in connection with all materials, supplies, equipment and other items transported to the Facility Site for incorporation into the Project or for use in performance of the Services (collectively, the "PROJECT DUTIES").

                       (b) At Contractor's request, Owner shall provide Contractor all information and documents within Owner's control and possession that are not reasonably available to Contractor and are reasonably necessary to enable Contractor to administer and pay the Taxes and Project Duties. Contractor shall furnish to the appropriate taxing authorities all required information and reports in connection with the Taxes, and shall promptly furnish copies of all such information and reports relating to Project Taxes to Owner. In addition, Contractor shall, to the extent reasonably possible, obtain or take advantage of, for the benefit of Owner, such tax exemptions, rebates and credits that Owner has notified Contractor are available with respect to the Facility and, upon Owner's request, provide breakdowns of the Contract Price by cost components as may be reasonably required in connection with Owner's efforts to obtain tax-exempt financing. All subcontracts and purchase orders shall be written exclusive of any sales or use tax, or, if not so written, shall include the amount of such tax as a separate line item on the face of such subcontracts and purchase orders along with adequate supporting documentation.

                       (c) The Contract Price includes all Contractor Taxes.Notwithstanding Contractor's responsibility for the administration and payment of Project Taxes andProject Duties as provided herein, the Contract Price does not include the Project Taxes or the Project Duties. Project Taxes and Project Duties are for the account of Owner, and Owner agrees to either pay the Project Taxes and the Project Duties directly to the appropriate governmental authorities or to reimburse Contractor outside of the Contract Price (with respect to Project Taxes or Project Duties paid by Contractor directly to the appropriate governmental authorities), in either case within thirty (30) days after receipt of Contractor's monthly payment request for such Project Taxes and Project Duties and appropriate supporting documentation. In the event Contractor desires that Owner pay any Project Taxes or Project Duties directly to the appropriate governmental authorities (rather than Contractor making such payment to the appropriate governmental authorities and being reimbursed by Owner as set forth herein), Contractor must submit to Owner the applicable payment request and supporting documentation at least thirty (30) days prior to the date on which such Project Taxes and Project Duties are due and payable without any late payment charges or interest accruals. All information and supporting documentation relating to Project Taxes and Project Duties shall be made available by Contractor for inspection and/or audit by Owner at any reasonable time.

                       (d) Contractor shall use all reasonable efforts to efficiently manage its provision of the Services and other work hereunder (including without limitation the sourcing and procurement of equipment) so as to minimize Project costs on a total cost basis (including not only Contractor's cost of providing the Services but also Owner's cost of paying or reimbursing Project Taxes and Project Duties). Contractor will use its reasonable prudence and diligence in the administration of Taxes and Project Duties, and Contractor shall confirm with Owner in advance any discretionary action, election or omission permitted in connection with the Project Taxes.

                       2.1.18 EMPLOYEE IDENTIFICATION; SECURITY. Contractor shall provide and utilize a method, consistent with Prudent Utility Practices and approved by Owner (which approval shall not be unreasonably withheld or delayed), of checking the employees of Contractor and the Subcontractors in and out of the Power Plant Site and such other areas of the Facility Site in which the Services are to be performed. All employees of Contractor and the Subcontractors at the Facility Site shall be identified by the use of a distinctive badge or other proper identification. Contractor shall cause each such employee to carry such identification so that it can be readily seen at all times. Contractor shall be fully responsible for the security of the Project, the Power Plant Site and such other areas of the Facility Site on which the Services are to be performed.

                       2.1.19 ADJOINING UTILITIES. Contractor shall do all things necessary or expedient to protect any and all parallel, converging and intersecting electric lines and poles, telephone lines and poles, highways, roads, bridges, waterways, railroads, sewer lines, natural gas pipelines, drainage ditches, culverts and any and all third-party property from damage as a result of its performance of the Services. In the event that any such property is so physically damaged or destroyed as a result of the performance by any Contractor Responsible Party of the Services and either Contractor or Owner is required (or in its reasonable discretion elects) to repair or replace such damaged property, then Contractor shall at its own expense promptly rebuild, restore or replace such damaged or destroyed property or promptly reach a settlement agreement with the applicable third party(ies) in full satisfaction of any claims or demands of such third party(ies) in connection with any such damage or destruction.

                       2.1.20 PROTECTION OF PROPERTY. (a) Contractor shall provide, and shall ensure that each Subcontractor provides, proper and ample protection from damage or loss (including, without limitation, theft) to the Project, the Facility Site, materials, construction equipment and tools (whether on or off the Facility Site) during its performance of the Services.

                       (b) Where ingress and egress to and from the Facility Site requires the traverse of public or private lands, Contractor shall limit the movement of its crews and equipment and of all Subcontractors so as to cause as little damage as possible to crops or other property and shall use all reasonable efforts to avoid marring such lands. All fences and walls which must be opened or moved during construction of the Facility shall be replaced or repaired by Contractor. Contractor shall not be reimbursed by Owner for costs associated with loss of or damage to crops, livestock or other property, whether on or off the Facility Site or rights of way thereto, caused by or arising in connection with the performance of the Services by Contractor or any Subcontractor hereunder.

                       2.1.21 ROYALTIES AND LICENSE FEES. Contractor shall pay all royalties and license fees and shall procure, as required, the appropriate proprietary rights, licenses, agreements and permissions for materials, equipment, methods, processes and systems incorporated into the Project or used in performing the Services. Contractor shall not incorporate into the Project any materials, equipment, methods, processes or systems which involve the use of any confidential information, intellectual property or proprietary rights which Owner does not have the right to use or which may result in legitimate claims or suits against Owner or Contractor arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other proprietary or intellectual property rights, or applications for any such rights, or use of confidential information, in any such case with respect to the performance of the Services hereunder or otherwise relating to the engineering, procurement, construction, ownership, use, operation or maintenance of the Facility at the Facility Site; PROVIDED, HOWEVER, this Section 2.1.21 shall not in any way limit or otherwise affect Contractor's obligations under Section 13.3 hereof.

                       2.1.22 FINAL RELEASES AND WAIVERS.

                              2.1.22.1 FINAL RELEASES AND WAIVERS. On or
before (a) the payment of Retainage (or the release of the Letter of Credit deposited in lieu of Retainage hereunder, if applicable) pursuant to Section
4.2.4 hereof, Contractor shall provide to

Owner releases and waivers in accordance with Section 2.1.22.3 hereof (which releases and waivers may be conditioned upon Contractor's receipt of such payment from Owner hereunder).

                              2.1.22.2 FAILURE OF SUBCONTRACTORS TO FURNISH
FINAL WAIVERS. If any Subcontractor fails to furnish a final release and waiver required pursuant to Section 4.6 hereof, in lieu thereof Contractor shall furnish a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from such claims, liens or other interests of such Subcontractor.

                              2.1.22.3 FORMS OF FINAL WAIVERS. The forms of
required final releases and waivers for Contractor and the Subcontractors are set forth in Appendices I-1 and I-3 hereto, respectively.

                              2.1.23 LABOR RELATIONS AND PROJECT LABOR
AGREEMENTS. Contractor shall be responsible for all labor relations matters relating to the Project and shall at all times use all reasonable efforts to maintain harmony among the unions (if any) and other personnel employed in connection with the Project. Contractor shall at all times use all reasonable efforts and judgment as a skilled and experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes and strikes. Without limiting the foregoing, Contractor shall procure one or more project labor agreements (containing "no strike clauses" reasonably satisfactory to Owner) covering all union personnel employed by Contractor or any Subcontractor at the Facility Site in connection with the Project at the earliest possible date, but in no event later than one (1) month prior to the scheduled Commencement Date hereunder, and shall keep such agreements in full force and effect at all times while such personnel are so employed.

                              2.1.24 FURTHER ASSURANCES. Contractor shall
execute and deliver all further instruments and documents, and take all further action, including but not limited to providing reasonable assistance to Owner in filing a notice of completion with the appropriate state and local lien recording offices, that may be necessary or that Owner may reasonably request in order to enable Contractor to complete performance of the Services or to effectuate the purposes or requirements of this Agreement.

                              2.1.25 COORDINATION WITH OTHER CONTRACTORS.
Contractor shall use all reasonable efforts not to interfere with the performance at the Facility Site of any other contractors designated by Owner and shall provide any such contractors a reasonable opportunity to introduce and store materials and perform their services at the Facility

Site. Contractor shall use all reasonable efforts to cooperate with Owner and any such other contractors to coordinate the performance of Contractor's Services hereunder with the work of such other contractors, PROVIDED that Contractor shall not be required pursuant to this sentence to take any actions that would reasonably be expected to materially interfere with Contractor's ability to perform the Services in a manner consistent with Contractor's rights and obligations under this Agreement. Owner, upon the request by Contractor, shall use all reasonable efforts to cause any such other contractors working for Owner on the Facility Site to cooperate with Contractor to coordinate the performance of their work with the performance by Contractor of the Services hereunder.

                              2.1.26 GUARANTY. Simultaneously with the
execution of this Agreement, Contractor shall cause [*] to guarantee irrevocably and unconditionally the performance and payment of all of Contractor's obligations hereunder by executing and delivering to Owner a guaranty substantially in the form set forth in Appendix L hereto (the "EPC GUARANTY").

                2.2 COMMENCEMENT OF THE SERVICES. Except for such Services the performance of which commence prior thereto pursuant to Sections 2.2.1 and 2.2.2 hereof, Contractor shall commence performance of the Services on the date which Owner specifies (the "COMMENCEMENT DATE") in a written notice delivered to Contractor in the form set forth in Appendix J-2 hereto (the "NOTICE TO PROCEED"); PROVIDED, HOWEVER, that the Commencement Date shall not occur more than fifteen (15) days following the date of issuance of the Notice to Proceed; PROVIDED, FURTHER, that the Commencement Date shall not occur unless and until
(a) either (i) the Financial Closing Date shall have occurred or (ii) the AES Pre-Financial Closing Guaranty shall have been issued and is effective, (b) Owner shall have delivered to Contractor an Approved Remediation Plan, and (c) Owner (i) has performed any material obligations set forth in Sections 5.1, 5.2,
5.3 and 5.10, the nonperformance of which would prevent Contractor from commencing performance of the Services, and (ii) has paid any payments due and owing to Contractor as of such date under this Agreement. In the event that the Commencement Date does not occur on or prior to March 31, 2000, then (1) the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, any other calendar dates set forth in this Agreement that may be affected thereby, shall each be extended by one (1) day for each day following such date before the Commencement Date occurs, and (2) there shall be an adjustment to the Contract Price and the Scheduled Payments in accordance with Note 4 of Appendix B as a result of any such delay. In the event that the Commencement Date does not occur on or prior to April 30, 2000, then an equitable adjustment in one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress

Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected by such additional delay, shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof. In the event that the Commencement Date does not occur on or prior to September 30, 2000, then until such time as the Commencement Date occurs, either Party shall have the right to terminate this Agreement upon written notice to the other Party, in which event this Agreement shall terminate without any liability of either Party to the other, except that Owner shall be required to pay Contractor (to the extent not previously paid) any amounts due and owing to Contractor pursuant to
Section 2.2.1 or 2.2.2 hereof.

                2.2.1 LIMITED NOTICE TO PROCEED. (a) Prior to the Commencement Date, Contractor shall perform those portions of the Services specified in the Limited Notice to Proceed Agreement and the letter amendments thereto, which are set forth in Appendix J-1 hereto (the "LIMITED NOTICE TO PROCEED"), pursuant to the terms and conditions set forth therein. Payment for Services rendered pursuant to this Section 2.2.1 shall be guaranteed to be paid in accordance with the terms and conditions of the Limited Notice to Proceed by the AES Pre-Financial Closing Guaranty as set forth in Section 5.12 hereof until the Financial Closing Date occurs.

                (b) Contractor will be paid monthly in arrears in accordance with the terms of the Limited Notice to Proceed for the pre-Commencement Date Services actually performed under the Limited Notice to Proceed. In addition, upon the occurrence of the Commencement Date, Owner shall withhold from the first Scheduled Payment to be made to Contractor on or after the Commencement Date under Section 4.2.2 hereof, as Retainage, an amount equal to [*] of all payments theretofor made to Contractor under the Limited Notice to Proceed, which Retainage shall be in addition to the [*] of such Scheduled Payment to be withheld from such payment as Retainage pursuant to Section 4.2.4 hereof.

                2.2.2 PRE-COMMENCEMENT DATE TERMINATION OR SUSPENSION. (a) Notwithstanding any provision in this Agreement to the contrary, if this Agreement were to be terminated by Owner pursuant to Section 15.1 or 15.2 hereof prior to the occurrence of the Commencement Date, the total cancellation costs that Owner shall be responsible for hereunder in connection with the Services undertaken by Contractor, if any, shall be equal to the cancellation charges that are specified to be due and payable pursuant to (and subject to the limits set forth in) the terms and conditions of the Limited Notice to Proceed; PROVIDED, HOWEVER, that costs incurred by Contractor in connection with items procured by Contractor shall not be included in such cancellation charges until Contractor shall have delivered to Owner (or to Owner's designee, which may be any other AES affiliate or any third party purchaser, provided that such assignment is consistent with the provisions of Article 17 hereof) all documents necessary to transfer all of Contractor's right, title and interest and to such items to Owner (or such designee) and, with respect to such items which Contractor has received possession of, Contractor shall have delivered such items to Owner (or such designee), in each case free and clear of all liens and encumbrances made by, through or under Contractor or any Subcontractor (subject to Owner's payment of the cancellation charges due under the Limited Notice to Proceed). Contractor shall use all reasonable efforts to minimize any cancellation charges under this
Section 2.2.2.

                (b) Except as set forth in Section 2.2.2(a) hereof, Owner shall have no other payment or reimbursement obligation to Contractor with respect to Contractor's performance of Services prior to the Commencement Date hereunder, and Contractor hereby acknowledges and agrees that all costs and expenses incurred by Contractor (other than those covered by Section 2.2.2(a) hereof) in performing Services hereunder prior to the Commencement Date will be at its own risk and expense and that it hereby waives any and all rights to require any payment therefor from Owner, whether arising hereunder, at law or in equity, except as expressly set forth in Section 2.2.2(a) hereof.

        2.3 PERFORMANCE.

                 2.3.1 STANDARD OF PERFORMANCE. Without limiting any other provision of this Agreement, (a) Contractor shall perform the Services in accordance with Prudent Utility Practices, generally accepted standards of professional care, skill, diligence and competence applicable to engineering, construction and project management practices, all Applicable Laws, all Applicable Permits, the Real Estate Rights, the Quality Assurance Plan, the Electrical Interconnection Requirements, the Environmental Requirements set forth in Appendix S hereto, the safety precautions set forth in Section 2.5 hereof and all of the requirements necessary to maintain the warranties granted by the Subcontractors pursuant to Section 3.4 hereof, and (b) the Project shall be constructed and erected (i) in a good workmanlike manner, (ii) using Prudent Utility Practices for use by a skilled and experienced contractor in connection with power stations of the same or similar size and type as the Facility, and
(iii) in specific conformity with the Design Documents, including without limitation Appendix A hereto, and the other requirements of this Agreement (including without limitation Section 10.1 hereof). All engineering work requiring certification under Applicable Law shall be certified by professional engineers licensed and properly qualified to perform such engineering services in all appropriate jurisdictions, which engineers and their qualifications shall be subject to the review and approval procedures set forth in Section 2.1.4 hereof.

                 2.3.2. TIMELINESS OF PERFORMANCE. Contractor shall perform the Services in accordance with the Project Schedule and shall cause (a) each Construction Progress Milestone to be achieved on or prior to the applicable Construction Progress Milestone Date, (b) either Provisional Acceptance or Final Acceptance of the Facility to occur on or prior to the Guaranteed Provisional Acceptance Date, and (c) Final Acceptance of the Facility to occur on or before the Guaranteed Final Acceptance Date; PROVIDED, HOWEVER, that Contractor's failure to satisfy either of clauses (a) and (b) above shall not constitute an Event of Default hereunder except as set forth in Section 16.1(i) or (j) hereof.

                 2.3.3 ORDER OF PERFORMANCE. Owner shall have the right to request that Contractor perform any part or parts of the Services before any other part or parts of such Services, and Contractor shall use all reasonable efforts to comply with such request; PROVIDED that Contractor shall not be obligated to comply with such request if compliance would, in Contractor's reasonable judgment, materially adversely affect Contractor's ability to meet the Project Schedule, the Performance Guarantees, the Guaranteed Completion Dates, the Construction Progress Milestone Dates or the warranties hereunder, or increase the cost to Contractor of performing the Services. Compliance by Contractor with such a request shall not relieve Contractor of any obligation hereunder or affect its liability for failure to perform in accordance with this Agreement.

                 2.3.4 COMPLIANCE WITH PLAN. In the event thatContractor shall have submitted a Plan that has been approved and/or modified pursuant to Section
7.2.1 and/or 7.6.2 hereof, Contractor shall perform the Services in accordance with such Plan.

        2.4 COMPLIANCE WITH APPLICABLE LAWS, APPLICABLE PERMITS AND THE GUARANTEED EMISSIONS LIMITS. (a) Contractor shall strictly comply with and shall cause all Subcontractors and the Project and all components thereof (including without limitation the design, engineering, construction and operability of the Project) to strictly comply with all Applicable Laws and Applicable Permits as they may be in effect at the time of Contractor's or such Subcontractor's performance hereunder. Without limiting the foregoing, the effect of any change in Applicable Laws or Applicable Permits enacted after the date of this Agreement shall be determined under Section 12.5 hereof.

        (b) Contractor shall perform the Services such that the Facility, when operated over the load range in accordance with the Instruction Manual as of Provisional

Acceptance and Final Acceptance, will comply with all Applicable Laws and Applicable Permits, the Electrical Interconnection Requirements and the Guaranteed Emissions Limits in accordance with the Completed Performance Test requirements set forth in Section 6.2.7 hereof.

        2.5 SAFETY PRECAUTIONS. Contractor shall be solely responsible for safety precautions and programs in connection with the performance of the Services, and shall implement and administer a safety and health program for the Services to be performed at the Facility Site which shall include: (a) development of a Project safety manual establishing Contractor and Subcontractor safety guidelines and requirements, (b) conducting of weekly Project safety meetings with all Subcontractors, (c) development, implementation and enforcement of procedures for advising Subcontractors of, and correction of, safety violations and deficiencies, and (d) taking of all other actions necessary to provide a safe work environment in accordance with Applicable Laws and Applicable Permits. Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to: (x) all Persons employed by Contractor or Subcontractors in connection with the Services to be performed and all other Persons who may be affected thereby, (y) all materials and equipment to be incorporated into the Project, whether in storage on or off the Facility Site, owned by and/or under the care, custody or control of Contractor or any Subcontractor, and (z) other property at the Facility Site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction. Contractor shall require all Subcontractors working on the Facility Site to comply with all safety requirements in effect at all such times.

                 2.5.1 HAZARDS. When the use or storage of explosives or other hazardous materials or equipment is necessary for performance of the Services, or when the conditions under which the Services must be performed are necessarily hazardous, Contractor shall exercise the utmost care and shall carry on such activities under the supervision of properly qualified personnel.

                 2.5.2 PUBLIC SAFETY. Contractor shall erect and maintain, as required by existing conditions and progress of the Project or as otherwise required by Applicable Law, Applicable Permits or any governmental authority, all reasonable safeguards (including such reasonable safeguards established by Owner from time to time) for safety and protection of the public, including supplying and maintaining in good condition safety equipment, lighting, wire fences and warning signals, employing guards, posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent highways, waterways and utilities.

                 2.5.3 OSHA. Contractor shall comply with and shall cause all Subcontractors to comply with all applicable occupational safety and health laws, child labor laws and other Applicable Laws relating to safety and health.

                                    ARTICLE 3
                                  SUBCONTRACTS

        3.1 MAJOR SPECIALTY CONSULTANTS, SUBCONTRACTORS AND EQUIPMENT SUPPLIERS.

                 3.1.1 APPROVED SUBCONTRACTORS' LIST. Set forth in Appendix E hereto is a list of certain equipment vendors, suppliers, materialmen, consultants and subcontractors (and, if applicable, the permitted countries of manufacture or fabrication relating thereto) agreed to by the Parties (the "APPROVED SUBCONTRACTORS LIST") and from which Contractor shall be obligated to select each vendor, supplier, materialman, consultant and subcontractor who will be executing a subcontract with an individual aggregate total subcontract price in excess of $100,000 for the tasks specified on the Approved Subcontractors List. Contractor and Owner shall each have the right to recommend additions or deletions to the Approved Subcontractors List from time to time (PROVIDED that any such recommended addition or deletion shall only be made with the approval of the other Party, which shall not be unreasonably withheld or delayed), and shall each have the right to approve any successor or replacement of any Person listed on such list. Owner shall have the right to approve any other vendor, supplier, materialman, consultant or subcontractor with an individual aggregate total subcontract price in excess of $100,000 selected by Contractor (which approval shall not be unreasonably withheld or delayed).

                 3.1.2 EQUIPMENT STANDARDS. In connection with the purchase of any items of equipment or machinery from any Subcontractor, Contractor shall purchase only such models of equipment, machinery or materials for incorporation into the Project as have attained the standards of reliability and performance in the electrical generating industry that are consistent with Prudent Utility Practices and the requirements of Article 10 hereof.

                 3.1.3 SUBCONTRACTORS AND RELATED INFORMATION. All vendors, suppliers, materialmen, consultants and subcontractors providing equipment, materials or services directly or indirectly to Contractor in connection with the Project are herein referred to as "SUBCONTRACTORS". Contractor shall provide to Owner such information concerning the Subcontractors or the subcontracts and purchase orders (except in the event and only to the extent such information involves confidential commercial or proprietary matters that could not reasonably be expected to substantially affect or relate to the performance of the Services hereunder) as Owner may reasonably request from time to time.

                 3.2 PURCHASE ORDERS AND SUBCONTRACTS. Contractor's purchase orders, subcontracts and similar purchase forms in connection with the Project shall comply with the applicable requirements of this Agreement (including without limitation the requirements set forth in Sections 2.4 and 15.3 hereof). All purchase orders and subcontracts for the Equipment specified in Appendix U hereto shall contain a recommended spare parts list and a price list (which shall be binding to the extent reasonably feasible for a period of two years from the Guaranteed Provisional Acceptance Date) covering all spare and replacement parts pertaining to the subject matter of such purchase order or subcontract. Contractor shall use all reasonable efforts to require that any contract with Subcontractors which is in excess of $250,000 in cost include a reasonable limitation on the amount of any mark-up which such Subcontractor can include in Scope Change Orders.

                 3.3 PAYMENTS TO SUBCONTRACTORS. Contractor shall be solely responsible for paying (or arranging for the payment on its behalf to) each Subcontractor and any other Person to whom any amount is due from Contractor for services, equipment, materials or supplies in connection with the Project, and shall pay (or cause to be paid) each such amount promptly as the same becomes due. Prior to any such payment, Contractor shall take all reasonable steps to ensure that such equipment, materials and supplies have been or will be received, inspected and approved and that such services have been or will be properly performed in accordance with the requirements of this Agreement.

                 3.4 SUBCONTRACTOR WARRANTIES. Contractor shall, for the protection of Owner (and its assignees, including the Financing Parties), obtain guarantees and warranties from all Subcontractors with respect to all material machinery, equipment, services, materials, supplies and other items used and installed hereunder on terms and conditions that are consistent with Contractor's customary practices for projects of similar type and capacity to the Project, and such guarantees and warranties shall not be amended, modified or otherwise discharged without the prior written consent of Owner. Contractor shall use all reasonable efforts to cause such guarantees and warranties received from Subcontractors with respect to the Equipment specified in Appendix U hereto to cover a period of not less than the Warranty Period hereunder. Contractor shall enforce such Subcontractor guarantees and warranties obtained hereunder (whether or not they exceed the scope or term of any of the guarantees or warranties provided by Contractor pursuant to Article 10 hereof) to the fullest extent thereof until such time as they are transferred to Owner pursuant to this Section 3.4 or Section 15.3 hereof, as the case may be. In the event and only to the extent that any of the guarantees and warranties obtained under this Section 3.4 extends beyond the applicable Warranty Period hereunder, Contractor shall transfer to Owner (or its designee) all interests and rights of Contractor in and to such Subcontractor guarantees and warranties. Without the consent of Owner, neither Contractor nor its Subcontractors nor any Person under Contractor's control shall take any action which releases, voids, impairs or waives any such warranties or guarantees on equipment, materials or services. Nothing in this Section 3.4 shall detract from or limit any of the obligations of Contractor to provide the warranties described in, and to comply with the provisions of, Article 10 hereof.

                 3.5 SUBCONTRACTOR INSURANCE. Contractor shall require all Subcontractors to obtain, maintain and keep in force during the time in which they are engaged in performing Services, insurance coverages that are consistent with Contractor's customary practices for such types of subcontracts for projects of similar type and capacity to the Project and with the requirements of Section 14.9 hereof, if applicable.

                 3.6 NO PRIVITY WITH SUBCONTRACTORS. Owner shall not be deemed by virtue of this Agreement or its performance hereunder to have any contractual obligation to orrelationship with any Subcontractor.

                 3.7 REVIEW AND APPROVAL NOT RELIEF OF CONTRACTOR'S LIABILITY. The review, approval, consent and selection by Owner as to the Approved Subcontractors List or as to Contractor's entering into any subcontract or purchase order (including, without limitation, that for performance of the Performance Tests) shall not relieve Contractor of any of its duties, liabilities or obligations under this Agreement, and Contractor shall be liable hereunder to the same extent as if such subcontract or purchase order had not been entered into. Any inspection, review, approval or selection by Owner (or its assignees and designees, including without limitation the Financing Parties and the Independent Engineer) permitted under this Agreement of any portion of the Services or of any work in progress by Contractor or Subcontractors shall not relieve Contractor of any duties, liabilities or obligations under this Agreement and shall not deprive Owner of any rights or remedies that it may have under this Agreement.

                 3.8 ASSIGNABILITY OF SUBCONTRACTS. With respect to each subcontract and purchase order entered into between Contractor and any Subcontractor in connection with any of the Equipment specified in Appendix U hereto, Contractor shall ensure that, and, with respect to each other subcontract and purchase order entered into between Contractor and any Subcontractor in connection with the Project, Contractor shall use all reasonable efforts to ensure that, each such subcontract and purchase order is assignable from Contractor to Owner (and its assignees, including the Financing Parties).

                 3.9 QUALITY CONTROL. Contractor shall use all reasonable efforts to ensure that all Subcontractors establish and implement a quality control system in their work and manufacturing processes which assures that all goods and services supplied hereunder will comply with the quality assurance program guidelines required of such Subcontractors as set forth in the Quality Assurance Plan.

                                    ARTICLE 4
                                PRICE AND PAYMENT

                 4.1 CONTRACT PRICE. As full consideration to Contractor for the full and complete performance of the Services and all costs incurred in connection therewith, Owner shall pay, and Contractor shall accept, the sum of two hundred ninety million four hundred seventeen thousand dollars ($290,417,000), to be paid in installments as set forth in Section 4.2 hereof, as such sum may be adjusted pursuant to Section 4.3 and Article 12 hereof (such adjusted amount referred to as the "CONTRACT PRICE").

                 4.2 PAYMENT SCHEDULE. All payments made to Contractor shall be paid by Owner to Contractor in installments, in accordance with the Payment and Milestone Schedule ("SCHEDULED PAYMENTS") attached hereto as Appendix B, as adjusted pursuant to Section 4.3 and Article 12 hereof, which Scheduled Payments shall be subject to Retainage pursuant to Section 4.2.4 hereof (except in the event and only to the extent that Contractor has deposited the Letter of Credit in lieu of Retainage in accordance with said Section 4.2.4). In the event Owner has retained Retainage pursuant to Section 4.2.4 hereof, such Retainage will be paid by Owner to Contractor pursuant to Section 4.2.4 hereof, which payments shall not be subject to any further Retainage.

                        4.2.1 NOT USED.

                        4.2.2 CONDITIONS TO SCHEDULED PAYMENTS. Subject to the terms of this Article 4, Owner shall, within thirty (30) days after the later of
(i) each successive applicable payment date set forth in the Payment and Milestone Schedule and (ii) receipt by Owner of an invoice package from Contractor in which Contractor certifies that (1) all of the milestones set forth on the Payment and Milestone Schedule required to be achieved prior to such payment date have been achieved in compliance with the standards of performance required hereunder and (2) it is performing the Services hereunder in a timely manner consistent with achieving Final Acceptance of the Facility no later than the Guaranteed Final Acceptance Date or such later date, if any, that may have been accepted by Owner pursuant to a Plan proposed pursuant to the provisions of Sections
7.2.1 or 7.6.2 hereof (the "CONTRACTOR'S PAYMENT REQUEST"), make or cause to be made the Scheduled Payments to Contractor with respect to the Services performed; PROVIDED that:

                (a) Owner shall not be obligated to make any Scheduled Payment hereunder if the Owner or, at the Owner's election, the Independent Engineer fails to confirm the matters so certified to by Contractor in the Contractor's Payment Request with respect to such payment; PROVIDED, that if Contractor disputes the decision of Owner or the Independent Engineer and it is determined pursuant to Article 21 hereof that Owner or the Independent Engineer should have confirmed the matters so certified by Contractor with respect to such payment, but failed to do so, then Contractor shall be entitled to interest on such Scheduled Payment in accordance with Section 25.1 hereof to be accrued from the date such Scheduled Payment would otherwise have been due to Contractor until the date actually paid to Contractor;

                (b) Owner shall not be obligated to make any Scheduled Payment hereunder until Contractor has supplied Owner with the certification and waivers required pursuant to Section 4.6 hereof; and

                (c) If this Agreement is terminated before the Project Completion Payment is made, Owner shall not be obligated to make further Scheduled Payments or other payments except in accordance with Section
        4.4 hereof, in the event and only to the extent such Section 4.4 may be applicable.

                        4.2.3 DEFERRAL OF SCHEDULED PAYMENTS. Subject to the following sentence, any Scheduled Payment that Owner is not obligated to, and does not, make under Section 4.2.2 hereof shall be made, without interest, following the applicable payment date under Section 4.2 hereof, within thirty
(30) days of the date on which all conditions described in such Section are satisfied. In no event shall Owner, as a result of deferred Scheduled Payment(s) or otherwise, be obligated to make more than one payment per month of amounts due to Contractor under this Agreement (other than any Termination Payment hereunder); rather, Contractor shall submit to Owner only one invoice package per month, which invoice package will set forth all amounts then due to Contractor hereunder (including any deferred Scheduled Payment(s) or other non-scheduled payments due, as well as the Scheduled Payment for such month).

                        4.2.4 RETAINAGE. Owner shall withhold from each Scheduled Payment, other than the Project Completion Payment, an amount equal to [*] of such payment, which shall be held by Owner as retainage
("RETAINAGE");

PROVIDED, HOWEVER, that in the event and only to the extent that Contractor deposits with or for the account of Owner a letter of credit (i) from a major New York bank or trust company or a New York branch of a major international bank, in each case reasonably satisfactory to Owner and its Financing Parties and whose long-term debt is rated (or in the case of the New York branch of an international bank, which international bank's long-term debt is rated) "A" or higher by S&P and "A2" or higher by Moody's and (ii) on terms and conditions substantially similar to those set forth in Appendix V hereto, in an aggregate U.S. dollar amount available for draw thereunder by sight demand equal to the amount of Retainage in lieu of which Contractor seeks to have such letter of credit held hereunder (the "LETTER OF CREDIT"), then the Retainage to be held by Owner hereunder shall be reduced (but not below zero) by the amount of the Letter of Credit so available for draw by Owner (or its assignees). The Letter of Credit shall be assignable by Owner as security to the Financing Parties. Subject to Section 4.8 hereof, Retainage shall be paid to Contractor (or the aggregate amount available under the Letter of Credit deposited in lieu of Retainage hereunder shall be reduced, if applicable) in accordance with the following:

                (a) Within ten (10) days after the determination, in accordance with the terms of this Agreement, that Final Acceptance of the Facility has been achieved (PROVIDED that Contractor shall first have paid in full any Performance Guarantee Payments due to Owner hereunder, which payment may, at Contractor's election, be made in whole or part by Owner's set-off pursuant to Section 4.8 hereof as long as after such set-off Owner still holds Retainage in at least the amounts Owner is entitled to retain under this clause (a)) and receipt by Owner of documentation in the forms specified in Appendix I hereto establishing that the requirements of Section 4.6 and 2.1.22 hereof have been met, all Retainage shall be paid to Contractor, except for an amount equal to the sum of (1) one hundred and fifty percent (150%) of the cost of completing all Punch List items as reasonably determined by the Independent Engineer, and (2) the lesser of (i) one hundred and fifty percent (150%) of the cost (including labor costs), as reasonably determined by the Independent Engineer, of repairing or replacing any machinery, equipment, materials, systems, supplies or other items that have already been corrected, added, repaired or replaced by or on behalf of Contractor as of such date pursuant to Section 10.1.1 hereof, and
        (ii) one million dollars ($1,000,000);

                (b) Within thirty (30) days after Project Completion pursuant to
        Section 6.6 hereof, all remaining Retainage, less the amount (if any) retained pursuant to clause (2) of Section 4.2.4(a) hereof, shall be paid to Contractor in accordance with the terms of Section 4.2.5 hereof; and

                (c) Within thirty (30) days after the first anniversary of the earlier of Provisional Acceptance and Final Acceptance of the Facility, and PROVIDED that Project Completion has occurred, all remaining Retainage shall be paid to Contractor.

                        4.2.5 PROJECT COMPLETION PAYMENT. Owner shall make to Contractor the payment of the sum of the unpaid balance of the Contract Price (including all Retainage, less the amount (if any) retained pursuant to clause
(2) of Section 4.2.4(a) hereof) (the "PROJECT COMPLETION PAYMENT") within thirty
(30) days after Project Completion.

                4.3 PRICE ADJUSTMENTS.

                        4.3.1 BASE SCOPE CHANGES; SCOPE OPTIONS. (a) Owner and Contractor hereby agree that as expressly set forth in Section A of Appendix O hereto, the applicable Scope Changes set forth in said Section A of Appendix O as identified by Owner (the "BASE BID SCOPE CHANGES") will be made hereunder. On or before the Commencement Date, Owner shall issue a Scope Change Order setting forth the adjustments to the Contract Price (as the Contract Price set forth in Section 4.1 hereof does not include any of the price adjustments for such Base Bid Scope Changes), as expressly set forth in said Section A of Appendix O hereto as being applicable to such specified circumstances.

                        (b) In its sole discretion and by delivery of a written notice to Contractor on or prior to the respective dates provided in Section B of Appendix O hereto for each scope option listed therein, Owner may add to the Services one or more of the scope options listed in said Section B of Appendix
O. In the event Owner makes any such election(s), (i) the Contract Price shall be adjusted in accordance with the respective provisions of Section B of Appendix O hereto that are expressly set forth therein as being applicable to such scope option(s), and (ii) corresponding adjustments to the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees and such other provisions of this Agreement that may be affected thereby shall be made as reasonably agreed upon by Owner and Contractor.

                        4.3.2 OTHER ADJUSTMENTS TO PAYMENT AND MILESTONE SCHEDULE. Owner and Contractor may agree (which agreement shall not be unreasonably withheld or delayed) from time to time to revise the Payment and Milestone Schedule (and, if appropriate, the Cancellation Schedule attached as Appendix M hereto) to reflect changes in the order of performance of the Services or in the projected schedule for performance of the Services if Contractor demonstrates to the satisfaction of Owner and the Independent Engineer that (i) notwithstanding such changes in the order or the projected schedule for performance of the Services, Contractor's performance of the Services will comply with the Construction Progress Milestone Dates, the Guaranteed Completion Dates and the other requirements of this Agreement and
(ii) the revision to the Payment and Milestone Schedule (and Cancellation Schedule, if applicable) will not accelerate the cumulative Scheduled Payments (or Termination Payment, if applicable) to be made by Owner hereunder as of any date; PROVIDED, HOWEVER, that unless Owner otherwise agrees in its sole discretion, no such revision shall increase the Contract Price.

                4.4 PAYMENT UPON TERMINATION. (a) Upon termination of this Agreement at any time after the Commencement Date pursuant to Section 15.1 or
15.2 hereof, Contractor shall be entitled to be paid at the time specified in
Section 4.4.2 hereof an amount (the "TERMINATION PAYMENT") equal to the sum of:

                        (1) any and all Scheduled Payments due and owing to
                Contractor on or prior to the date on which written notice of termination is issued to Contractor;

                        (2) any pro-rata portion of the Scheduled Payment due
                for that month in which written notice of such termination is issued to Contractor for the Services properly performed by Contractor and its Subcontractors in such month;

                        (3) all Retainage (if any) held by Owner at such time;
                and

                        (4) all reasonable, actual termination costs incurred by
                Contractor as a result of terminating and demobilizing all aspects of the Services theretofore properly performed by Contractor and its Subcontractors hereunder (including, but not limited to, the cancellation of subcontracts and purchase orders, if any), but excluding any and all costs and expenses incurred by Contractor from and after the date of termination for those of its employees who are not directly performing required termination and demobilization services (whether or not Contractor has reassigned such employees to other work following Owner's notice of termination), as audited and accepted by an independent certified public accounting firm selected by Owner and reasonably acceptable to Contractor, and only in the event and to the extent such costs are not covered by Scheduled Payments previously made hereunder or under clauses (1) and (2) directly above;

PROVIDED, HOWEVER, that the Termination Payment due hereunder shall in no event exceed the amount equal to the difference of (i) the amount set forth for the month in which such written notice of termination is issued to Contractor (as measured from the

Commencement Date) in the Cancellation Schedule attached as Appendix M hereto (as such schedule may have been expressly amended by any Scope Change Order issued hereunder from time to time), which amount shall be subject to an equitable adjustment in the event that any Services performed as of such date do not comply with the standards and warranties required hereunder or have not been completed in accordance with the Payment and Milestone Schedule, minus (ii) all Scheduled Payments previously made to Contractor hereunder; and PROVIDED, FURTHER, that costs incurred by Contractor in connection with items procured by Contractor shall not be included in the Termination Payment until Contractor shall have delivered to Owner (or to Owner's designee, which may be any other AES affiliate or any third party purchaser) all documents necessary to transfer all of Contractor's right, title and interest in and to such items to Owner (or such designee) and, with respect to such items which Contractor has received possession of, Contractor shall have delivered such items to Owner (or such designee), in each case free and clear of all liens and encumbrances (other than Permitted Liens) made by, through or under Contractor or any Subcontractor (subject to Owner's payment of the Termination Payment due hereunder). Contractor shall use all reasonable efforts to minimize any termination costs under clause (4) above.

        (b) As conditions precedent to receiving any cancellation charges pursuant to Section 2.2.2 hereof or any Termination Payment pursuant to Section
4.4 hereof, Contractor shall (x) if Owner so requests, execute and deliver all such papers and take all such steps, including legal assignments, as required for the purpose of fully vesting in Owner (or its designee) all contractual rights of Contractor under all subcontracts, purchase orders, warranties, guarantees and other agreements and (in the event and only to the extent permitted under Applicable Law) all rights of Contractor under Applicable Permits and (y) comply with the requirements of Section 2.1.22 hereof.

                       4.4.1 VERIFICATION OF THE TERMINATION PAYMENT. Contractor shall, within sixty (60) days of any such termination of all or part of the Services, make available for review by Owner and the independent accounting firm referred to in clause (4) of Section 4.4(a) hereof all invoices and other documentation as are reasonable and sufficient to enable Owner to verify the performance of the Services and such accounting firm to verify Contractor's costs associated therewith, in order to determine the amount of the Termination Payment due thereunder. The Termination Payment shall not include the costs of future anticipated profit.

                       4.4.2 PAYMENT OF THE TERMINATION PAYMENT. Owner shall pay the Termination Payment to Contractor within thirty (30) days of the documentation required under Sections 4.4(b) and 4.4.1 hereof being made available to Owner.

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

                       4.4.3 LIMITATION OF LIABILITY. Payment of the Termination Payment under this Section 4.4 or payment of the cancellation charges specified in Section 2.2.2 hereof, as the case maybe, shall be the sole and exclusive liability of Owner to Contractor, and the sole and exclusive remedy of Contractor, with respect to termination of this Agreement pursuant to Section 15.1 or 15.2 hereof. In no event shall Owner have any further liability to Contractor in any such event, whether based in contract, in tort (including negligence and strict liability) or otherwise, for any actual, direct, indirect, incidental, special, consequential or other damages of any type (including, without limitation, loss of use or loss of profit or revenue) resulting from such termination, notwithstanding the actual amount of damages that Contractor may have sustained, and Contractor hereby releases Owner and its contractors, subcontractors and agents from any such liability.

                4.5 NO PAYMENT IN THE EVENT OF MATERIAL BREACH. Notwithstanding any other provision to the contrary contained herein, Owner shall have no obligation to make any payment to Contractor at any time when Contractor is in material breach of this Agreement; PROVIDED, HOWEVER, that if Owner's determination that Contractor is in material breach hereof is subsequently found pursuant to Article 21 hereof to be incorrect, then Contractor shall be entitled to interest on the unpaid amounts from the date such amounts should have been paid hereunder until such time such payments are made at the interest rate specified in Section 25.1 hereof. On the payment date next following the date on which all material breaches of Contractor have been remedied, Owner shall make all payments withheld during the continuation of such material breaches without interest, subject to the provisions of this Article 4, less any amounts due from Contractor to Owner pursuant to Section 16.2 hereof.

                4.6 ALL PAYMENTS SUBJECT TO RELEASE OF CLAIMS.

                        4.6.1 INTERIM WAIVERS. On or before any payment to Contractor hereunder (excluding the payment of any Retainage, the Project Completion Payment and any Termination Payment, as the provisions of Section
2.1.22 hereof shall apply with respect to such excluded payments), Contractor shall duly execute and deliver to Owner a waiver and release in substantially the form attached hereto as Appendix I-2. If any lien or claim of lien, other than a Permitted Lien, is filed against any portion of the Project, Owner may withhold from any Scheduled Payment or other payment payable to Contractor an amount sufficient to discharge any or all such liens or claims and, after thirty
(30) days from the time such lien or claim is made (or sooner, if the Applicable Law would otherwise allow the claimant to proceed to enforce such lien or claim), may discharge such lien or claim with the moneys withheld, whereupon for purposes of this Agreement such moneys shall be deemed to have been paid to Contractor hereunder.

                        4.6.2 FINAL RELEASE FROM SUBCONTRACTORS. In addition to the interim waivers required under Section 4.6.1 above, on or prior to the payment date next following the date on which final payment to such Subcontractor is made, with respect to each Subcontractor providing the services or equipment listed in Appendix U hereto or otherwise is party to a subcontract or purchase order with Contractor with a total cost in excess of one hundred thousand dollars ($100,000), Contractor shall deliver to Owner a copy of a final release and waiver, in the form of Appendix I-3 hereto. Notwithstanding the foregoing, if Contractor is unable to deliver a final release and waiver required under this Section 4.6.2, Contractor may provide to Owner in lieu thereof a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from claims of such Subcontractor.

                4.7 PAYMENT OR USE NOT ACCEPTANCE. No Scheduled Payment or other payment to Contractor or any use of the Facility by Owner shall constitute an acceptance of any of the Services or shall relieve Contractor of any of its obligations or liabilities with respect thereto.

                4.8 SET-OFF. Owner may (but shall not be obligated to) deduct and set-off against any part of the balance due or to become due to Contractor under this Agreement, and/or may (but shall not be obligated to) apply any Retainage held by Owner (or draw on the Letter of Credit, if applicable) for payment of, any amounts due from Contractor to Owner under or in connection with this Agreement (including, without limitation, any amounts due under Articles 5, 7, 8, 10, 13, 14 or 16 hereof). The application of any Retainage (or any draw under the Letter of Credit, if applicable) pursuant to this Section 4.8 in payment of any amounts due from Contractor hereunder shall not constitute a cure of any such payment default by Contractor hereunder unless after such application of Retainage (or draw amounts on the Letter of Credit, if applicable), Owner holds Retainage (and/or available amounts under the Letter of Credit) in the aggregate amount that Owner would then be entitled to hold as Retainage under Section 4.2.4 hereof; PROVIDED, HOWEVER, that in the event and only to the extent that Owner applies any Retainage (or any draws under the Letter of Credit, if applicable) in payment of any amounts believed by Owner to be due from Contractor to Owner hereunder, and Contractor in good faith disputes pursuant to Article 21 hereof whether such amount is due from it hereunder, then Contractor shall not be required by this sentence to replenish such Retainage (or Letter of Credit, if applicable) for that portion used by Owner to pay such disputed amount unless and until it is determined pursuant to Article 21 hereof that all or a portion of such disputed amount was due from Contractor to Owner hereunder, in which event Contractor shall replenish the Retainage (or Letter of Credit, if applicable) by the amount of such disputed amount that is so determined to have been due from it hereunder. In the event that Owner sets off pursuant to this Section 4.8 against any amount due to Contractor hereunder an amount believed by Owner to be due from Contractor to Owner hereunder, but which is subsequently determined pursuant to
Article 21 hereof not to have been due from Contractor to Owner hereunder, then Contractor shall be entitled to interest on such set-off amount at the interest rate specified in Section 25.1 hereof, which interest shall accrue from the date such set-off amount would otherwise have been due to Contractor until the date actually paid to Contractor.

                                    ARTICLE 5
                                 OWNER SERVICES

                5.1 REPRESENTATIVE. Owner shall designate a representative who shall be acquainted with the Project and shall have authority to administer this Agreement on behalf of Owner, to agree upon procedures for coordinating Owner's efforts with those of Contractor and to furnish information, when appropriate, to Contractor.

                5.2 FACILITY SITE. On or prior to the Commencement Date, Owner shall furnish to Contractor access to the Facility Site, as set forth on Appendix G hereto. Contractor hereby acknowledges and agrees that the Facility Site as described in Appendix G hereto, together with the Real Estate Rights designated in Appendix G hereto, is suitable and sufficient for Contractor to perform the Services.

                5.3 PERMITS AND REAL ESTATE RIGHTS. (a) Owner shall secure and maintain at its own expense, in the time periods (if any) indicated therefor,
(i) all Applicable Permits and Real Estate Rights which are listed in Appendices F and G hereto and designated therein as Owner's responsibility, and (ii) all other Applicable Permits (other than Building Permits) and Real Estate Rights (other than those required to be obtained by Contractor pursuant to Section
2.1.14 hereof), if any, required for performance of the Services (including without limitation all such Applicable Permits and Real Estate Rights required to be obtained or maintained in connection with the transmission of electricity to the Transmitting Utility and operation of the Project).

                (b) If any Applicable Permit necessary for performance of the Services (other than any Building Permit) is not obtained when required under this Agreement and Contractor was materially adversely affected in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such effect, the provisions of Section
5.9 hereof shall apply.

                (c) If any Real Estate Right listed in Appendix G hereto and required for the performance of the Services is not obtained when required under this Agreement and Contractor was materially adversely affected in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such effect, the provisions of Section 5.9 hereof shall apply.

                (d) Owner shall cooperate with Contractor and shall use all reasonable efforts to provide all necessary information and documents and otherwise assist Contractor, at Contractor's cost and expense, in connection with Contractor's efforts to obtain the Applicable Permits and, if applicable, any Real Estate Rights required to be obtained by Contractor hereunder pursuant to Sections 2.1.5 and 2.1.14(b) hereof.

                (e) In the event that the inability of a Party to obtain any Applicable Permit or Real Estate Right required hereunder is caused by a Force Majeure Event, the provisions of this Section 5.3 are subject to, and are not intended to supersede, the provisions of this Agreement relating to Force Majeure Events (including without limitation Article 11 and Section 12.7 hereof).

                5.4 START-UP PERSONNEL. Owner (or its designee) shall provide at its own expense operating and maintenance personnel of such number and qualifications as Owner, in good faith, reasonably determines is appropriate for the normal, day-to-day, in-service operation and maintenance of the Facility, which personnel shall be trained by Contractor and assist Contractor by performing normal operating and maintenance duties in connection with the start-up of the Facility and the performance of the Performance Tests. Said personnel will be available to Contractor for such purposes until Final Acceptance of the Facility. Contractor shall be responsible for providing technical guidance to, and shall otherwise direct, Owner's operating and maintenance personnel during the start-up and testing of the Facility. Contractor shall be responsible for all acts and omissions of such operating and maintenance personnel of Owner that are so made available to Contractor in connection with the start-up and testing of the Facility, except for the gross negligence or intentional misconduct of any of Owner's operating and maintenance personnel. Any personnel required in addition to those provided by Owner pursuant to this Section 5.4 will be the responsibility of Contractor. The provision of personnel by Owner (or its designee) pursuant to this Section 5.4 shall not relieve Contractor of any of its obligations or liabilities hereunder, except in the event and only to the extent that the gross negligence or intentional misconduct of Owner's personnel causes Contractor to be unable to perform its obligations hereunder.

                5.5 SPARE PARTS, WASTE DISPOSAL AND CONSUMABLES. Owner shall furnish (a) all operational spare parts, (b) all waste disposal services required with respect to Facility operations after the Risk Transfer Date and
(c) any refills of lubrication oil, grease, resins and other consumables (including water treatment chemicals) required with respect to Facility operations after the Risk Transfer Date; PROVIDED that this Section 5.5 shall not relieve Contractor of any of its obligations under Article 2 hereof, including without limitation Section 2.1.11 hereof.

                5.6 UTILITIES. Owner shall arrange and pay for the provision of all permanent utilities required for the start-up, testing and operation of the Facility (other than any excess electricity requirements for which Contractor is responsible pursuant to Section 2.1.11 hereof), and shall not be responsible for any other utilities that will be required at the Facility Site during the construction of the Facility, other than for arranging for
(i) the availability, commencing one (1) month after the Commencement Date, of raw and potable water at the source identified in Appendix A hereto (or such other source as may be reasonably agreed upon by Contractor and Owner),
(ii) the availability at the boundary of the Power Plant Site of the Fuel Supplier's natural gas pipeline facilities as set forth in Section 5.7 hereof, (iii) during the period from completion of interconnection of the Electrical Interconnection Facilities to the Transmitting Utility's transmission system until completion of initial synchronization of the steam turbine generator, the provision of up to [*] of electricity, and (iv) the availability at the Electrical Interconnection Point of the Transmitting Utility's electrical interconnection facilities as set forth in Section 5.8 hereof.

                5.7 FUEL. Owner shall arrange for the Fuel Supplier's natural gas pipeline system to be made available for interconnection with the Facility at the interconnection point identified in Appendix A hereto, with such facilities to be scheduled to be so available for such interconnection nine (9) months prior to the Guaranteed Provisional Acceptance Date, PROVIDED FURTHER that if Contractor notifies Owner that it requires such facilities be so available at an earlier date in order for Contractor to be able to maintain compliance with the Project Schedule, Owner shall use reasonable efforts (at Contractor's expense) to arrange for such facilities to be so available at such earlier date as may be reasonably achievable. Owner shall arrange for the provision of Gas as required for the start-up, testing and operation of the Facility, with such supply of Gas to be scheduled to be available eight (8) months prior to the Guaranteed Provisional Acceptance Date, PROVIDED that Contractor shall have given Owner prior written notice of the Gas requirements for the commencement of Facility testing, and shall have reconfirmed such requirements if necessary, on or before the date on which Owner is required to notify (and, if applicable, reconfirm with) the Fuel Supplier of such requirements under its fuel supply arrangements (PROVIDED that such notification requirements are consistent with Prudent Utility Practices and are made known to Contractor as soon as reasonably possible). Unless Owner and the Fuel Supplier otherwise agree, the commencement of Facility testing shall not occur prior to such scheduled date.

                5.8 ELECTRICAL INTERCONNECTION. Owner shall arrange for the Transmitting Utility to make the relevant portions of its transmission system available at the Electrical Interconnection Point for interconnection with the Electrical Interconnection Facilities of the Facility at least nine (9) months prior to the Guaranteed Provisional Acceptance Date (PROVIDED that Contractor has made the Electrical Interconnection Facilities available as reasonably required to permit such interconnection to have been made by such date).

                5.9 OWNER'S FAILURE TO MEET OBLIGATIONS. If Owner fails to meet any of its material obligations under this Agreement then, in the event and only to the extent that Contractor was materially adversely affected in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such effect, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof.

                5.10 APPROVALS. Owner shall use all reasonable efforts to furnish all required review or other appropriate action or information with respect to all drawings, samples, estimates, schedules, questions and other items submitted by Contractor and to respond with respect to any matters hereunder requiring its review and approval, in each case within the time periods contemplated herein. Owner shall also use all reasonable efforts to cause the Independent Engineer to respond within the time periods contemplated herein with respect to its reviews of payment invoices, Performance Test results and any other matters hereunder requiring its review and approval. If (a) Owner fails to furnish such required review or other appropriate action or information within the time periods contemplated in this Agreement, or (b) Owner or the Independent Engineer (i) fails to respond to the matters requiring its review and approval within the time periods contemplated in this Agreement or (ii) in its response does not approve any matters hereunder requiring its review and approval and it is subsequently determined pursuant to Article 21 hereof that Owner or the Independent Engineer (as the case may be) should have approved such matters, then in the event and only to the extent that Contractor was materially adversely affected in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such effect, the provisions of Section 5.9 hereof shall apply.

                5.11 ADMINISTRATION OF THIRD PARTY PROJECT AGREEMENTS. Owner shall use all reasonable efforts to administer and coordinate the establishment of, and upon the reasonable request of Contractor the continued participation by all third parties other than Contractor Responsible Parties (including, but not limited to, the Transmitting Utility, the

Fuel Supplier and other third parties supplying permanent utilities to the Project) in connection with, such meetings and other interactions between such third parties and Contractor as are reasonably necessary for Contractor's performance of the Services hereunder. Without limiting the foregoing, Owner shall be responsible for obtaining any comments of the Transmitting Utility on (and, if applicable under the Electrical Interconnection Requirements, its acceptance or rejection of) Contractor's plans and specifications relating to the design, construction and installation of the Electrical Interconnection Facilities as set forth in
Section 2.1.8.1 hereof.

                5.12 AES PRE-FINANCIAL CLOSING GUARANTY. Simultaneously with the execution of this Agreement, Owner shall cause The AES Corporation to guarantee irrevocably and unconditionally all of Owner's payment obligations hereunder arising prior to the Financial Closing Date by executing and delivering to Contractor a guaranty in substantially the form set forth in Appendix T (the "AES PRE-FINANCIAL CLOSING GUARANTY").

                                    ARTICLE 6
                      COMPLETION AND ACCEPTANCE OF PROJECT

        6.1 PROJECT START-UP; MECHANICAL COMPLETION.

                6.1.1 PROJECT START-UP. (a) Contractor shall be responsible for the start-up and synchronization of the Facility with the transmission system of the Transmitting Utility in accordance with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements, the PPA Operating Requirements (in the event and only to the extent applicable to start-up and synchronization) and the Instruction Manual. Contractor shall provide Owner, the Independent Engineer and the Transmitting Utility with at least fifty (50) days' (or if a shorter period of time is reasonably necessary to maintain compliance with the Project Schedule, such shorter period of time as may be reasonably acceptable to Owner, the Independent Engineer and the Transmitting Utility) prior written notice of the expected start-up, commissioning and testing of the Facility and shall make all reasonable efforts to keep Owner, the Independent Engineer and the Transmitting Utility duly advised of any changes in the expected dates. Contractor shall (1) no later than thirty (30) days (or if a shorter period of time is reasonably necessary to maintain compliance with the Project Schedule, such shorter period of time as may be reasonably acceptable to Owner, the Independent Engineer and the Transmitting Utility) prior to expected initial operation of the Facility in parallel with the Transmitting Utility's system, provide record plans and specifications reasonably acceptable to the Transmitting Utility for the Electrical

Interconnection Facilities (including Protective Apparatus), and (2) prior to interconnection and parallel operation of the Facility with the Transmitting Utility's system, provide a written certification, in form and substance reasonably satisfactory to the Transmitting Utility, from the licensed inspection agency or registered professional engineer engaged by Contractor with respect to the Electrical Interconnection Facilities and who is reasonably acceptable to the Transmitting Utility, to the effect that the Electrical Interconnection Facilities (including the Protective Apparatus) have been inspected, are satisfactory and are in compliance with applicable Accepted Electrical Practices, in each case in accordance with the requirements of the PPA Operating Requirements. Contractor shall not commence any start-up or testing of the Facility for operation in parallel with the Transmitting Utility system without the prior consent of the Transmitting Utility pursuant to the Electrical Interconnection Requirements and/or the PPA Operating Requirements; PROVIDED, HOWEVER, that in the event that the Transmitting Utility unreasonably withholds or delays its consent to such operation despite the Facility and its Electrical Interconnection Facilities being consistent with the Electrical Interconnection Requirements, the PPA Operating Requirements, Prudent Utility Practices and the other standards of performance required hereunder (including without limitation Appendix A hereto), then, in the event and only to the extent that Contractor was delayed in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such delay, the provisions of Section 5.9 hereof shall apply.

                (b) Owner and, at Owner's request, the Transmitting Utility, the Financing Parties and the Independent Engineer shall be permitted to have their own or their designee's personnel on the Facility Site to observe and verify all synchronization procedures and Performance Tests. Subject to Section 2.3.1 hereof, Contractor shall, until the occurrence of Provisional Acceptance of the Facility, manage the operation of the Facility in the course of performing any start-up, commissioning and testing activities, in consultation with Owner and its operating personnel in a manner consistent with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements (including any required approvals by the Transmitting Utility), the PPA Operating Requirements (in the event and only to the extent applicable to start-up, commissioning and testing activities) and the Instruction Manual.

                6.1.2 MECHANICAL COMPLETION. Mechanical Completion shall be achieved hereunder with respect to the Facility if the following conditions have been met:

                (a) All equipment and facilities necessary for the full, safe and reliable operation of the Facility have been properly constructed, installed, insulated and protected where required, and correctly adjusted, and can be safely used for their intended purposes in accordance with the Instruction Manual and all Applicable Laws and Applicable Permits;

                (b) The tests required for Mechanical Completion that are identified in Appendix D hereto have been successfully completed;

                (c) The Facility is fully and properly interconnected and ready for synchronization with the electrical system of the Transmitting Utility in accordance with the Electrical Interconnection Requirements, and all features and equipment of the Facility are capable of operating simultaneously to the extent necessary to perform the Performance Tests pursuant to Section 6.2 hereof; and

                (d) The complete performance by Contractor of all the Services relating to the Facility under this Agreement, except for any remaining Punch List items, Performance Tests and Reliability Run applicable thereto, in compliance with the standards of performance set forth in this Agreement, such that the Facility meets all of the requirements set forth in this Agreement applicable thereto (including, without limitation, Appendix A hereto, but excluding the achievement of the Guaranteed Emissions Limits and the Performance Guarantees).

                        6.1.2.1 NOTICE AND REPORT OF MECHANICAL COMPLETION. When Contractor believes that it has achieved Mechanical Completion, it shall deliver to Owner and the Independent Engineer a notice thereof (the "NOTICE OF MECHANICAL COMPLETION "). The Notice of Mechanical Completion shall contain a report in a form mutually and reasonably agreeable to Contractor and Owner (with the written concurrence of the Independent Engineer) with sufficient detail to enable Owner and the Independent Engineer to determine whether Mechanical Completion has been achieved.

                        6.1.2.2 ACHIEVEMENT OF MECHANICAL COMPLETION. Within five (5) days following receipt of the Notice of Mechanical Completion, (a) Owner and the Independent Engineer shall inspect the Facility and review the report submitted by Contractor, and (b) Owner shall either (i) deliver to Contractor a certificate stating, with the written concurrence of the Independent Engineer, that the requirements under Section 6.1.2 have been satisfied (the "MECHANICAL COMPLETION CERTIFICATE") or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Mechanical Completion has not been achieved, stating the reasons therefor. In the event Owner so determines that Mechanical Completion has not been achieved in accordance with the provisions of this Section 6.1.2, Contractor shall promptly take such action or perform such additional Services as will achieve Mechanical Completion of the Facility and shall issue to Owner and the Independent Engineer another Notice of Mechanical Completion


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

pursuant to Section 6.1.2.1 hereof. Such procedure shall be repeated as necessary until Mechanical Completion of the Facility has been achieved. For all purposes of this Agreement, the date of achievement of Mechanical Completion shall be the date on which Owner delivers to Contractor the Mechanical Completion Certificate corresponding to the actual achievement of Mechanical Completion pursuant to this Section 6.1.2.2.

        6.2 PERFORMANCE TESTS. Once Mechanical Completion has been achieved and subject to the provisions of Section 6.2.1 hereof, Contractor shall perform the Performance Tests of the Facility in accordance with Appendix D hereto. Owner shall designate and make available qualified and authorized representatives to observe the Performance Tests and monitor the taking of measurements to determine the level of achievement of the Performance Guarantees, all in accordance with Appendix D hereto. The Independent Engineer and, upon Owner's request, the Power Purchaser and the Transmitting Utility shall be permitted to observe the Performance Tests. Subject to Section 6.3.4 hereof, until Final Acceptance of the Facility has occurred, Contractor may undertake efforts to improve the performance of the Facility and may cause additional Performance Tests to be performed and re-performed in order to improve the performance results to reduce Contractor's liability for amounts payable as Performance Guarantee Payments with respect to the Facility. Contractor shall keep Owner and the Independent Engineer apprised of the specific schedule, and changes therein, for the commencement and re-performance of Performance Tests. Contractor, at its discretion, may prematurely terminate any Performance Test in a manner consistent with Appendix D hereto, the Electrical Interconnection Requirements, the PPA Operating Requirements, Applicable Laws, Applicable Permits and Prudent Utility Practices. Prior to commencing any Performance Tests hereunder, Owner and Contractor shall mutually and reasonably agree upon more detailed procedures and notice requirements regarding rescheduling or restarting any such tests, which procedures and notice requirements shall be subject to the approval of the Independent Engineer and, if applicable, the Power Purchaser and the Transmitting Utility, such approval not to be unreasonably withheld or delayed.

                6.2.1 PERFORMANCE TEST CRITERIA. Each Performance Test which is used in connection with achievement of Provisional Acceptance or Final Acceptance shall consist of the operation of the Facility as a whole in accordance with the performance test terms and conditions set forth in Appendix D hereto while using Gas for fuel.


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

                6.2.2 NOT USED.

                6.2.3 NOTICE OF PERFORMANCE TESTING. Contractor shall use all reasonable efforts to give Owner and the Independent Engineer (i) Contractor's schedule for Performance Tests and their projected commencement dates at least thirty (30) days (or if a shorter period of time is reasonably necessary to maintain compliance with the Project Schedule, such shorter period of time as may be reasonably acceptable to Owner, the Independent Engineer and the Transmitting Utility) prior thereto, and (ii) at least fourteen (14) days' (or if a shorter period of time is reasonably necessary to maintain compliance with the Project Schedule, such shorter period of time as may be reasonably acceptable to Owner, the Independent Engineer and the Transmitting Utility) written notice in advance of the date on which Contractor intends to commence such testing of the Facility under this Agreement. Within five (5) days of receipt of any such notice of testing, Owner shall either (a) instruct Contractor to proceed with such testing, or (b) instruct Contractor to delay such testing if Mechanical Completion has not been achieved by such date. Contractor shall not cause such testing to be performed if any aspect of the Project has not been completed by Contractor, the completion of which is required for the safe operation of the Facility during a Performance Test in accordance with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Instruction Manual, the Electrical Interconnection Requirements and the PPA Operating Requirements (in the event and only to the extent applicable to such testing operations).

                6.2.4 DISPOSITION OF OUTPUT. At all times when Contractor desires to conduct start-up, testing (including Performance Tests ), or other operations of any portion of the Facility in furtherance of Performance Tests or repair and maintenance, Owner shall, at no expense to Contractor, arrange for the disposition of the Project's output of electricity (in accordance with the requirements set forth in Appendix A hereto) in such manner as Owner shall determine. All output of electricity from the Project and all proceeds from the sale thereof shall be the property of Owner.

                6.2.5 NOT USED.

                6.2.6 RECONFIGURATION. After each Performance Test conducted or attempted hereunder, Contractor shall leave the Project in, or return the Project to, the best operating control settings and configurations for the Project for those periods during which Contractor is not causing any Performance Tests to be conducted.

                6.2.7 COMPLETED PERFORMANCE TESTS. By the report described in Section 6.3.1, 6.5.1.1 or 6.6.2 hereof, Contractor may declare any Performance Test completed in accordance with Section 6.2.1 above to be a Completed Performance Test if

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

and only if during such tests the operation of the Facility complies with all Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements (in the event and to the extent applicable to such testing operations) and the Guaranteed Emissions Limits (which compliance with Applicable Laws, Applicable Permits or Guaranteed Emissions Limits may be based upon a permanent waiver, the terms and conditions of which are acceptable to Owner in its reasonable discretion, PROVIDED that Contractor obtains (at Contractor's sole expense and effort, but with Owner's reasonable assistance) such permanent waiver); PROVIDED, FURTHER, that unless otherwise approved by Owner as set forth in the following sentence, the operation of the Facility shall not constitute a Completed Performance Test hereunder if such compliance with Applicable Laws, Applicable Permits and other required emission standards is based upon a temporary waiver or variance or other temporary grace period, rather than based on demonstrated compliance with all such Applicable Laws, Applicable Permits and other required emission standards that the Facility will have to be capable of complying with on a long term basis. Owner shall not unreasonably withhold or delay its approval of a Completed Performance Test being based upon a temporary waiver, variance or grace period as set forth in the second proviso to the preceding sentence in the event that Contractor demonstrates to the satisfaction of Owner and the Independent Engineer that the Facility will be capable of complying with such long-term requirements prior to the time at which such temporary waiver, variance or grace period may expire; PROVIDED, FURTHER, that Owner may require as a condition to any approval under such proviso that, among other things, (i) Final Acceptance shall not be deemed to be achieved hereunder until such time as such long term compliance is demonstrated and (ii) Provisional Acceptance Late Completion Payments under Section 7.2 hereof shall recommence if and for so long as the operation of the Facility is restricted below its demonstrated Performance Guarantee levels as a result of the expiration of or other change in any such temporary waiver or variance or other temporary grace period.

        6.3 PROVISIONAL ACCEPTANCE. Provisional Acceptance shall be achieved hereunder with respect to the Facility upon the earlier to occur of (i) Final Acceptance and(ii) satisfaction of the following conditions:

        (a) Contractor has caused a Completed Performance Test in accordance with Section 6.2 hereof to be concluded in which the Facility, while operating on Gas, demonstrates during such Performance Test an average net electrical output and a net heat rate (each as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) of [*] (or higher) of the Electrical Output Guarantee and [*] (or lower) of the Heat Rate Guarantee (PROVIDED that each such level of achievement shall be


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

      calculated in the manner described in Sections 8.1.1 and 8.1.2 hereof, respectively); PROVIDED, HOWEVER, that if Contractor has made any modifications or repairs to the Facility since the date of such Completed Performance Test, which modifications or repairs could reasonably be expected to adversely affect the performance of the Facility, and Contractor has not reversed such modifications or repairs to Owner's (and the Independent Engineer's) satisfaction, then Owner may require Contractor to conduct another Completed Performance Test on the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be utilized for purposes of this Section 6.3(a); and

        (b) The Facility has achieved Mechanical Completion, and Contractor has not made any modification or repair following the date of achievement of Mechanical Completion that could reasonably be expected, in the judgment of Owner and the Independent Engineer, to adversely affect the performance of the Facility unless Contractor has reversed such modification or repair to Owner's (and the Independent Engineer's) satisfaction.

                6.3.1 NOTICE AND REPORT OF PROVISIONAL ACCEPTANCE. When Contractor believes that it has achieved Provisional Acceptance of the Facility, it shall deliver to Owner and the Independent Engineer a notice thereof (the "NOTICE OF PROVISIONAL ACCEPTANCE"). The Notice of Provisional Acceptance shall contain a report of the results of the Performance Test and a report of the Services completed, in each case in a form mutually and reasonably agreeable to Contractor and Owner (with the written concurrence of the Independent Engineer) and with sufficient detail to enable Owner and the Independent Engineer to determine whether Provisional Acceptance of the Facility has been achieved.

                6.3.2 ACHIEVEMENT OF PROVISIONAL ACCEPTANCE. (a) Owner and the Independent Engineer shall inspect all Services completed by Contractor and review the results of the Performance Test and the reports submitted by Contractor, and (b) Owner shall either (i) deliver to Contractor a certificate stating, with the written concurrence of the Independent Engineer, that the requirements under Section 6.3 hereof have been satisfied (the "PROVISIONAL ACCEPTANCE CERTIFICATE"), or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Provisional Acceptance of the Facility has not been achieved, stating the reasons therefor; PROVIDED that Owner shall deliver such certificate or notice within seven (7) days (or such shorter period as may be reasonably achieved with Owner's use of reasonable efforts) following receipt of the Notice of Provisional Acceptance.


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

                        6.3.2.1 RE-SUBMISSION. In the event Owner determines in accordance with Section 6.3.2 hereof that Provisional Acceptance has not been achieved, Contractor shall promptly take such action or perform such additional Services as will achieve Provisional Acceptance and, if Contractor believes that Provisional Acceptance has been achieved, shall issue to Owner and the Independent Engineer another Notice of Provisional Acceptance pursuant to
Section 6.3.1 hereof. Unless Final Acceptance shall have previously occurred, such procedure shall be repeated as necessary until Provisional Acceptance has been achieved.

                        6.3.2.2 DATE OF ACHIEVEMENT. For all purposes of this Agreement, the date of achievement of Provisional Acceptance shall be the date on which Owner delivers to Contractor the Provisional Acceptance Certificate corresponding to the actual achievement of Provisional Acceptance of the Facility pursuant to Section 6.3.2 hereof.

                6.3.3 OPERATION OF THE FACILITY. Upon the earlier to occur of Provisional Acceptance and Final Acceptance, Owner shall take possession and control of the Facility and shall thereafter be solely responsible for the operation and maintenance thereof, except as otherwise set forth herein. Prior to such possession and control by Owner, Contractor shall, in the course of performing any start-up, commissioning and testing activities, in consultation with Owner and its operating personnel, operate the Facility in a manner consistent with Applicable Laws, Applicable Permits, Prudent Utility Practices, the Electrical Interconnection Requirements, the PPA Operating Requirements (in the event and to the extent applicable to such start-up, commissioning and testing activities), the Instruction Manual, and the other requirements set forth in this Agreement.

                6.3.4 ACCESS FOLLOWING OWNER'S TAKING POSSESSION AND CONTROL OF THE FACILITY.

                        6.3.4.1 ACCESS FOLLOWING OWNER'S TAKING POSSESSION AND CONTROL OF THE FACILITY. After Owner takes possession and control of the Facility pursuant to Section 6.3.3 hereof, Contractor (i) shall have reasonable access to the Facility and the reasonable cooperation of Owner so as to complete the Services (including without limitation making reasonable repair and replacement alternatives to minimize any Performance Guarantee Payments under
Article 8 hereof if Final Acceptance has not yet occurred) and to perform its obligations pursuant to Article 10 hereof, and (ii) to the extent necessary to so complete the Services and perform its obligations under Article 10 hereof, shall have reasonable access to plant operating data and records. Contractor shall complete the Services and shall perform its obligations under Article 10 with minimal


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

interference to operations of the Facility, in the event and only to the extent any such interference is necessary and consistent with Owner's rights and obligations under the PPA Operating Requirements.

                        6.3.4.2 NO INTERFERENCE WITH OPERATIONS. Notwithstanding anything to the contrary in this Section 6.3.4, following the earlier to occur of (a) Provisional Acceptance and (b) Final Acceptance, Owner shall not be obligated hereunder to shutdown, reduce or otherwise interfere with its operation of the Facility as a direct or indirect result of allowing Contractor access pursuant to this Section 6.3.4 (unless, in the event and only to the extent that, Owner determines that such outage or reduced operation would not conflict with the PPA Operating Requirements and would be mutually beneficial to both Parties, which determination shall not be unreasonably withheld or delayed). Owner will provide Contractor with reasonable advance notice of any extended scheduled outages of the Facility and the expected duration thereof.

        6.4 NOT USED.

        6.5 FINAL ACCEPTANCE. Final Acceptance of the Facility may be achieved hereunder only pursuant to any of Sections 6.5.1, 6.5.2, 6.5.3 or 6.5.4.


                6.5.1 DEMONSTRATION OF FINAL ACCEPTANCE. Final Acceptance of the Facility shall be achieved hereunder if the following conditions have been met:

                (a) Contractor has caused a Completed Performance Test in accordance with Section 6.2 hereof to be concluded in which the Facility, while operating on Gas, demonstrates during such Performance Test an average net electrical output and a net heat rate (each as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) of [*] (or higher) of the Electrical Output Guarantee and [*] (or lower) of the Heat Rate Guarantee (PROVIDED that each such level of achievement shall be calculated in the manner described in Sections 8.1.1 and 8.1.2 hereof, respectively); PROVIDED, HOWEVER, that if Contractor has made any modifications or repairs to the Facility since the date of such Completed Performance Test, which modifications or repairs could reasonably be expected to adversely affect the performance of the Facility, and Contractor has not reversed such modifications or repairs to Owner's (and the Independent Engineer's) satisfaction, then Owner may require Contractor to conduct another Completed Performance Test on the Facility in accordance with Section 6.2 hereof, which Completed Performance Test shall be utilized for purposes of this Section 6.5.1(a). For the avoidance of doubt, the Parties acknowledge and agree that if Contractor shall


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


        have already achieved Provisional Acceptance and subsequent thereto shall have made modifications or repairs that could not reasonably be expected to adversely affect the performance of the Facility, this
        Section 6.5.1(a) shall not require Contractor to reperform a Completed Performance Test in order to maintain its already-demonstrated Provisional Acceptance; however, Contractor shall not be entitled to claim improved performance levels at Final Acceptance pursuant to this
        Section 6.5.1(a) after such modifications or repairs have been made without demonstrating such improved performance pursuant to a Completed Performance Test;

                (b) The Facility has achieved Mechanical Completion, and Contractor has not made any modification or repair following the date of achievement of Mechanical Completion that could reasonably be expected, in the judgment of Owner and the Independent Engineer, to adversely affect the performance of the Facility unless Contractor has reversed such modification or repair to Owner's (and the Independent Engineer's) satisfaction;

                (c) The Reliability Guarantee has been achieved pursuant to
        Section 6.6 hereof; and

                (d) Contractor has completed performance of the Services except for (i) any remaining Punch List items and (ii) Services that are required by the terms of this Agreement to be completed after the achievement of Final Acceptance (such as Contractor's warranty obligations under Article 10 hereof).

                        6.5.1.1 NOTICE AND REPORT OF FINAL ACCEPTANCE. When Contractor believes that it has achieved Final Acceptance of the Facility, it shall deliver to Owner and the Independent Engineer a notice thereof (the "NOTICE OF FINAL ACCEPTANCE"). The Notice of Final Acceptance shall contain a report of the results of the Performance Test and a report of the Services completed, in each case in a form mutually and reasonably agreeable to Contractor and Owner (with the written concurrence of the Independent Engineer) and with sufficient detail to enable Owner and the Independent Engineer to determine whether Final Acceptance of the Facility has been achieved.

                        6.5.1.2 ACHIEVEMENT OF FINAL ACCEPTANCE. (a) Owner and the Independent Engineer shall inspect the Facility and all Services performed hereunder with respect thereto and review the results of the Performance Test and the reports submitted by Contractor, and (b) Owner shall either (i) deliver to Contractor a certificate stating, with the written concurrence of the Independent Engineer, that the requirements under Section 6.5.1 have been satisfied (the "FINAL ACCEPTANCE CERTIFICATE") or (ii) if


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

reasonable cause exists for doing so, notify Contractor in writing that Final Acceptance has not been achieved, stating the reasons therefor; PROVIDED that Owner shall deliver such certificate or notice within ten (10) days (or such shorter period as may be reasonably achieved with Owner's use of reasonable efforts) following receipt of the Notice of Final Acceptance.

                                6.5.1.2.1 RE-SUBMISSION. In the event that Owner
                        determines in accordance with Section 6.5.1.2 that Final Acceptance has not been achieved, Contractor shall promptly take such action or perform such additional Services as will achieve Final Acceptance and shall issue to Owner and the Independent Engineer another Notice of Final Acceptance pursuant to Section 6.5.1.1 hereof. Such procedure shall be repeated as necessary until Final Acceptance has been achieved or deemed to have occurred.

                                6.5.1.2.2 DATE OF ACHIEVEMENT. For all purposes
                        of this Agreement: (i) if Provisional Acceptance of the Facility has not theretofore occurred hereunder, the date of achievement of Final Acceptance shall be deemed to be the date on which Owner delivers to Contractor the Final Acceptance Certificate corresponding to the actual achievement of Final Performance Acceptance pursuant to this Section 6.5.1.2; and (ii) if Provisional Acceptance of the Facility has theretofore occurred hereunder, the date of achievement of Final Performance Acceptance shall be deemed to be the later of (A) the date on which Provisional Acceptance of the Facility occurred hereunder and (B) the date on which Contractor delivers to Owner pursuant to Section 6.5.1.1 hereof the Notice of Final Acceptance corresponding to the actual achievement of Final Acceptance pursuant to this Section 6.5.1.2.

             6.5.2 OWNER'S ELECTION OF FINAL ACCEPTANCE. At any time, by giving notice to Contractor, Owner in its sole discretion may elect, with the written concurrence of the Independent Engineer, to effect Final Acceptance, in which case Final Acceptance shall be deemed effective as of the date of such notice, and Contractor shall have no liability to Owner for any amounts thereafter arising as Performance Guarantee Payments for failure of the Facility to achieve any or all of the Performance Guarantees applicable thereto (it being understood that in such event Contractor shall not be liable to Owner for any Performance Guarantee payments hereunder other than those Interim Period Rebates that arose prior to such election by Owner).

             6.5.3 CONTRACTOR'S ELECTION OF FINAL ACCEPTANCE. (a) At any time after Provisional Acceptance of the Facility has been achieved, Contractor may, after exercising all reasonable repair and replacement alternatives, if any, that could reasonably be expected to improve for Final Acceptance the level of achievement of the Performance Guarantees demonstrated at Provisional Acceptance and PROVIDED that the Reliability Guarantee shall have been achieved pursuant to Section 6.6 hereof, give to Owner six (6) days' (but not more than fifteen (15) days') notice of its intention to elect to declare Final Acceptance. In such event, PROVIDED that Contractor has not made any modifications or repairs to the Facility since the date of its most recent Completed Performance Test, which work or modifications could reasonably be expected to adversely affect the performance of the Facility and which have not been reversed by Contractor to Owner's (and the Independent Engineer's) satisfaction, Contractor may elect to use the results of the most recent Completed Performance Test for the purpose of determining the Facility's level of achievement of the Performance Guarantees. If (i) Contractor does not so elect or (ii) any such modifications or repairs have been made to the Facility by Contractor after the date of the most recent Completed Performance Test and Owner requests that Contractor conduct another Completed Performance Test, then Contractor shall conduct a final Completed Performance Test on the Facility in accordance with Section 6.2 hereof that demonstrates a level of achievement of [*] (or higher) of the Electrical Output Guarantee and [*] (or lower) of the Heat Rate Guarantee in accordance with the performance test procedures set forth in Appendix D hereto. For the avoidance of doubt, the Parties acknowledge and agree that if Contractor shall have already achieved Provisional Acceptance and subsequent thereto shall have made modifications or repairs that could not reasonably be expected to adversely affect the performance of the Facility, this Section 6.5.3(a) shall not require Contractor to reperform a Completed Performance Test in order to achieve Final Acceptance at the levels of achievement of the Performance Guarantees already demonstrated at Provisional Acceptance; however, Contractor shall not be entitled to claim improved performance levels at Final Acceptance pursuant to this Section 6.5.3(a) after such modifications or repairs have been made without demonstrating such improved performance pursuant to a Completed Performance Test. Contractor will be obligated to pay all Performance Guarantee Payments as determined by the final or most recent Completed Performance Test, as applicable, pursuant to
Article 8 hereof, which payment shall be a condition precedent to the effectiveness of Contractor's election of Final Acceptance under this Section 6.5.3; PROVIDED that this Section 6.5.3 in no way detracts from or limits any of Contractor's obligations hereunder to comply and cause the Project to comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, to pay any Provisional Acceptance Late Completion Payments required hereunder and to perform its other obligations hereunder following Final Acceptance (including without limitation its obligation to achieve Project Completion).

                        (b) In the event Contractor elects to declare Final Acceptance under this Section 6.5.3, Final Acceptance shall be deemed effective as of the last to occur of (i) the date of Owner's receipt of the declaration and report of the final Completed Performance Test, or, as applicable, the most recent Completed Performance Test, referred to in this Section 6.5.3, and (ii) the effective date of the achievement of the Reliability Guarantee pursuant to
Section 6.6.4 hereof.

                        6.5.4 DEEMED FINAL ACCEPTANCE. In the event that on or before the Guaranteed Final Acceptance Date (i) the Facility has achieved Provisional Acceptance and (ii) the Reliability Guarantee has been achieved, then Final Acceptance of the Facility shall be deemed to occur hereunder on the Guaranteed Final Acceptance Date; PROVIDED that this Section 6.5.4 in no way detracts from or limits any of Contractor's obligations hereunder to comply, and to cause the Project to comply, with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits, to pay any Provisional Acceptance Late Completion Payments and Performance Guarantee Payments required hereunder and to perform its other obligations hereunder following such deemed Final Acceptance (including without limitation its obligation to achieve Project Completion). In the event that Final Acceptance is deemed to have occurred pursuant to this Section 6.5.4, except as may be otherwise provided pursuant to the following sentence, the most recent Completed Performance Test of the Facility performed before the date of such deemed achievement shall be used for the purpose of determining the Facility's level of achievement of the applicable Performance Guarantees pursuant to Article 8 hereof, and Contractor will be obligated to pay all Performance Guarantee Payments as determined by such Completed Performance Test, which payment shall be a condition precedent to the deemed achievement of Final Performance Acceptance under this Section 6.5.4. If Contractor has made any modifications or repairs to the Facility after the date of such most recent Completed Performance Test, which modifications or repairs could reasonably be expected to adversely affect the performance of the Facility, and Contractor has not reversed such modifications or repairs to Owner's (and the Independent Engineer's) satisfaction, then Owner may require Contractor to conduct another Completed Performance Test of the Facility in accordance with Section 6.2 hereof that demonstrates a level of achievement of [*] (or higher) of the Electrical Output Guarantee and [*] (or lower) of the Heat Rate Guarantee in accordance with the performance test procedures set forth in Appendix D hereto, which Completed Performance Test shall be used for the purpose of determining the Facility's level of achievement of the applicable Performance Guarantees pursuant to Section 8.1 hereof.

For the avoidance of doubt, the Parties acknowledge and agree that if Contractor shall have already achieved Provisional Acceptance and subsequent thereto shall have made modifications or repairs that could not reasonably be expected to adversely affect the performance of the Facility, this Section 6.5.3(a) shall not require Contractor to reperform a Completed Performance Test in order to achieve Final Acceptance at the levels of achievement of the Performance Guarantees already demonstrated at Provisional Acceptance; however, Contractor shall not be entitled to claim improved performance levels at Final Acceptance pursuant to this Section 6.5.3(a) after such modifications or repairs have been made without demonstrating such improved performance pursuant to a Completed Performance Test.

        6.6 RELIABILITY RUN. Contractor guarantees that, in no event later than the occurrence of Final Acceptance of the Facility hereunder, the Facility shall have successfully completed the Reliability Run (the "RELIABILITY GUARANTEE").

                6.6.1 RELIABILITY GUARANTEE. The Reliability Guarantee shall have been achieved hereunder if and only if the Facility demonstrates an Average Equivalent Availability of not less than [*] while operating over a period of [*] in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements, the Guaranteed Emissions Limits and the Instruction Manual, and with Contractor electing which period of [*] should comprise the Reliability Run.

                6.6.2 NOTICE AND REPORT OF RELIABILITY GUARANTEE ACHIEVEMENTS. When Contractor believes that it has achieved the Reliability Guarantee, it shall deliver to Owner and the Independent Engineer a written notice thereof (the "NOTICE OF RELIABILITY GUARANTEE ACHIEVEMENT"). The Notice of Reliability Guarantee Achievement shall contain a report of the results of the Reliability Run in a form mutually and reasonably agreeable to Contractor and Owner (with the written concurrence of the Independent Engineer) and with sufficient detail to enable Owner and the Independent Engineer to determine whether the Reliability Guarantee has been achieved.

                6.6.3 ACHIEVEMENT OF THE RELIABILITY GUARANTEE. Within fifteen
(15) days (or such shorter period as may be reasonably achieved with Owner's use of reasonable efforts) following receipt of the Notice of Reliability Guarantee Achievement, (a) Owner and the Independent Engineer shall review the results of the Reliability Run, and (b) Owner shall either (i) deliver to Contractor a certificate stating, with the written concurrence of the Independent Engineer, that the requirements in Section 6.6.1 hereof have been satisfied (the "RELIABILITY CERTIFICATE"), or (ii) if reasonable cause exists for doing so, notify Contractor in writing that the Reliability Guarantee has not been achieved, stating in detail the reasons therefor. In the event that Owner so determines that the Reliability Guarantee has not been achieved, Contractor shall consult with Owner as to the reasons for such failure and thereafter shall take such action or perform such additional Services as will allow the Reliability Run to be re-run as promptly as is practicable. Such procedure shall be repeated as necessary until the Reliability Guarantee has been achieved.

                6.6.4 DATE OF ACHIEVEMENT. For all purposes of this Agreement, the date of achievement of the Reliability Guarantee shall be deemed to be the date on which Contractor delivers to Owner the Notice of Reliability Guarantee Achievement relating to the Reliability Run that Owner subsequently delivered the Reliability Certificate pursuant to Section 6.6.3 hereof.

        6.7 PROJECT COMPLETION. Project Completion shall be achieved hereunder if and only if:

                (a) Final Acceptance of the Facility shall have occurred, and the Performance Guarantees with respect to the Facility shall have been achieved (or in lieu of achievement of the Performance Guarantees, applicable rebates under Article 8 shall have been paid, or Owner shall have elected Final Acceptance under Section 6.5.2 hereof);

                (b) The Reliability Guarantee shall have been achieved;

                (c) Contractor shall have demonstrated during the Completed Performance Test that the operation of the Facility does not exceed the Guaranteed Emissions Limits;

                (d) The Facility has achieved Mechanical Completion, and Contractor has not made any modification or repair following the date of achievement of Mechanical Completion that could reasonably be expected, in the judgment of Owner and the Independent Engineer, to adversely affect the performance of the Facility unless Contractor has reversed such modification or repair to Owner's (and the Independent Engineer's) satisfaction;

                (e) The Punch List items shall have been completed in accordance with this Agreement; and

                (f) Contractor shall have performed all of the Services, other than those Services (such as Contractor's warranty obligations under Article 10 hereof) which by their nature are intended to be performed after Project Completion.


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

                6.7.1 NOTICE AND REPORT OF PROJECT COMPLETION. When Contractor believes that it has achieved Project Completion, it shall deliver to Owner and the Independent Engineer a written notice thereof (the "NOTICE OF PROJECT COMPLETION"). The Notice of Project Completion shall contain a report in a form mutually and reasonably agreeable to Contractor and Owner (with the written concurrence of the Independent Engineer) and with sufficient detail to enable Owner and the Independent Engineer to determine the achievement by Contractor of the Punch List items and such other information as Owner or the Independent Engineer may require to determine whether Project Completion has been achieved.

                6.7.2 ACHIEVEMENT OF PROJECT COMPLETION. (a) Within fifteen (15) days (or such shorter period as may be reasonably achieved with Owner's use of reasonable efforts) following receipt of the Notice of Project Completion, Owner and the Independent Engineer shall inspect all work and review the report submitted by Contractor, and (b) Owner shall either (i) deliver to Contractor a certificate stating, with the concurrence of the Independent Engineer, that the requirements under clauses (a) through (f) of Section 6.7 have been satisfied (the "PROJECT COMPLETION CERTIFICATE") or (ii) if reasonable cause exists for doing so, notify Contractor in writing that Project Completion has not been achieved, stating the reasons therefor. In the event that Owner so determines that Project Completion has not been achieved, Contractor shall promptly take such action or perform such additional work as will achieve Project Completion and shall issue to Owner and the Independent Engineer another Notice of Project Completion pursuant to Section 6.7.1 hereof. Such procedure shall be repeated as necessary until Project Completion is achieved. For all purposes of this Agreement, the date of achievement of Project Completion shall be the date on which Owner delivers to Contractor the Project Completion Certificate corresponding to the actual achievement of Project Completion pursuant to this
Section 6.7.2.

                6.7.3 PROJECT COMPLETION DEADLINE . Contractor shall be obligated hereunder to achieve Project Completion not later than ninety (90) days after Final Acceptance of the Facility (the "PROJECT COMPLETION DEADLINE"). If Contractor does not achieve Project Completion on or before the Project Completion Deadline or if Contractor is not proceeding with all due diligence to complete the Services in order to achieve Project Completion by such deadline, Owner may retain another contractor to complete such work and Contractor shall pay to Owner upon demand any and all costs reasonably incurred by Owner in completing the Services in the event and only to the extent such costs exceed the remaining unpaid portion of the Contract Price that would have been payable to Contractor hereunder to complete the Services had this Agreement been performed.


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

                                    ARTICLE 7
                                COMPLETION DATES

        7.1 GUARANTEED COMPLETION DATES. Contractor guarantees that: (i) the earlier to occur of Provisional Acceptance and Final Acceptance of the Facility shall be achieved on or before the Guaranteed Provisional Acceptance Date; and
(ii) Final Acceptance of the Facility shall be achieved on or before the Guaranteed Final Acceptance Date.

        7.2 GUARANTEED COMPLETION DATE PRICE REBATES. (a) If neither Provisional Acceptance nor Final Acceptance of the Facility occurs on or before the thirty fifth (35th) day following the Guaranteed Provisional Acceptance Date, Contractor hereby agrees to pay to Owner, as a rebate and not as a penalty and as part of the consideration for awarding the contract, as follows:

                (i) For each calendar day by which the earlier to occur of Provisional Acceptance and Final Acceptance of the Facility is later than thirty five (35) calendar days after the Guaranteed Provisional Acceptance Date, an amount equal to [*] per day (the "PROVISIONAL ACCEPTANCE LATE COMPLETION PAYMENTS"); PROVIDED, HOWEVER, that any Provisional Acceptance Late Completion Payments due hereunder shall be reduced (but in no event to less than zero) by the sum of all gross revenue received by Owner from such Facility operations until the earlier to occur of Provisional Acceptance and Final Acceptance minus all fuel, labor and other fixed and variable operation and maintenance costs, all debt service and other costs and all taxes incurred or accrued by Owner during such period.

                  (b) Notwithstanding anything to the contrary in Section 7.2(a) hereof, the aggregate of the Provisional Acceptance Late Completion Payments required to be made by Contractor pursuant to this Section 7.2 shall be equal to the lesser of: (i) the aggregate of the Provisional Acceptance Late Completion Payments due pursuant to the terms of Section 7.2(a) hereof; and (ii) the maximum aggregate value of the Provisional Acceptance Late Completion Payments as a percentage of the Contract Price set forth in Section 9.1 hereof.

                        7.2.1 PLAN TO ACHIEVE PROVISIONAL AND FINAL
ACCEPTANCE. (a) If neither Provisional Acceptance nor Final Acceptance of the Facility occurs on or before the date that is seventy five (75) days after the Guaranteed Provisional Acceptance Date, Contractor shall, on such date, submit for approval by Owner and the Independent Engineer a Plan to accelerate the performance of the Services as necessary in order to


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

achieve Final Acceptance of the Facility by the Guaranteed Final Acceptance Date. Upon receipt of such a Plan, Owner (and, at Owner's request, the Independent Engineer) shall promptly review the Plan and, within ten (10) days after receipt thereof, shall provide Contractor with written approval or disapproval of the Plan, such approval not to be unreasonably withheld or delayed. If the Plan is not approved by Owner, Contractor shall revise the Plan and resubmit a revised Plan for approval by Owner (and, at Owner's request, the Independent Engineer). This procedure shall be repeated until (i) Provisional Acceptance or Final Acceptance of the Facility is achieved or (ii) a Plan relating to the Facility is approved by Owner and the Independent Engineer.

                (b) Notwithstanding anything to the contrary in Section 7.2.1(a) hereof, if neither Provisional Acceptance nor Final Acceptance of the Facility occurs on or before the date that is seventy five (75) days after the Guaranteed Provisional Acceptance Date and Contractor determines that the Services cannot, despite its best efforts, be accelerated to achieve Final Acceptance of the Facility by the Guaranteed Final Acceptance Date, then Contractor shall, on such date, submit a Plan to accelerate the performance of the Services as necessary in order to achieve Final Acceptance of the Facility as soon as possible. Following receipt of such a Plan, Owner shall have the right in its sole discretion to require Contractor to proceed in accordance with such Plan (as it may be modified by Owner or the Independent Engineer as set forth in the following sentence) or , upon fifteen (15) days prior notice to Contractor, to declare an Event of Default pursuant to Section 16.1(i) hereof; PROVIDED, HOWEVER, that if Contractor shall have demonstrated to the reasonable satisfaction of Owner and the Independent Engineer that (x) the primary reason for Contractor's inability to so achieve Final Acceptance by the Guaranteed Final Acceptance Date is a defect or a delivery failure with respect to one or more of the major equipment components in the Facility's power island or transformer being provided by Subcontractors, and (y) such defect or delivery failure, or the consequent extended delay in Contractor's ability to achieve Final Acceptance as a result thereof, would not have been avoided by Contractor's compliance with the Quality Assurance Plan and the other standards of performance as specified in Section 2.3.1 hereof, then Owner and the Independent Engineer shall not unreasonably withhold approval of a Plan (as it may be modified by Owner or the Independent Engineer as set forth in the following sentence) that accelerates the performance of the Services in such a manner as to achieve Final Acceptance as soon as possible (it being understood and acknowledged that such a Plan may require the replacement of such SUBCONTRACTORS). With respect to a Plan submitted under this Section 7.2.1(b), if Owner or the Independent Engineer in good faith believe such Plan does not accelerate the performance of the Services in such a manner as to achieve Final Acceptance as soon as possible, Owner shall have the right to modify such Plan (with the written concurrence of the Independent Engineer) as reasonably necessary to cause it to do so. In the event any Plan is so


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

approved or modified by Owner (with the written concurrence of the Independent Engineer), Contractor shall thereafter perform the Services in accordance with such approved or modified Plan.

                (c) For the avoidance of doubt, all costs and expenses incurred by Contractor and its Subcontractors in connection with the development and performance of any Plan pursuant to this Section 7.2.1, including without limitation any overtime or other acceleration costs and expenses, shall be solely the responsibility of Contractor, and Owner shall have no responsibility or liability with respect thereto.

        7.3 EARLY COMPLETION BONUS. In the event that either Provisional Acceptance or Final Acceptance occurs hereunder pursuant to Sections 6.3.1 or 6.5.1, respectively, prior to the Guaranteed Provisional Acceptance Date, Owner shall pay Contractor an amount equal to [*] for each day before the Guaranteed Provisional Acceptance Date that either Provisional Acceptance has been achieved pursuant to Section 6.3.1 hereof or Final Acceptance has been achieved pursuant to Section 6.5.1 hereof; PROVIDED, HOWEVER, that such payment by Owner pursuant to this sentence shall not exceed a maximum aggregate amount equal to [*], and such payment shall be due and payable to Contractor (subject to Section 7.3.1 hereof) thirty (30) days after the date of achievement of Final Acceptance. Owner's obligation to pay any such bonus payments shall not be secured by any lien or security interest on the Facility or any other assets of Owner.

                7.3.1 PAYMENT OF BONUS. In the event and to the extent that Owner does not have sufficient funds available to make any bonus payments pursuant to this Section 7.3 at the time such payment would otherwise be due and payable (after the payment of or reservation for all Retainage hereunder, all then-current operating and maintenance expenses, taxes, debt service and required contributions to reserves under the Financing Documents, and then-current reasonable working capital requirements), such unpaid bonus payments (i) shall accrue interest from such otherwise applicable payment date until paid at the rate set forth in Section 25.1 hereof and (ii) shall be payable by Owner at the times and to the extent of fifty percent (50%) of the first after-tax net cash flows from Facility operations that are distributable to Owner in accordance with the provisions of the Financing Documents until paid in full (including all applicable interest accrued thereon).


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

        7.4 REBATES REASONABLE; PAYMENT OF REBATES.

                7.4.1 REBATES REASONABLE. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to
Section 7.2 for Provisional Acceptance Late Completion Payments are reasonable, considering the reduction in value of the Project and the increased costs that it is anticipated Owner will incur in the event of Contractor's failure to achieve at least one of Provisional Acceptance or Final Acceptance of the Facility by the Guaranteed Provisional Acceptance Date. The amounts of these rebates are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of reduction in value of the Project and increased costs that will be actually incurred by Owner in such event, and the Parties hereby agree that the rebate amounts specified herein (a) shall be applicable regardless of the amount of such reduction in value actually occurring and such increased costs actually incurred by Owner and
(b) shall be the sole and exclusive remedy of Owner and the sole liability of Contractor under this Agreement for Contractor's delay in meeting the Guaranteed Provisional Acceptance Date. Solely for clarification and for the avoidance of doubt, the Parties hereby agree that this Section 7.4.1 shall not be construed in any way to limit, extend or otherwise affect Contractor's obligations and liabilities, or Owner's remedies, under this Agreement arising as a result of or in connection with (i) an Event of Default under Section 16.1(i) or (j) hereof or (ii) Contractor's obligation to achieve Final Acceptance and Project Completion and to cause the Project to comply with all Applicable Laws, all Applicable Permits and the Guaranteed Emission Limits. The payment of any such rebates hereunder shall not affect Owner's rights under Articles 15 and 16 hereof or Owner's rights to receive price rebates pursuant to Article 8 hereof.

                7.4.2 PAYMENT OF REBATES. Contractor shall pay the rebates required under Section 7.2 hereof monthly in arrears on the tenth (10th) day of each month, with the last such payment to occur within ten days of the determination that the first to occur of Provisional Acceptance or Final Acceptance of the Facility has been achieved.

        7.5 NOT USED.

        7.6 ACHIEVEMENT OF CONSTRUCTION PROGRESS MILESTONES. Contractor is obligated to achieve each Construction Progress Milestone on or before the corresponding Construction Progress Milestone Date.

                7.6.1 EVIDENCE OF ACHIEVEMENT. At Owner's request, Contractor shall be obligated to demonstrate, in a manner reasonably satisfactory to Owner and


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

Independent Engineer, that each Construction Progress Milestone has been achieved on or prior to the applicable Construction Progress Milestone Date.

                7.6.2 PLAN TO ACHIEVE CONSTRUCTION PROGRESS MILESTONES. (a) If any Construction Progress Milestone has not been achieved on or before the corresponding Construction Progress Milestone Date, Contractor shall promptly prepare and submit to Owner and Independent Engineer, within thirty (30) days of such Construction Progress Milestone Date, a Plan (which Plan may revise the order of the milestones set forth in the Payment and Milestone Schedule, but shall not increase the Contract Price or accelerate the timing of the Scheduled Payments hereunder) to accelerate the performance of the Services that reasonably demonstrates that Contractor will achieve Final Acceptance of the Facility by the Guaranteed Final Acceptance Date. Upon receipt of such a Plan, Owner (and, at Owner's request, the Independent Engineer) shall promptly review the Plan and provide Contractor, within ten (10) days of receipt of such Plan, with written notice of either (1) approval of the Plan, which approval will not be unreasonably withheld or delayed, or (2) proposed revisions to or disapproval of (with a summary of the perceived deficiencies therein) the Plan. Upon receipt of any such notice from Owner under clause (2) of the preceding sentence, Contractor shall promptly take one of the following actions: (x) revise the Plan in accordance with the comments received pursuant to said clause (2) or in accordance with such other changes as Contractor reasonably determines are appropriate, and submit the revised Plan to Owner (and, at Owner's request, the Independent Engineer), whereupon the procedure set forth in the preceding sentence will be repeated; or (y) if Contractor in good faith believes that its Plan as proposed reasonably demonstrates that Final Acceptance will be achieved by the Guaranteed Final Acceptance Date, submit the issue for dispute resolution pursuant to Article 21 hereof, in which event if the final decision thereunder finds that the Contractor's proposed Plan does reasonably demonstrate the likelihood of such achievement, such Plan shall be deemed approved by Owner. In the event that (A) such a dispute on a Plan is submitted to dispute resolution pursuant to clause (y) above and a final resolution thereof is not obtained thereunder by the date that is ninety (90) days after the missed Construction Progress Milestone Date, or (B) a Plan is otherwise not approved by Owner pursuant to the review and resubmittal procedure set forth above by the date that is ninety (90) days after the missed Construction Progress Milestone Date, then either (I) Contractor shall thereafter proceed to perform the Services in accordance with the Plan as revised in accordance with the most recent comments submitted by Owner and Independent Engineer pursuant to clause (2) above (PROVIDED that if a final decision subsequently received under clause (y) above finds that Contractor's proposed Plan should have been approved by Owner, Contractor shall be entitled hereunder to a Scope Change to reflect the additional costs reasonably incurred by Contractor solely as a result


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

of proceeding in accordance with provisions of this clause (I) instead of its proposed Plan), or (II) Contractor shall be in default hereunder pursuant to
Section 16.1(j) hereof.

                (b) Notwithstanding anything to the contrary in
Section 7.6.2(a) hereof, if any Construction Progress Milestone has not been achieved on or before the corresponding Construction Progress Milestone Date and Contractor determines that the Services cannot, despite its best efforts, be accelerated to achieve Final Acceptance of the Facility by the Guaranteed Final Acceptance Date, then Contractor shall promptly prepare and submit for approval to Owner (and, at Owner's request, the Independent Engineer) within thirty (30) days of such Construction Progress Milestone Date a Plan (which Plan may revise the order of the milestones set forth in the Payment and Milestone Schedule, but shall not increase the Contract Price or accelerate the timing of the Scheduled Payments hereunder) to accelerate the performance of the Services as necessary in order to achieve Final Acceptance of the Facility as soon as possible. Upon receipt of such a Plan, Owner shall have the right in its sole discretion to require Contractor to proceed in accordance with such Plan (as it may be modified by Owner or the Independent Engineer as set forth in the following sentence) or, upon fifteen (15) days prior notice to Contractor, to declare an Event of Default pursuant to Section 16.1(j) hereof; PROVIDED, HOWEVER, that if Contractor shall have demonstrated to the reasonable satisfaction of Owner and the Independent Engineer that (x) the primary reason for Contractor's inability to so achieve Final Acceptance by the Guaranteed Final Acceptance Date is a defect or a delivery failure with respect to one or more of the major equipment components in the Facility's power island or transformer being provided by Subcontractors, and (y) such defect or delivery failure, or the consequent extended delay in Contractor's ability to achieve Final Acceptance as a result thereof, would not have been avoided by Contractor's compliance with the Quality Assurance Plan and the other standards of performance as specified in Section
2.3.1 hereof, then Owner and the Independent Engineer shall not unreasonably withhold approval of a Plan (as it may be modified by Owner or the Independent Engineer as set forth in the following sentence) that accelerates the performance of the Services in such a manner as to achieve Final Acceptance as soon as possible (it being understood and acknowledged that such a Plan may require the replacement of such Subcontractors). With respect to a Plan submitted under this Section 7.6.2(b), if Owner or the Independent Engineer in good faith believe such Plan does not accelerate the performance of the Services in such a manner as to achieve Final Acceptance as soon as possible, Owner shall have the right to modify such Plan (with the written concurrence of the Independent Engineer) as reasonably necessary to cause it to do so. In the event any Plan is so approved or modified by Owner (with the written concurrence of the Independent Engineer), Contractor shall thereafter perform the Services in accordance with such approved or modified Plan.


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

                (c) For the avoidance of doubt, except in the circumstances and to the extent expressly set forth in the parenthetical in clause (I) of the last sentence of Section 7.6.2(a) hereof, all costs and expenses incurred by Contractor and its Subcontractors in connection with the development and performance of any Plan pursuant to this Section 7.6.2, including without limitation any overtime or other acceleration costs and expenses, shall be solely the responsibility of Contractor, and Owner shall have no responsibility or liability with respect thereto.

                                    ARTICLE 8
                           PRICE REBATE FOR FAILURE TO
                           MEET PERFORMANCE GUARANTEES

        8.1 PERFORMANCE GUARANTEES. Contractor guarantees that the Facility will be capable of achieving all the applicable performance specifications referred to in this Section 8.1 during a Completed Performance Test (a) at Provisional Acceptance of the Facility, if Provisional Acceptance were to occur prior to Final Acceptance hereunder and (b) at Final Acceptance of the Facility (the "PERFORMANCE GUARANTEES"). Without limiting the foregoing, Contractor agrees to exercise all reasonable repair and replacement alternatives, if any, that could reasonably be expected to improve for Final Acceptance the level of achievement of the Performance Guarantees demonstrated at Provisional Acceptance. Contractor agrees that, if (i) the Facility fails to achieve the Heat Rate Guarantee during the period, if any, commencing with Provisional Acceptance of the Facility and continuing until Final Acceptance of the Facility, (ii) the Facility fails to achieve the Electrical Output Guarantee during the period, if any, commencing with Provisional Acceptance and continuing until Final Acceptance of the Facility, or (iii) the Facility fails to achieve any of the applicable Performance Guarantees at Final Acceptance of the Facility, as the case may be, Contractor shall pay Owner as rebates and not as penalties the amounts calculated in accordance with the terms set forth in Sections 8.1.1 and 8.1.2 hereof (the "PERFORMANCE GUARANTEE PAYMENTS").

                8.1.1 ELECTRICAL OUTPUT GUARANTEE AND REBATES.

                        8.1.1.1 ELECTRICAL OUTPUT GUARANTEE. Contractor guarantees to Owner that, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees (i) at Provisional Acceptance of the Facility, if Provisional Acceptance were to occur prior to Final Acceptance, and (ii) at Final Acceptance of the Facility, the average net electrical output of the Facility as measured during the most recent Completed Performance Test as of such day (as such average net electrical output is measured and


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

corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) will be [*] the electrical output guarantee as set forth in the Warranty Data Sheet attached as Appendix R hereto (the "ELECTRICAL OUTPUT GUARANTEE").

                        8.1.1.2 INTERIM PERIOD REBATES. If (1) Contractor achieves Provisional Acceptance of the Facility prior to Final Acceptance of the Facility (the period of time between Provisional Acceptance and Final Acceptance being referred to as the "INTERIM PERIOD") and (2) the average net electrical output of the Facility as demonstrated by the Completed Performance Test used pursuant to Section 6.3(a) hereof to determine the level of achievement of the Performance Guarantees at Provisional Acceptance (as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is [*] than the Electrical Output Guarantee, then Contractor shall pay to Owner, as a rebate and not as a penalty and as part of the consideration for awarding the contract, for each day during the Interim Period, an amount equal to [*] for each kilowatt by which such average net electrical output (as measured during the most recent Completed Performance Test as of such day) of the Facility is [*] than such Electrical Output Guarantee (the "INTERIM PERIOD ELECTRICAL OUTPUT REBATES").

                        8.1.1.3 FINAL ACCEPTANCE REBATES. Upon Final
Acceptance of the Facility, if, with respect to the Completed Performance Test used pursuant to Section 6.2 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, the average net electrical output of the Facility during such Completed Performance Test (as such average net electrical output is measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) is [*] than the Electrical Output Guarantee, then Contractor shall pay to Owner, as a rebate and not as a penalty and as part of the consideration for awarding the contract, an amount equal to the sum of
(i) [*] for each kilowatt by which such average net electrical output of the Facility is [*] than the Electrical Output Guarantee minus (ii) the amount of any Interim Period Electrical Output Rebates paid or to be paid by Contractor to Owner hereunder.

                8.1.2 HEAT RATE GUARANTEE, REBATES.

                        8.1.2.1 HEAT RATE GUARANTEE. Contractor guarantees to Owner that, with respect to the Completed Performance Test used pursuant to
Section 6.2 hereof to determine the level of achievement of the Performance Guarantees (i) at Provisional Acceptance of the Facility, if Provisional Acceptance occurs prior to Final Acceptance, and (ii) at Final Acceptance of the Facility, the net heat rate of the Facility


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

during such Completed Performance Test, calculated in BTUs per kilowatt-hour (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in such Appendix D hereto), shall be [*] the heat rate guarantee as set forth in the Warranty Data Sheet attached as Appendix R hereto (the "HEAT RATE GUARANTEE").

                        8.1.2.2 INTERIM PERIOD REBATES. (a) If (1) Contractor achieves Provisional Acceptance of the Facility before Final Acceptance of the Facility, and (2) the average net heat rate of the Facility as demonstrated by the Completed Performance Test used pursuant to Section
6.3(a) to determine the level of achievement of the Performance Guarantees at Provisional Acceptance (as measured and corrected to the design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) [*] the Heat Rate Guarantee, then Contractor shall pay to Owner, as a rebate and not as a penalty and as part of the consideration for awarding the contract, for each day during the Interim Period, an amount equal to [*] for each BTU/kWh by which such measured net heat rate of the Facility (as measured during the most recent Completed Performance Test as of such day) [*]
 the Heat Rate Guarantee (the "Interim Period Heat Rate Rebates").

                        8.1.2.3 FINAL ACCEPTANCE REBATES. Upon Final
Acceptance of the Facility, if, with respect to the Completed Performance Test used pursuant to Section 6.5 hereof to determine the level of achievement of the Performance Guarantees at Final Acceptance, the net heat rate of the Facility during such Completed Performance Test (as measured and corrected to design operating conditions, all in accordance with the procedures set forth in Appendix D hereto) [*] the Heat Rate Guarantee, then Contractor shall pay to Owner, as a rebate and not as a penalty and as part of the consideration for awarding the contract, an amount equal to the sum of
(i) [*] for each BTU/kWh by which such measured heat rate [*] such Heat Rate Guarantee minus (ii) the amount of any Interim Period Heat Rate Rebates paid or to be paid by Contractor to Owner hereunder.

        8.2 REBATES REASONABLE. Owner and Contractor hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to this Article 8 for Performance Guarantee Payments are reasonable, considering the reduction in the value of the Facility and the increased costs that it is anticipated Owner will sustain in the event of Contractor's failure to achieve [*]. The amounts of these rebates are agreed upon and fixed hereunder by the Parties because of the difficulty of ascertaining on the date hereof the exact amount of such reduction in value and increased costs that will be actually sustained by Owner in the event of any such failure by Contractor, and the Parties hereby agree that the rebate

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

amounts specified herein (a) shall be applicable regardless of the amount of such reduction in value and increased costs actually sustained by Owner and (b) shall be the sole and exclusive remedy of Owner and the sole liability of Contractor under this Agreement for the failure of the Facility to achieve one hundred percent (100%) of the Performance Guarantees. Solely for clarification and for the avoidance of doubt, the Parties hereby agree that this Section 8.2 shall not be construed in any way to limit, extend or otherwise affect Contractor's obligations and liabilities, or Owner's remedies, under this Agreement arising as a result of or in connection with (i) an Event of Default under Section 16.1(i) or (j) hereof or (ii) Contractor's obligation to achieve Final Acceptance and Project Completion and to cause the Project to comply with all Applicable Laws, all Applicable Permits and the Guaranteed Emission Limits. The payment of any such rebates hereunder shall not affect Owner's rights under Articles 15 and 16 hereof or Owner's rights to receive price rebates pursuant to
Article 7 hereof.

                8.2.1 FINANCIAL CAP ON PERFORMANCE REBATES. Notwithstanding anything to the contrary in this Article 8, the total aggregate Performance Guarantee Payments required to be made by Contractor pursuant to this Article 8 shall be equal to the lesser of (i) the aggregate total of the Performance Guarantee Payments due pursuant to the terms of Sections 8.1.1 and 8.1.2, and
(ii) the maximum aggregate value of the Performance Guarantee Payments as a percentage of the Contract Price set forth in Section 9.1 hereof.

        8.3 PAYMENT OF PERFORMANCE REBATES. Contractor shall pay to Owner all rebate amounts required under Sections 8.1.1.3 and 8.1.2.3 hereof within fifteen
(15) days after the determination that the conditions (other than the payment of these rebate amounts) to Final Acceptance have been achieved. All rebate amounts required under Sections 8.1.1.2 and 8.1.2.2 hereof shall be due and payable by Contractor to Owner monthly in arrears on the tenth (10th) day of each month, with the last such payment to occur no later than fifteen (15) days after the determination that Final Acceptance has been achieved.


                                    ARTICLE 9
                              LIABILITY AND DAMAGES

        9.1 LIMITATION OF LIABILITY. Notwithstanding any other provision in this Agreement, in no event shall Contractor's liability under this Agreement
(a) for Provisional Acceptance Late Completion Payments exceed in the aggregate an amount equal to [*], (b) for Performance Guarantee Payments under Section 8.1.1 hereof exceed in the aggregate an amount equal to [*]

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


[*], (c) for Performance Guarantee Payments under Section 8.1.2 hereof exceed in the aggregate an amount equal to [*], and (d) for all Provisional Acceptance Late Completion Payments and Performance Guarantee Payments exceed in the aggregate an amount equal to [*] (which amount set forth in this clause (d) is referred to as the "LD SUBCAP"). Solely for clarification and for the avoidance of doubt, the Parties hereby agree that this Section 9.1 shall not be construed in any way to limit, extend or otherwise affect Contractor's other obligations or liabilities arising under or in connection with this Agreement, including without limitation (i) its liability for an Event of Default under Section 16.1(i) or (j) hereof or (ii) its obligation to achieve Final Acceptance of the Facility and Project Completion and to cause the Project to comply with all Applicable Laws, all Applicable Permits, and the Guaranteed Emissions Limits.

        9.2 CONSEQUENTIAL DAMAGES. Notwithstanding anything stated to the contrary in this Agreement, except as otherwise provided in this Section 9.2, neither Party nor any of its contractors, subcontractors or other agents providing equipment, material or services for the Project shall be liable under this Agreement, whether based in contract, in tort (including negligence and strict liability), warranty or otherwise, for any indirect, incidental, special, exemplary, punitive or consequential loss or damage of any type, including but not limited to loss of use or loss of profit or revenue, and each Party hereby releases the other Party and its contractors, subcontractors and agents from any such liability; PROVIDED, HOWEVER, that the provisions of this Section 9.2 shall not limit Contractor's obligations (i) to pay to Owner the Provisional Acceptance Late Completion Payments and Performance Guarantee Payments pursuant to Articles 7 and 8 hereof, and (ii) to pay any excess completion costs pursuant to Sections 6.7.3 or 15.3(b) hereof.

        9.3 AGGREGATE LIABILITY OF CONTRACTOR. Notwithstanding anything to the contrary herein, the total aggregate liability of Contractor (including, without limitation, liabilities covered by the LD SubCap) to Owner arising out of the performance or nonperformance of any or all obligations in connection with this Agreement, whether based in contract, tort, negligence, strict liability, warranty, error or omission or otherwise, shall not in any event exceed an amount equal to (a) [*] for liability due to events occurring prior to the date of Provisional Acceptance (or, if Provisional Acceptance was achieved on the basis of a temporary waiver, variance or grace period pursuant to Section 6.2.7 hereof, such later date on which the Facility's long-term compliance with Applicable Laws, Applicable Permits and other required emission standards is demonstrated), and (b) [*] for liability due to events occurring from and after the date of Provisional Acceptance (or, if applicable under clause (a) above, such later date on which such long-term compliance of the Facility is demonstrated); [*]

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[*]

                                   ARTICLE 10
                            WARRANTIES AND GUARANTEES

        10.1 WARRANTIES AND GUARANTEES. Contractor warrants and guarantees that (i) all machinery, equipment, materials, systems, supplies and other items comprising the Project will be new and unused (except computer cards) and of first-rate quality in accordance with Prudent Utility Practices and will be in specific conformity with the Design Documents (including without limitation Appendix A hereto) and the other requirements of this Agreement, will be suitable for use in generating electric energy and capacity under the climatic and normal operating conditions described in this Agreement and will be free from defective workmanship or materials, (ii) it will perform all of its design, construction, engineering and other Services hereunder in accordance with the provisions of Section 2.3 hereof, (iii) the Project and its components will be free from all defects caused by errors or omissions in engineering and design, as determined by reference to Prudent Utility Practices and the standard of performance required under Section 2.3 hereof, and will comply with all Applicable Laws, all Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and the Guaranteed Emissions Limits in accordance with the provisions of Section
2.4 hereof, and (iv) the completed Project will perform its intended functions of generating electric energy and capacity as a complete, integrated operating system as contemplated in this Agreement, it being understood that the design of the Facility (including, without limitation, the Electrical Interconnection Facilities and the Protective Apparatus) is based upon a useful life design objective of [*] from the Commercial Operation Date.

                10.1.1 CORRECTION OF NONCONFORMING OR DEFECTIVE SERVICES.

                (a) If Owner notifies Contractor in writing no later than thirty
(30) days after the expiration of the applicable Warranty Period of any defects or deficiencies in the Project discovered during the applicable Warranty Period, Contractor promptly (i) shall re-perform the Services at Contractor's expense as necessary or appropriate in order to correct any errors, omissions, defects or deficiencies in the Project and (ii) in the case of any defective or otherwise deficient machinery, equipment, materials, systems, supplies or other items (including without limitation the engineering or design thereof),


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shall replace or, at Contractor's option, repair the same at Contractor's expense such that it is in compliance with the standards warranted and guaranteed in this Section 10.1; PROVIDED, HOWEVER, that Contractor's obligation to correct such defective or deficient items (x) shall not extend to any re-performance, repairs or replacements in the event and only to the extent required as a result of normal corrosion, erosion, noise level or wear and tear in the operation of the Facility (other than as caused by the negligence of any Contractor Responsible Party or the acts or omissions of any Contractor Responsible Party that are not in compliance with Contractor's obligations hereunder) and (y) shall not apply in the event and only to the extent such obligation arises directly from Owner's failure to operate and maintain the Facility in accordance with the Instruction Manual and otherwise in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements and Prudent Utility Practices. Contractor shall bear all costs and expenses associated with re-performing or repairing or replacing any Services, including, without limitation, necessary disassembly, transportation, reassembly and re-testing, as well as reworking, repair or replacement of such Services, and disassembly and reassembly of adjacent facilities that are included in the Services or indicated in the Project Design Book or in the Real Estate Rights when necessary to give access to the defective or deficient work. In the event that such adjacent facilities are not included in the Services or indicated in the Project Design Book or in the Real Estate Rights, all such costs and expenses associated with such disassembly and reassembly of such adjacent facilities shall be borne by Owner. In no event shall the Contractor have any obligation to undertake any corrective work as described in this Section 10.1.1 if Owner fails to provide notice on or before the date occurring thirty (30) days after the expiration of the Warranty Period. After investigation by Contractor, should Contractor and Owner mutually and reasonably agree (or, in the event Owner and Contractor are unable to agree, should it be determined pursuant to Article 21 hereof) that any of the errors, omissions, defects or deficiencies in the Project reported by Owner do not exist, Owner shall reimburse Contractor for all reasonable out-of-pocket costs in the event and only to the extent such costs were incurred by Contractor in connection with the investigation of such reported errors, omissions, defects or deficiencies that did not exist.

                (b) In the course of re-performing or repairing or replacing any Services pursuant to this Article 10, Contractor shall coordinate its performance of such work with Owner in accordance with Section 6.3.4 hereof.

                (c) Contractor shall promptly notify Owner after any defective or otherwise deficient work with respect to the Project is discovered by Contractor or should have been discovered by or been apparent to a skilled and experienced contractor in Contractor's position. Owner shall use its reasonable efforts to promptly notify


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Contractor after any defective or otherwise deficient work becomes apparent to
Owner; PROVIDED, HOWEVER, that the failure of Owner to so notify Contractor shall not relieve Contractor from any of its obligations under this Article 10.

        10.2 NO LIENS OR ENCUMBRANCES. Contractor warrants and guarantees that, in the event and only to the extent Owner has made all payments then due to Contractor under this Agreement, title to the Facility and all work, materials, supplies and equipment provided hereunder shall pass to Owner free and clear of, and the Facility, the Facility Site and any and all interests and estates therein and any and all improvements and materials placed on the Facility Site shall be free and clear of, all liens, claims, security interests and other encumbrances made by, through or under Contractor or any Subcontractor, other than any Permitted Liens that are being contested in good faith by Contractor and comply with the requirements set forth in clause (a) or (b) of the definition thereof. In the event of any nonconformity to the requirements of this Section, Contractor promptly (i) shall defend Owner's title to the Facility and such work, materials, supplies and equipment or to the Facility Site and such interests, estates, improvements and materials, as the case may be, and
(ii) shall remove and discharge any such lien, claim, security interest or other encumbrance; PROVIDED that if Contractor is unable to so promptly remove and discharge any such encumbrance, Contractor may provide to Owner in lieu thereof a bond or other collateral, in form and substance satisfactory to Owner and the Financing Parties, to fully indemnify Owner against any loss resulting from such liens, claims, security interests or other encumbrances.

        10.3 LIMITATION OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN ARTICLES 7 AND 8 HEREOF, THE WARRANTIES AND GUARANTEES PROVIDED IN THIS ARTICLE 10 ARE EXCLUSIVE AND THERE ARE NO OTHER WARRANTIES OR GUARANTEES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), RELATING TO THE SERVICES (AS DEFINED IN SECTION 2.1 HEREOF). SOLELY FOR CLARIFICATION AND FOR THE AVOIDANCE OF DOUBT, THE PARTIES HEREBY AGREE THAT NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.3 SHALL IN ANY WAY LIMIT, EXTEND OR OTHERWISE AFFECT CONTRACTOR'S OTHER OBLIGATIONS AND LIABILITIES HEREUNDER, INCLUDING WITHOUT LIMITATION (I) CONTRACTOR'S OBLIGATION TO ACHIEVE FINAL ACCEPTANCE (AS DEFINED HEREIN) OF THE FACILITY AND PROJECT COMPLETION (AS DEFINED HEREIN) AND TO CAUSE THE PROJECT TO COMPLY WITH ALL APPLICABLE LAWS, ALL APPLICABLE PERMITS AND THE GUARANTEED EMISSIONS LIMITS (AS DEFINED HEREIN), (II) CONTRACTOR'S LIABILITY


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FOR WILLFUL BREACH OF ITS OBLIGATIONS UNDER THIS ARTICLE 10, AND (III)
CONTRACTOR'S OBLIGATIONS UNDER ARTICLES 7, 8 AND 13 HEREOF.

                                   ARTICLE 11
                                  FORCE MAJEURE

        11.1 FORCE MAJEURE EVENT. As used in this Agreement, a "FORCE MAJEURE EVENT" shall mean any act or event that prevents the affected Party from performing any obligations (other than the payment of money) under this Agreement or complying with any conditions required to be complied with under this Agreement if such act or event is beyond the reasonable control of and without the fault or negligence of the affected Party and such Party has been unable by the exercise of all reasonable efforts to overcome or mitigate the effects of such act or event. Force Majeure Events include, but are not limited to, acts of declared or undeclared war, sabotage, landslides, revolution, terrorism, flood, tidal wave, hurricane, lightning, earthquake, fire, explosion, civil disturbance, act of God or the public enemy, any unreasonable delay or failure to act of a court or public authority with respect to a requested action necessary for the performance of the Services (PROVIDED that such requested action is legal, customary and within such authority's jurisdiction and application therefor was made in a proper and timely manner (taking into account all circumstances known or that should have been known with the exercise of due diligence) and was diligently pursued), transportation accidents in the event and only to the extent that they cause physical damage to Equipment, or strikes or other labor disputes of a regional or national character that are not limited to only the employees of Contractor or its affiliates and that are not due to the breach of a labor contract or Applicable Law by the Party claiming Force Majeure or its affiliates). Force Majeure Events do not include (i) late delivery of materials or equipment (except in the event and only to the extent caused by a Force Majeure Event, including but not limited to those listed above), (ii) the acts or omissions of any Contractor Responsible Party (except in the event and only to the extent that such act or omission of such Contractor Responsible Party would itself be excused hereunder by virtue of a Force Majeure Event, including but not limited to those listed above), and (iii) in the event and only to the extent the claiming Party's act, failure to perform or event was caused by lack of funds or other mere economic hardship.

        11.2 BURDEN OF PROOF. In the event that the Parties are unable in good faith to agree that a Force Majeure Event has occurred, the Parties shall submit the dispute to dispute resolution pursuant to Section 21.1 hereof, PROVIDED that the burden of proof as to (a) whether a Force Majeure Event has occurred and (b) whether performance


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was excused in accordance with Section 11.3 hereof, shall be upon the Party claiming a Force Majeure Event.

        11.3 EXCUSED PERFORMANCE. If either Party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure Event, that Party will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected, PROVIDED that:

        (a) the non-performing Party gives the other Party notice describing the nature (in such detail as is reasonable under the circumstances) of the occurrence, including an estimation of its expected duration and probable impact on the performance of such Party's obligations hereunder, such notice to be delivered as promptly as practicable (but in no event more than five (5) days following the later to occur of (i) the date of the occurrence of the Force Majeure Event and (ii) with respect to the CTG Subcontract only, the date on which the non-performing Party learns of such Force Majeure Event) and the non-performing Party thereafter continues to furnish timely regular reports with respect thereto during the continuation of the Force
     Majeure Event;

        (b) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

        (c) no liability of either Party which arose due to events that occurred before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of such occurrence;

        (d) the non-performing Party exercises all reasonable efforts to mitigate or limit damages to the other Party;

        (e) the non-performing Party uses all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

        (f) as soon as the non-performing Party is able to resume performance of its obligations under this Agreement excused as a result of the Force Majeure Event, that Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.


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                                   ARTICLE 12
                                  SCOPE CHANGES

        12.1 FURTHER REFINEMENT, CORRECTIONS AND DETAILING NOT SCOPE CHANGES. It is understood and agreed that the Project shall be subject to further refinement, correction and detailing by Contractor from time to time in a manner consistent with Appendix A hereto and the other standards of performance required hereunder, and that Contractor shall receive no additional compensation for any such refinement, correction, or detailing that is contemplated to be a part of, or would reasonably be inferred to be a part of, the Services under this Agreement (including without limitation any refinement, correction or detailing in connection with the engineering development or completion of the design in accordance with Appendix A) hereto, and any such refinements, corrections and detailing shall not constitute Scope Changes. A material addition to, deletion from, suspension of or other modification to the requirements or provisions of this Agreement pursuant to a Scope Change Order issued by Owner hereunder shall constitute a Scope Change rather than a refinement, correction or detailing.

        12.2 SCOPE CHANGES. Owner, without invalidating this Agreement, may order Scope Changes to the Services, in which event one or more of the Contract Price, the Construction Progress Milestone Dates, the Guaranteed Completion Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees shall be equitably adjusted accordingly, if necessary. All Scope Changes shall be authorized by a Scope Change Order and only the Owner may issue Scope Change Orders; PROVIDED that no Scope Change Order issued by Owner on or after the Financial Closing Date shall be valid hereunder without the written concurrence of the Independent Engineer unless such Scope Change Order (i) does not extend the Guaranteed Completion Dates under this Agreement, does not result in a material change in the design of the Project (as determined in accordance with the definition of Project Design Book herein), that has not been expressly approved by the Independent Engineer, and does not increase the Contract Price either individually or in the aggregate with all previous non-Independent Engineer-authorized Scope Change Orders by more than the applicable dollar thresholds to be set forth in the acknowledgment and consent agreement to be entered into among Owner, Contractor and the Financing Parties pursuant to Section 17.1 hereof, or (ii) is required pursuant to the terms of the Agreement as a result of circumstances not in the control of Owner or as a result of Owner's failure to perform its obligations hereunder.

        12.3 PROCEDURE FOR SCOPE CHANGES. (a) As soon as Contractor becomes aware of any circumstances which Contractor has reason to believe may necessitate a Scope Change, Contractor shall issue to Owner a Scope Change Order Notice at


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Contractor's expense. All Scope Change Order Notices shall include documentation sufficient to enable Owner to determine (i) the factors necessitating a Scope Change; (ii) the impact which the Scope Change is likely to have on the Contract Price and the Payment and Milestone Schedule; (iii) the impact which the Scope Change is likely to have on the Project Schedule, the Construction Progress Milestone Dates and the Guaranteed Completion Dates; (iv) the impact which the Scope Change is likely to have on the Performance Guarantees; and (v) such other information which Owner may reasonably request in connection with such Scope Change in order to determine the above factors and impacts (including, with respect to Scope Changes involving price changes under the provisions of Section 12.8(c) or (d) hereof, material and labor cost information).

        (b) If Owner desires or is required to make a Scope Change, in response to a Scope Change Order Notice or otherwise, it shall submit a Scope Change Order Request to Contractor. Contractor shall promptly review the Scope Change Order Request and notify Owner in writing of the options for implementing the proposed Scope Change (including, if possible, any option that does not involve an extension of time) and the effect, if any, each such option would have on the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees. Contractor shall provide cost, schedule and performance level guarantee impacts to Owner for Scope Changes proposed by Owner, including furnishing to Owner a statement, setting forth in detail, a breakdown by trades and work classifications. Owner may, but shall not be obligated to (except and only as specifically provided in Sections 12.2(ii) and 12.12 hereof), issue a Scope Change Order covering such proposed Scope Change, in which event the contents of Contractor's notice described in this Section
12.3 shall be binding on Owner (except as otherwise provided in the following sentence) and Contractor. In the event Owner disagrees with Contractor's statement of the effect of such Scope Change on the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Project Schedule or the Performance Guarantees, Owner may (and with respect to matters addressed in Sections 12.2(ii), 12.5 and 12.12 hereof, shall) proceed with issuance of an interim Scope Change Order (an "INTERIM SCOPE CHANGE ORDER") on such terms and conditions as Owner deems to be warranted, in which case Contractor shall proceed in accordance therewith, and the dispute as to the effect of such Scope Change shall be resolved as provided in Article 21 hereof.

        12.4 SCOPE CHANGES DUE TO CONTRACTOR ERROR. Notwithstanding anything in this Article 12 to the contrary, no Scope Change Order shall be issued and no adjustment of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule or


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the Performance Guarantees shall be made for or as a result of any correction of errors, omissions, deficiencies, or improper or defective work on the part of Contractor or any Subcontractors in the performance of the Services.

        12.5 SCOPE CHANGES DUE TO CHANGES IN LAW AND PERMITS. In the event and only to the extent that:

        (a) any Applicable Permit is obtained after the date of this Agreement and either (1) neither the application for nor a draft of such Applicable Permit is identified in Section 12.6.2 hereof (and thus neither was provided to Contractor prior to the date of this Agreement) and Contractor's compliance with the terms of such Applicable Permit constitutes a material change to the Scope of Services to be performed by Contractor as set forth in Appendix A hereto, or (2) the application for, or a draft of, such Applicable Permit was provided to Contractor prior to the date of this Agreement (as indicated in Section 12.6.2 hereof) and such Applicable Permit contains requirements that are materially more stringent than the corresponding requirements set forth in the Guaranteed Emission Limits (or, if such requirements do not have corresponding requirements in the Guaranteed Emission Limits, they are materially more stringent than indicated in the application for, or draft of, as the case may be, such Applicable Permit); or

        (b) any changes in Applicable Laws or Applicable Permits occur after the date of this Agreement, and such more stringent requirements or changes necessitate a Scope Change;

     then, in any such case, such requirements or changes shall be treated as a Scope Change pursuant to clause (ii) of Section 12.2 hereof; PROVIDED, HOWEVER, that this Section 12.5 shall not apply to (1) any change in Applicable Laws relating to Contractor Taxes or (2) any change in Applicable Permits in the event and only to the extent resulting directly or indirectly from the acts or omissions of any Contractor Responsible Party that are wrongful or otherwise not in compliance with the Contractor's obligations hereunder.

        12.6 FAMILIARITY WITH CONDITIONS AND DOCUMENTATION.

                12.6.1 FAMILIARITY WITH CONDITIONS. As more fully set forth in
Article 20 hereof, Contractor acknowledges and accepts the risk of mistake or error relating to all matters within the scope of Section 20.1 hereof and further acknowledges and agrees that no increase or adjustment in the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees or any other


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provision which may be affected thereby will be made as a result of any such mistake or error.

                12.6.2 FAMILIARITY WITH DOCUMENTATION. Prior to the date of this Agreement, Contractor has reviewed: (a) all documentation which is attached as an Appendix hereto or which Contractor is required to perform as set forth herein or in any such Appendix, (b) the Baseline Environmental Site Assessment,
(c) the wetlands delineation established pursuant to the Letter of Interpretation/Line Verification, LURP File No. 1219-90-0002.4 issued by the New Jersey Department of Environmental Protection on March 22, 1999, with the attached Survey by Carr Engineering Associates as last revised April 5, 1999,
(d) the Land Development Application (including the EIS, Drawings and Reports referred to therein) prepared by Maser and TRC, dated September 1999, as amended pursuant to the Sayreville Planning Board Final Resolution dated as of October 12, 1999 (subject to Contractor's comments as set forth in its letter ARPAC/0055 dated October 25, 1999), (e) the Topographic Survey Sketch No. 71599 (consisting of 5 sheets) provided to Contractor prior to the date hereof, undated but based on July 1999 survey, and (f) the draft MCUA Wastewater Discharge Permit Application dated October 11, 1999 (subject to Contractor's comments as set forth in its letter RA/0093 dated November 8, 1999), and Contractor confirms that it will be able to perform the Services consistent with such documentation, subject to the comments set forth in the letters identified above and assuming Owner implements the Approved Remediation Plan in accordance with the terms thereof and such implementation has the effect of remediating Hazardous Materials as specifically intended and set forth in the Approved Remediation Plan. Contractor has further reviewed: (g) the Draft Air Permit/Compliance Plan issued by the New Jersey Department of Environmental Protection to Owner under date of November 12, 1999 (subject to Owner's final comments thereon sent to NJDEP by letter dated November 18, 1999) and Contractor confirms that it will be able to perform the Services consistent with such draft (i) with respect to the emissions limits set forth therein, to the extent such draft is consistent with and limited by the technical considerations and conditions for emissions limits and guarantees set forth in Appendix R and (ii) with respect to any other technical requirements set forth therein, to the extent such draft is consistent with and no more stringent than the technical requirements of Appendix A. Contractor acknowledges and agrees that any difficulty or extra cost it may encounter in performing the Services consistent with such documentation will not entitle Contractor to any increase or adjustment in the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees or any other provision which may be affected thereby. For the avoidance of doubt, the Parties hereby acknowledge and agree that this Article 12 does not impose on Contractor the risk of mistake or error in the documentation attached


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hereto constituting the Electrical Interconnection Requirements, the PPA
Operating Requirements or the Real Estate Rights or in the documentation referred to in clauses (b) through (g) of this Section 12.6.2.

        12.7 EFFECT OF FORCE MAJEURE EVENT. (a) In the event and only to the extent that any Force Majeure Event affects Contractor's ability to meet the Guaranteed Completion Dates or the Construction Progress Milestone Dates, then an equitable adjustment in one or more of such dates and in the Payment and Milestone Schedule and the Project Schedule shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 21 hereof.

        (b) No adjustment to the Performance Guarantees shall be made as a result of a Force Majeure Event unless, and in the event and only to the extent that, the Performance Guarantees are impossible to achieve as a practical matter as a direct result of such Force Majeure Event.

        (c) Except as otherwise expressly set forth below in this Section 12.7, no adjustment to the Contract Price shall be made as a result of a Force Majeure Event. In the event that Contractor is delayed in the performance of the Services by a Force Majeure Event, then:

        (i) to the extent that the delay(s) are, [*]

        (ii) to the extent that the delay(s) are, [*]

        12.8 PRICE CHANGE. An increase or decrease in Contract Price, if any, resulting from a Scope Change requested by Owner or made pursuant to this
Article 12 shall be determined, upon the mutual agreement of the Parties, as follows:

        (a) By lump sum payment, in an amount proposed by Contractor (properly itemized and supported by sufficient substantiating data to permit evaluation) and accepted by Owner; or

        (b) By unit pricing; or


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        (c) By cost and percentage or by cost and fixed fee; or

        (d) If none of the methods set forth in Section 12.8(a), 12.8(b) or 12.8(c) hereof is agreed upon after good faith negotiation by the Parties, Contractor shall provide Owner with such purchase orders, invoices, subcontractor quotes and other documents and records as may enable Owner to verify, to its reasonable satisfaction, the costs or savings reasonably incurred by Contractor in effecting such Scope Change. All equipment, materials, labor, equipment rental and other items required as a result of such Scope Change shall be purchased by Contractor at competitive market prices. Owner shall, upon verifying Contractor's costs or savings associated with such Scope Change, adjust the Contract Price by the amount thereof plus [*] and appropriate adjustments shall be made to the corresponding Scheduled Payments.

        12.9 CONTINUED PERFORMANCE PENDING RESOLUTION OF DISPUTES. Notwithstanding a dispute regarding the amount of any increase or decrease in Contractor's costs with respect to a Scope Change, Contractor shall proceed with the performance of such Scope Change promptly following Owner's execution of the corresponding Interim Scope Change Order.

        12.10 DOCUMENTATION. All claims by Contractor for adjustments to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule and the Performance Guarantees as a result of Scope Changes under this
Article 12 shall be supported by such documentation as is reasonably sufficient for Owner to determine the accuracy thereof, including, as applicable, invoices from Subcontractors and Contractor's man-hour breakdowns in the event and only to the extent such invoices and man-hour breakdowns are relevant to the method utilized by the Parties pursuant to Section 12.8 hereof for adjusting the Contract Price.

        12.11 QUALITATIVE ENGINEERING. If Contractor identifies an opportunity for a cost beneficial non-necessary improvement of the Facility, Contractor may issue a Scope Change Notice to notify Owner of the existence of such opportunity. After evaluating the information presented in the Scope Change Notice issued by Contractor pursuant to this Section 12.11 in good faith, Owner may submit a Scope Change Order Request. Contractor shall review such Scope Change Order Request and notify Owner in writing of the options for implementing the proposed Scope Change, the effect of such Scope Change and any such other information as Owner may request; PROVIDED that Contractor shall be reimbursed by Owner for all reasonable costs incurred by Contractor


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in responding to any Scope Change Order Request submitted by Owner pursuant to this Section 12.11. Owner may, but shall not be obligated to, issue a Scope Change Order covering such proposed Scope Change in the manner provided by
Section 12.3 hereof.

        12.12 HAZARDOUS MATERIALS. In the event a Hazardous Material is discovered to exist at the Facility Site, Contractor shall be responsible for responding to and handling such Hazardous Material (including but not limited to the condition resulting from the presence thereof) in compliance with the requirements of all Applicable Laws and Applicable Permits and Sections 2.1.7 and 2.1.15 hereof, provided, however, that if such Hazardous Material is not one for which Contractor is responsible pursuant to clauses (a) through (e) of
Section 2.1.7 hereof or Section 2.1.15 hereof, then Contractor shall be entitled to a Scope Change hereunder as required for such response and handling, except that if any Contractor Responsible Party has negligently aggravated the condition resulting from the presence of such Hazardous Material at the Facility Site, any such Scope Change shall be equitably adjusted to account for the impact on Owner's costs and/or liability (actual or contingent) arising from, and directly attributable to, such conduct . Notwithstanding the foregoing, (i) Contractor shall have the right, upon written notice delivered to Owner within thirty (30) days (or such shorter period of time as is practicable with the exercise of all reasonable efforts) of its discovery of the presence of any such Hazardous Material not covered by any of clauses (a) through (e) of Section
2.1.7 or Section 2.1.15 hereof), to refuse to accept responsibility for responding to and handling such Hazardous Material (including but not limited to the condition resulting from the presence thereof) if Contractor determines, in its reasonable discretion, that the potential liabilities and difficulties associated with such response and handling would materially and adversely affect the risks to Contractor in performing the Services hereunder, and (ii) Owner shall retain the right to contract directly with a third party contractor to perform any such response and handling work instead of the Contractor hereunder, PROVIDED that any such work shall be performed in such a manner as not to adversely affect any Contractor Responsible Party's performance of the Services in any material way.

                                   ARTICLE 13
                                 INDEMNIFICATION

        13.1 GENERAL INDEMNIFICATION. Contractor shall fully indemnify, save harmless and defend Owner, its parents, subsidiaries and other affiliates, the Financing Parties, and the directors, officers, agents, employees, successors and assigns of each of them (the "OWNER INDEMNIFIED PARTIES"), from and against any and all third-party losses, costs, damages, injuries, liabilities, claims, demands, penalties, interest and causes of


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action, including without limitation reasonable attorney's fees (collectively, the "DAMAGES"), arising out of, resulting from or related to this Agreement (including without limitation any damage to or destruction of property of, or death of or bodily injury to, Persons (whether they are employees of the Owner Indemnified Parties, Contractor or any Subcontractor, or are Persons unaffiliated with the Project)) in the event and only to the extent such Damages are caused or contributed to (i) by the fault, intentional misconduct, negligence, strict liability or omission in the performance of the Services or otherwise relating to this Agreement or the Project by Contractor or any Subcontractor, or any of their respective employees, agents, representatives, invitees or other Contractor Responsible Parties or (ii) by the failure of Contractor or any Subcontractor to comply with the terms of this Agreement, whether or not any of the Owner Indemnified Parties are contributorily negligent; PROVIDED, HOWEVER, that the foregoing indemnification shall not apply
(i) in the event and only to the extent the Damages are caused by or contributed to by the negligence or willful misconduct of any of the Owner Indemnified Parties, or (ii) with respect to Damages resulting from Hazardous Materials, as Contractor's indemnity obligations with respect thereto are solely as provided in Section 13.4 hereof.

        13.2 ADDITIONAL INDEMNIFICATION. Without limiting the generality of
Section 13.1 hereof, Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties from and against any and all Damages in favor of any governmental authority or other third party in the event and to the extent such Damages are caused by (i) failure of Contractor or any Subcontractor to comply with Applicable Laws and Applicable Permits as required by this Agreement, (ii) failure of Contractor or any Subcontractor to properly administer and pay the Taxes or Project Duties as required hereunder (including without limitation the Contractor Taxes) or any other taxes, fees and contributions required to be paid by Contractor or any Subcontractor under Applicable Laws, or (iii) nonpayment of amounts due as a result of furnishing materials or services to Contractor or any Subcontractor which are payable by Contractor or any Subcontractor in connection with the Services.

        13.3 PATENT AND COPYRIGHT INDEMNIFICATION. Without limiting the generality of Section 13.1 hereof, Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties from and against any and all Damages which the Owner Indemnified Parties may hereafter suffer or pay by reason of any claims or suits arising out of claims of infringement of any domestic or foreign patent rights, copyrights or other intellectual property, proprietary or confidentiality rights with respect to the performance by Contractor or any Subcontractor of the Services, including without limitation, with respect to materials or information in any way incorporated in or related to the engineering, procurement, construction, ownership, use, operation or maintenance


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of the Facility at the Facility Site. If, in any such suit or claim, a temporary restraining order or preliminary injunction is granted, Contractor shall make every reasonable effort, by giving a satisfactory bond or otherwise, to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the Project, or any part, combination or process thereof, is held to constitute an infringement and its use is permanently enjoined, Contractor shall promptly make every reasonable effort to secure for Owner a license, at no cost to Owner, authorizing continued use of the infringing work. If Contractor is unable to secure such suspension or such license within a reasonable time, Contractor shall, at its own expense and without impairing performance requirements, either replace the affected work, or part, combination or process thereof, with non-infringing components or parts or modify the same so that they become non-infringing.

        13.4 HAZARDOUS MATERIALS LIABILITY. (a) Owner shall fully indemnify, save harmless and defend the Contractor Indemnified Parties from and against all Damages in the event and only to the extent such Damages are caused or contributed to by the presence of any Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site, other than any Hazardous Material for which Contractor is responsible pursuant to Section 2.1.7 hereof; PROVIDED, HOWEVER, that the foregoing indemnification shall not apply in the event and only to the extent that the Damages are caused by or contributed to by
(x) the negligence or willful misconduct of any Contractor Responsible Party.

        (b) Contractor shall fully indemnify, save harmless and defend the Owner Indemnified Parties from and against all Damages in the event and only to the extent such Damages are caused or contributed to by (i) any Hazardous Material for which Contractor is responsible pursuant to Section 2.1.7 hereof, or (ii) the negligence or willful misconduct of any Contractor Responsible Party in connection with the presence of any Hazardous Material on, or the release of any Hazardous Material on or from, the Facility Site; PROVIDED, HOWEVER, that the foregoing indemnification shall not apply in the event and only to the extent that the Damages are caused by or contributed to by the negligence or willful misconduct of any Owner Indemnified Party.

        13.5 NOTICE AND LEGAL DEFENSE. Promptly after receipt by a Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 13.1, 13.2, 13.3 or 13.4 hereof may apply, such Party shall notify the other Party in writing of such fact. Contractor or Owner, as the case may be, shall assume on behalf of the indemnified party and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to the indemnified party; PROVIDED that the indemnified party shall have the right to be represented therein by advisory counsel of its own selection and at its


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own expense; and PROVIDED FURTHER, that if the defendants in any such action include both Contractor or Owner and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to Contractor or Owner, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its own behalf at the expense of the indemnified party.

        13.6 FAILURE TO DEFEND ACTION. If any claim, action, proceeding or investigation arises as to which the indemnity provided for in Section 13.1, 13.2, 13.3 or 13.4 hereof may apply, and Contractor or Owner, as the case may be, fails to assume the defense of such claim, action, proceeding or investigation, then the indemnified party may at the expense of Contractor or Owner, as the case may be, contest (or, with the prior written consent of Contractor or Owner, settle) such claim.

        13.7 SURVIVAL. The provisions of this Article 13 shall survive Project Completion and the termination of this Agreement.


                                   ARTICLE 14
                                    INSURANCE

        14.1 GENERAL. Except as otherwise expressly provided in this Article 14, Contractor shall provide and maintain the types and amounts of insurance set forth in this Article 14 at all times while Contractor or any Subcontractor is performing the Services. The insurance carriers providing insurance as described in this Article 14 shall have an A.M. Best Financial Rating of A-VII or a comparable international rating from an international rating institute, or if unrated, then such carriers shall be acceptable to both Parties, which acceptance shall not be unreasonably withheld or delayed. The capitalized terms used in this Article 14 and not otherwise defined in this Agreement shall have the meaning generally ascribed to such terms in the commercial insurance industry in the United States.

        14.2 WORKER'S COMPENSATION INSURANCE. Contractor shall maintain Worker's Compensation Insurance and Employers' Liability Insurance (including occupational disease) to cover statutory benefits and limits of the Worker's Compensation laws of any applicable jurisdiction in which any work is to be performed hereunder, and with such Employers' Liability Insurance to have a coverage limit of one million dollars ($1,000,000) per occurrence.

        14.3 COMMERCIAL GENERAL LIABILITY INSURANCE. Contractor shall maintain Commercial General Liability Insurance for Hazards of (a) Construction Operation, (b)


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Elevators and Escalators, (c) Subcontractors and Independent Contractors, (d)
Products and Completed Operations (with Completed Operations coverage to remain in force for two years following Final Acceptance), (e) Explosion Collapse and Underground Hazards, (f) Contractual Liability, (g) Personal Injury Liability (with the standard contractual and employee exclusions deleted) and (h) Sudden and Accidental Pollution. The insurance required by this Section 14.3 shall have the following limits of liability:

        Third Party Bodily Injury and Property Damage Liability

        $1,000,000 Combined Single Limit per occurrence and $2,000,000 annual aggregate issued on an occurrence basis, with such limits available to the Project.

        14.4 AUTOMOBILE LIABILITY INSURANCE. $1,000,000 Combined Single Limit per occurrence. Each Party shall obtain its own Business Automobile liability insurance to cover all owned, leased and non-owned vehicles in connection with construction, services, and/or other associated work hereunder.

        14.5 COMMERCIAL UMBRELLA AND/OR EXCESS INSURANCE. Commencing on or prior to the earlier of (i) the date that Contractor commences shipment of any equipment to be provided hereunder and (ii) the Financial Closing Date, Contractor shall maintain Commercial Umbrella and/or Excess Insurance Policies for Bodily Injury and Property Damage Liability [*] over Primary Employer's Liability, Commercial General Liability, and Business Automobile Liability Limits.

        14.6 SEVERABILITY OF INTEREST. All insurance carried in accordance with
Section 14.3, 14.4 and/or 14.5 hereof shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

        14.7 BUILDER'S RISK INSURANCE. On or prior to the earlier of (i) the commencement of performance of the Services at the Facility Site and (ii) the Financial Closing Date, Contractor shall provide, for the benefit of Owner, the Financing Parties, Contractor and all Subcontractors, "All-Risk" Builder's Risk Insurance in form reasonably acceptable to Owner and the Financing Parties covering direct physical loss or damage to the Facility for perils including but not limited to fire, lightning, hail, explosion, riot and civil commotion, vandalism and malicious mischief, theft, damage from aircraft (and other falling objects), inland transportation, vehicles, smoke, fire, flood, earthquake, landslide, Tsunami, windstorm, collapse, start-up and testing of the Facility and to any and all materials, supplies or equipment comprising the Facility or


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intended for installation into the Facility and covering all such materials, supplies or equipment during temporary storage and transit to or from the Facility Site during erection and otherwise. Insurance maintained shall be written on a full replacement cost basis. This insurance shall include "Delay in Start-up" Coverage equal to the defined Business Interruption amount (including construction financing costs, fixed operating and maintenance costs and extension payments under the Power Purchase Agreement) equal to the initial eighteen (18) months of commercial operation. Policy Deductible amounts shall be based on a "per occurrence" basis not to exceed [*] for Equipment Start-up Testing, [*] for earthquake, [*] for windstorm, [*] for flood, and [*] for all other property damage losses. The "Delay in Start-up" Deductible shall also be based on a "per occurrence" basis with Waiting Period Deductibles not to exceed [*]. Contractor shall maintain such All-Risk Builder's Risk Insurance until the Risk Transfer Date. Thereafter and until Final Acceptance, Contractor shall maintain the Visits Maintenance Coverage Extension thereof.

        14.8 OCEAN MARINE CARGO INSURANCE. Contractor shall provide on or prior to the earlier of (i) the commencement of shipment of any equipment to be provided hereunder and (ii) Financial Closing Date, and shall maintain until the Risk Transfer Date of the Facility Ocean Marine Cargo Insurance covering any and all materials and equipment while they are in transit to the Facility Site by wet marine bottoms or by air transportation and/or connecting conveyances, with a policy limit not less than the value of the largest single cargo shipment. Such insurance shall include Project "Delay in Start-up" coverage equal to the defined Business Interruption amount (including construction financing costs, operating and maintenance costs and extension payments under the Power Purchase Agreement) equal to the initial eighteen (18) months of commercial operation, with the same deductible and coverage amounts as are applicable to the "Delay in Start-up" insurance under Section 14.7 hereof.

        14.9 SUBCONTRACTOR INSURANCE. Before permitting any of its Subcontractors to perform any Services at the Facility Site, Contractor shall obtain a certificate of insurance from each such Subcontractor evidencing that such Subcontractor has obtained insurance in such amounts and against such risks as is consistent with Contractor's customary practices for such types of subcontracts for projects of similar type and capacity to the Project, PROVIDED that such insurance shall at least be in such amounts and against such risks as is customarily carried by persons engaged in similar businesses in the same geographic area.

        14.10 WAIVER OF SUBROGATION. All insurance policies obtained or carried by the Parties shall include a waiver of any right of subrogation of the insurers thereunder against Owner, Contractor, the Subcontractors, the Financing Parties, the Power


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Purchaser, the Transmitting Utility and all their assigns, subsidiaries, affiliates, employees, insurers and underwriters and of any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such person insured under any such policy.

        14.11 CONTRACTOR'S WAIVER. Contractor further releases, assigns and waives any and all rights of recovery against Owner, the Financing Parties, the Power Purchaser, the Transmitting Utility and all their affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters, which Contractor may otherwise have or acquire, in or from or in any way connected with any loss covered by policies of insurance maintained or required to be maintained by Contractor pursuant to this Agreement (other than third party liability insurance policies) or because of deductible clauses (except as otherwise provided in Section 14.15.3 hereof) in or inadequacy of limits of any such policies of insurance.

        14.12 EVIDENCE OF COVERAGE. Prior to the Financial Closing Date (or, if earlier, on or prior to the time such insurance policies under Sections 14.5,
14.7 and 14.8 hereof are required to be in effect), Contractor shall furnish to the Financing Parties and Owner certificates of insurance from each insurance carrier showing that the above required insurance is in force, the amount of the carrier's liability thereunder, and further providing that the insurance will not be canceled until the expiration of at least thirty (30) days (or ten (10) days in the case of cancellation due to non-payment of premiums) after written notice of such cancellation, change or non-renewal has been received by Owner and the Financing Parties. All copies of certificates of insurance submitted under this Section 14.12 shall be in form and content reasonably acceptable to Owner and the Financing Parties. Copies of all insurance policies required under this Article 14 to be obtained by each Party shall be available at such Party's address indicated in Section 25.6 hereof for review by the other Party or the Financing Parties.

                14.12.1 STANDARDS. All insurance described herein shall be written by a company or companies authorized to do business in the State of New Jersey and reasonably satisfactory to Owner and the Financing Parties. Contractor and all Subcontractors shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance described herein.

        14.13 CONTRACTOR'S OR RENTED EQUIPMENT. All construction tools and equipment belonging to Contractor or any Subcontractor used by or on behalf of Contractor or any Subcontractor for its performance hereunder shall be brought to and kept at the Facility Site at the sole cost, risk and expense of Contractor or such Subcontractor and Owner shall not be liable for loss or damage thereto, and any insurance


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

policies carried by Contractor, any Subcontractor or any third party on said equipment, supplies and materials shall provide for a waiver of the underwriters' right to subrogation against Owner, the Financing Parties, the Transmitting Utility and all their assignees, subsidiaries, affiliates, employees, insurers and underwriters. Contractor shall obtain adequate insurance to cover any construction tools and equipment leased from third parties.

        14.14 DESCRIPTIONS NOT LIMITATIONS. The coverages referred to above shall be set forth in full in the respective policy forms, and the foregoing descriptions of such policies are not intended to be complete, nor to alter or amend any provision of the actual policies; PROVIDED, HOWEVER, that neither the content of any insurance policy or certificate, nor Owner's approval thereof, shall relieve Contractor of any of its obligations under this Agreement.

        14.15 COST OF PREMIUMS, RISK OF LOSS AND DEDUCTIBLES.

                14.15.1 COST OF PREMIUMS. Contractor shall bear responsibility for payment of all premiums for all insurance coverages required pursuant to this Article 14.

                14.15.2 RISK OF LOSS. With respect to the Facility, until (i) delivery by Owner of the Provisional Acceptance Certificate or the Final Acceptance Certificate pursuant to Section 6.3.2 or 6.5.1.2 hereof, whichever occurs earlier, or (ii) any earlier transfer of control of the Facility to Owner upon termination of this Agreement (the earlier of clause (i) or clause (ii) above, the "RISK TRANSFER DATE"), Contractor (not Owner) shall bear the risk of loss and full responsibility for the costs of replacement, repair or reconstruction resulting from any damage to or destruction of the Facility or any materials, equipment, tools and supplies which are purchased for permanent installation in or for use during construction of the Facility, regardless of whether Owner has title thereto under this Agreement, except in the event and only to the extent such loss or damage (other than to any tools and equipment covered by Section 14.13 hereof) is a result of the negligence or intentional misconduct of Owner, its employees or agents, in which event Owner shall be responsible for up to the permitted deductible applicable thereto as set forth in Section 14.15.3 hereof. After the Risk Transfer Date with respect to the Facility, the Owner shall bear all risk of loss and full responsibility for repair, replacement or reconstruction with respect to any loss, damage or destruction to the Facility which occurs after such Risk Transfer Date, except in the event and only to the extent such loss or damage is a result of (x) the continuing performance of the Services by any Contractor Responsible Party or
(y) the negligence or intentional misconduct of any Contractor Responsible Party, in either of which events


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Contractor shall be responsible for up to the lesser of the insurance deductible applicable thereto and [*].

                14.15.3 DEDUCTIBLES. Contractor shall be responsible for deductibles for any losses covered by insurance required to be provided by Contractor under this Article 14; PROVIDED, HOWEVER, that Owner shall be responsible for the following: (a) deductibles in connection with any such Project losses that are covered by Builder's Risk insurance required under
Section 14.7 hereof and Ocean Marine Cargo insurance required under Section 14.8 hereof, in each case only up to the permitted deductibles hereunder and only in the event and to the extent that the deductibles are in respect of losses caused by the negligence or intentional misconduct of any Owner Responsible Party; and
(b) deductibles in connection with any Project losses that are (i) caused as a direct result of an event of Force Majeure pursuant to Article 11 hereof and
(ii) covered by the "Delay in Start-Up" insurance required under Sections 14.7 and 14.8 hereof.

        14.16 ADDITIONAL INSUREDS. All Contractor and Owner furnished insurance coverages required by this Article 14 (with the exception of the insurance required under Sections 14.2, 14.7 and 14.8) shall, to the extent of their respective indemnity obligations hereunder, include Owner, Contractor, the Financing Parties, the Power Purchaser, the Transmitting Utility and all their assignees, subsidiaries and affiliates as additional insureds. The insurance coverages required by Sections 14.7 and 14.8 hereof (a) shall designate the Financing Parties (as identified by Owner) as loss payees for losses in excess of $1 million and (b) shall name Owner, the Financing Parties, the Power Purchaser, the Transmitting Utility and their assignees, subsidiaries and affiliates as additional insureds as their interests may appear.

        14.17 NO LIMITATION OF LIABILITY. The required coverages referred to and set forth in this Article 14 shall in no way affect, nor are they intended as a limitation of, Contractor's liability with respect to its performance of the Services except as expressly provided elsewhere.

        14.18 INSURANCE PRIMARY. All policies of insurance provided by Contractor pursuant to this Article 14 shall be written as primary and noncontributing with respect to any other similar coverage that Owner, the Financing Parties, the Power Purchaser, the Transmitting Utility and their assignees, subsidiaries and affiliates may carry.


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                                   ARTICLE 15
                             TERMINATION; SUSPENSION

        15.1 SUSPENSION OR TERMINATION FOR OWNER'S CONVENIENCE. Owner may for its convenience terminate any part of the Services or all remaining Services at any time upon thirty (30) days' prior written notice to Contractor specifying the part of the Services to be terminated and the effective date of termination. Promptly upon receipt of such notice, Contractor shall stop performance of the terminated Services and shall promptly order and commence demobilization with regard to the terminated Services. Contractor shall continue to prosecute the part of the Services not terminated. In case of such partial termination, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and, as appropriate, such other provisions of this Agreement which may be affected thereby shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof. In the event of termination by Owner under this
Section 15.1 at any time prior to the Commencement Date, Owner shall pay to Contractor such amounts, if any, as are required pursuant to Section 2.2 hereof. In the event of termination by Owner under this Section 15.1 at any time on or after the Commencement Date, Owner shall pay to Contractor such amounts as are required pursuant to Section 4.4 hereof (PROVIDED that if such termination is only of part of the Services, the provisions of said Section 4.4 shall be applied only with respect to the terminated Services); PROVIDED that Contractor shall mitigate all damages or expenses to be borne by Owner under Section 4.4 hereof; and PROVIDED, FURTHER, that if Owner so requests, Contractor shall execute and deliver all documents and take all other steps, including legal assignments, as necessary to transfer to Owner (or to Owner's designee, which may be any other AES affiliate or any third party purchaser) all of Contractor's right, title and interest in and to all items procured by Contractor for the Project and all contractual rights of Contractor under all subcontracts, purchase orders, warranties, guarantees and other agreements for the Project, in each case in accordance with the provisions set forth in Section 4.4(a) and (b) hereof, as applicable.

                15.1.1 OWNER'S RIGHT TO SUSPEND COMPLETION OF THE SERVICES. (a) Owner may elect to suspend completion of all or any part of the Services upon ten (10) days' prior written notice to Contractor (or, in emergency situations, upon such prior notice as circumstances permit) indicating (i) the portion of the Services the completion of which Owner has elected to defer; (ii) Owner's estimate of the duration of such suspension; and (iii) the effective date of such suspension of the Services. Upon receipt of and consistent with the effective date of such notice, Contractor shall stop performance of the Services which Owner has elected to defer and shall continue to complete performance of the balance of the Services. In the event of a suspension of the Services


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pursuant to this Section 15.1.1, Owner shall (A) within thirty (30) days after receipt from Contractor of an invoice and such supporting documentation as Owner reasonably requires to verify the invoiced amounts, pay to Contractor the sum of
(1) such amount, if any, of the unpaid Contract Price that is representative of the actual stage of completion of the Services being deferred that have been performed to date and not previously compensated for through Contract Price payments made through such date (as reasonably determined based upon the percentage completion of applicable milestones relating to such deferred work as set forth in the Payment and Milestone Schedule or as otherwise mutually and reasonably agreed upon by the Parties), plus (2) in the event and only to the extent appropriate based upon the duration and scope of the suspension, such reasonable demobilization costs incurred by Contractor as a result of such suspension, including any reasonable payments that Contractor is required to make to Subcontractors due to such suspension (PROVIDED that Contractor shall use all reasonable efforts to minimize such payments), and (B) authorize a Scope Change Order making equitable adjustments to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and such other provisions of this Agreement which may be affected thereby, as appropriate. Contractor shall use all reasonable efforts to mitigate expenses to be borne by Owner as a result of suspension of the Services pursuant to this
Section 15.1.1. Contractor shall promptly resume the suspended portion of the Services upon receipt of a written notice from Owner authorizing reinstatement of such portion and specifying the effective date of resumption.

                (b) Notwithstanding anything to the contrary in this Agreement, in the event that (i) Owner desires to suspend completion of all the Services hereunder or any portion of the CTG Services for its convenience in accordance with Section 15.1.1(a) hereof, and (ii) despite its use of all reasonable efforts Contractor is unable to obtain a corresponding suspension under the CTG Subcontract (it being understood that Contractor has no right or power under the CTG Subcontract to require Siemens Westinghouse Power Corporation to accept a suspension thereunder), then Owner shall thereafter for the duration of such suspension pay to Contractor all amounts (other than any that are caused by Contractor's failure to perform its obligations thereunder) which become due and payable from Contractor under the CTG Subcontract on or before the corresponding payment date under the CTG Subcontract. In the event Owner elects to resume performance of the CTG Services hereunder, (i) its payment of such suspension period CTG-related payments (exclusive of any accrued interest paid thereon) shall be credited against the Contract Price, and (ii) the continued performance by Contractor and Siemens Westinghouse Power Corporation under the CTG Subcontract during such suspension period shall be taken into account in determining the appropriate equitable adjustments to be made to one or more of the Contract Price, the Guaranteed Completion


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Dates, the Construction Progress Milestone Dates, the Payment and Milestone
Schedule, the Project Schedule, the Performance Guarantees and any other provisions of this Agreement as a result of such suspension.

                15.1.2 TERMINATION UPON EXTENDED SUSPENSION OF SERVICES. (a) If all or substantially all of the Services have been suspended by Owner for its convenience pursuant to Section 15.1.1 hereof, and the aggregate number of days of all such discretionary suspensions exceeds [*], Contractor may, at its option, at any time thereafter so long as such suspension continues, give written notice to Owner that Contractor desires to terminate the Agreement. Unless Owner orders Contractor to resume performance of the Services within fifteen (15) days after the receipt of such notice from Contractor, this Agreement shall terminate upon the end of such fifteenth (15th) day. In the event of such termination, the Contractor shall be paid a Termination Payment in accordance with Section 4.4 hereof as though the termination was made by Owner pursuant to Section 15.1 hereof.

        (b) If all or substantially all of the Services have been suspended as a result of Force Majeure Events hereunder and the aggregate number of days of all such suspensions exceeds [*], either Party may, at its option, at any time thereafter so long as such suspension continues, terminate this Agreement upon written notice to the other Party. In the event of such termination, Contractor shall be paid a Termination Payment in accordance with Section 4.4 hereof as though the termination was made by Owner pursuant to Section 15.1 hereof.

        15.2 SUSPENSION OR TERMINATION BY CONTRACTOR UPON NON-PAYMENT BY OWNER. If Owner fails to pay to Contractor any payment as required hereunder and such failure continues for [*], then (a) Contractor may suspend its performance of the Services hereunder upon [*] prior written notice to Owner, which suspension may continue until such time as such payment (plus accrued interest thereon pursuant to Section 25.1 hereof) is paid to Contractor, and/or (b) if such payment has not been made prior to the commencement of a suspension by Contractor under clause (a) above, Contractor may terminate this Agreement upon [*] prior written notice to Owner, PROVIDED that such termination shall not become effective if such payment (plus accrued interest thereon pursuant to Section 25.1 hereof) is made to Contractor prior to the end of such notice period. In the event of such a suspension by Contractor pursuant to clause (a) above, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by agreement between Owner and Contractor or otherwise pursuant to Article 12

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or 21 hereof. In the event of such a termination by Contractor pursuant to clause (b) above, Owner shall pay to Contractor such amounts as are required pursuant to Section 4.4 hereof; PROVIDED that Contractor shall use all reasonable efforts to mitigate all damages or expenses to be borne by Owner under Section 4.4 hereof. Notwithstanding the foregoing, Owner shall not be deemed to be in breach hereof, nor shall Contractor be entitled to suspend its performance hereunder or to terminate this Agreement, by reason of the withholding of any payment (or portion thereof) which is the subject of a bona fide dispute.

        15.3 CONSEQUENCES OF TERMINATION. (a) Upon any termination pursuant to this Article 15 or Article 16 hereof, Owner may, PROVIDED that if such termination is pursuant to Article 15 hereof Contractor shall have been paid all amounts due and owing to it under this Agreement, at its option elect to have itself (or its designee, which may include any other affiliate of The AES Corporation or any third party purchaser) (i) assume responsibility for and take title to and possession of the Project and any or all work, materials or equipment remaining at the Facility Site, and (ii) succeed automatically (upon delivery of written notification by Owner (or its designee) to all third parties concerned), without the necessity of any further action by Contractor, to the interests of Contractor in any or all items procured by Contractor for the Project and in any and all contracts and subcontracts entered into between Contractor and any Subcontractor with respect to the Project, in each case as selected by Owner (or its designee). With respect to all such contracts and subcontracts that Owner (or its designee) so succeeds to, it shall be required, as between Contractor and Owner (or its designee), to compensate such Subcontractors only for compensation becoming due and payable to such Subcontractors under the terms of their respective contracts and subcontracts with Contractor for Services performed from and after the date Owner (or its designee) elects to succeed to the interests of Contractor in such contracts and subcontracts. All sums claimed by such Subcontractors to be due and owing for Services performed prior to such date shall constitute debts between Contractor and the affected Subcontractors, and Owner (or its designee) shall in no way be liable for such sums. Contractor shall include in all contracts and subcontracts entered into with Subcontractors a provision providing for the foregoing.

        (b) In the event of any termination hereof, Owner may, without prejudice to any other right or remedy it may have, at its option, finish the Services by whatever method Owner may deem expedient. If such termination was by Owner pursuant to Section 16.2 hereof, then, in addition to any Provisional Acceptance Late Completion Payments and any Performance Guarantee Payments due under Articles 7 and 8 hereof, Owner shall be entitled (i) to recover from Contractor, and Contractor shall pay to Owner upon demand, any costs reasonably incurred by Owner in completing the Services


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(including without limitation any construction, professional services and financing costs) in the event and only to the extent such costs exceed the remaining unpaid portion of the Contract Price that would have been payable to Contractor hereunder to complete the Services if this Agreement had been fully performed, and [*]. In the case of such a termination by Owner pursuant to Section 16.2 hereof, Contractor shall not be entitled to any further payment hereunder, other than any amounts for Services duly performed in accordance with the standards of performance required under this Agreement prior to such termination; PROVIDED that any such amounts shall not be payable to Contractor unless and until Contractor has paid any and all amounts that are due or may become due from it to Owner hereunder (including without limitation any payments due under Section 16.2 hereof).

        (c) Notwithstanding anything to the contrary in this Agreement, in the event that either (i) Owner desires to terminate for its convenience pursuant to
Section 15.1 hereof either all of the Services hereunder or that part of the Services involving Contractor's purchase of three (3) model 501F Econopac combustion turbine generators and associated equipment and services pursuant to the CTG Subcontract (the "CTG SERVICES") or (ii) this Agreement is terminated pursuant to Section 15.1.2 or 15.2 hereof (the effective date of such termination, the "TERMINATION DATE"), then, in either such case, Contractor shall assign and delegate to Owner, and Owner shall assume by way of an assignment and delegation from Contractor pursuant to documentation reasonably satisfactory to Owner, all of Contractor's outstanding rights, benefits, entitlements, duties, liabilities and obligations under the CTG Subcontract; PROVIDED, HOWEVER, that either (x) Owner shall not be obligated hereunder to assume any duty, liability or obligation, the responsibility for which accrued prior to the Termination Date (the "PRE-TERMINATION OBLIGATIONS"), and Contractor shall cause Siemens Westinghouse Power Corporation (or its successor or permitted assigns as seller under the CTG Subcontract) to acknowledge and agree to the assumption by Owner of all of Contractor's outstanding rights, benefits, entitlements, duties, liabilities and obligations under the CTG Subcontract, excluding the Pre-Termination Obligations, or (y) as a condition precedent to the assumption by Owner of all of Contractor's outstanding rights, benefits, entitlements, duties, liabilities and obligations under the CTG Subcontract, Owner may request, and, in such event, Contractor shall provide to Owner, an indemnity agreement from Contractor's parent, Raytheon Company, in form and substance reasonably acceptable to Owner, fully indemnifying Owner from and against any and all claims, liabilities, damages, costs and expenses, including attorneys' fees and legal costs, arising out of or in connection with the Pre-Termination Obligations; PROVIDED, FURTHER, that


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(1) for all purposes of this Section 15.3(c), the Pre-Termination Obligations shall not include (and Owner shall assume) any payment obligation under the CTG Subcontract that was due from Contractor prior to the Termination Date but was withheld by Contractor as a result of Owner's withholding of the corresponding portion from any Scheduled Payment hereunder, unless such withholding by Owner was due to Contractor's failure to have properly performed its obligations under the CTG Subcontract and (2) if Contractor satisfied a payment obligation under the CTG Subcontract prior to the Termination Date and prior to its receipt of a corresponding payment from Owner, but does not receive reimbursement for such payment from Owner by a corresponding portion of a Scheduled Payment, Termination Payment or otherwise, then within thirty (30) days following the Termination Date Owner shall make such payment to Contractor (PROVIDED, HOWEVER, that Section 4.4 hereof sets forth the full amounts that may be due to Contractor pursuant to the terms thereof and in no event is any amount described in this Section 15.3(c) intended to supplement amounts described in Section 4.4 hereof). It shall be a condition precedent to Contractor's obligation to assign the CTG Subcontract hereunder, and such assignment shall not be effective, until
(A) Contractor has received all payments which are due and payable to Contractor in accordance with this Section 15.3(c) and (B) Owner furnishes to Siemens Westinghouse Power Corporation a financial guaranty or other security reasonably acceptable to Siemens Westinghouse Power Corporation as may be required pursuant to the terms of the CTG Subcontract as a condition to such assignment.

        15.4 SURVIVING OBLIGATIONS. Termination of this Agreement pursuant to this Article 15 or Article 16 hereof (a) shall not relieve Contractor or Owner of its obligations with respect to the confidentiality of the other Party's information as set forth in Article 19 hereof, (b) shall not relieve Contractor or Owner of any obligation hereunder which expressly or by implication survives termination hereof, and (c) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, shall not relieve either Party of any obligations or liabilities for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination, and shall not relieve Contractor of its obligations as to portions of the Services already performed or as to obligations assumed by Contractor or Owner prior to the date of termination. For the avoidance of doubt, the warranty obligations of Contractor pursuant to Article 10 hereof with respect to all Services performed hereunder prior to the termination of this Agreement shall survive termination of this Agreement; PROVIDED that such warranty obligations shall be equitably modified by agreement of the Parties, or otherwise pursuant to Article 21 hereof, to account for any material adverse effect such termination may have on Contractor's ability to perform Services meeting the warranty and guarantee standards contained in Article 10 hereof.


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                                   ARTICLE 16
                              DEFAULT AND REMEDIES

        16.1 CONTRACTOR'S DEFAULT. Contractor shall be immediately in default of its obligations hereunder upon the occurrence of any one or more of the following events, acts or conditions:

        (a) Contractor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall generally not pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

        (b) An involuntary case or other proceeding shall be commenced against Contractor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days;

        (c) Any representation or warranty made by Contractor under Article 24 hereof was false or materially misleading when made, and Contractor fails to remedy such false or materially misleading representation or warranty within thirty (30) days after Contractor receives a written notice from Owner with respect thereto;

        (d) Contractor assigns or transfers this Agreement (or any right or interest herein) in breach of Section 17.1 hereof without the express written consent of Owner;

        (e) Contractor (i) knowingly fails to maintain any insurance coverages required of it pursuant to Article 14 hereof, or (ii) otherwise fails to maintain and, within two business days of receiving actual knowledge of such failure, fails to correct its failure to maintain any such required insurance coverages;


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

        (f) Contractor or any Subcontractor fails to comply with any provision of any Applicable Law or Applicable Permit, and such failure is not remedied within (i) ten (10) days after Contractor receives actual knowledge thereof, or (ii) such longer period as may be necessary for Contractor to cure such failure, not to exceed one hundred twenty (120) days, PROVIDED that Contractor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project;

        (g) The cessation (other than as expressly permitted by Article 15 hereof) or abandonment by Contractor of the performance of the Services, and Contractor fails to recommence the Services within ten (10) days after Contractor receives a written notice from Owner with respect thereto, unless due to an emergency (PROVIDED that Contractor shall have furnished Owner with a reasonable justification for its course of action within twenty four (24) hours of declaring the emergency in question, which course of action is consistent with the standards of performance required hereunder);

        (h) Contractor (1) fails to supply sufficient skilled workers or suitable materials or equipment to perform the Services, or (2) fails to make prompt payments when due to Subcontractors (unless such payment is the subject of a bona fide dispute, and PROVIDED that Contractor is in compliance with its requirements under Sections 2.1.22, 4.6 and 10.2 hereof) or for labor, materials or equipment, and does not remedy any such failure within thirty (30) days of receipt of written notice thereof from Owner (with respect to clause (1) above) or within thirty
     (30) days of receiving actual knowledge thereof (with respect to clause
     (2) above);

        (i) Either of the following events or conditions shall have occurred or exist:

                (1) On the date that is [*] after the Guaranteed Provisional Acceptance Date, (i) neither Provisional Acceptance nor Final Acceptance of the Facility shall have occurred, and (ii) Contractor shall have failed to provide Owner with a Plan relating thereto in accordance with Section 7.2.1 hereof; or

                (2) Final Acceptance of the Facility shall not have occurred by the Guaranteed Final Acceptance Date; and Contractor is not proceeding in


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        accordance with a Plan that has been approved and/or modified by Owner in accordance with Section 7.2.1(b) or 7.6.2(b) hereof;

        (j) Contractor (i) fails to achieve any Construction Progress Milestone, and (ii) fails, by the date that is [*] after such Construction Progress Milestone Date, to be proceeding in accordance with a Plan that has been approved and/or modified by Owner pursuant to Section 7.6.2 hereof;

        (k) Contractor fails to perform or observe in any material respect any provision of this Agreement not otherwise addressed in this
     Section 16.1 and fails to remedy any such failure within (i) thirty
     (30) days after Contractor receives a written notice from Owner with respect thereto, or (ii) such longer period as may be necessary for Contractor to cure such failure, PROVIDED that Contractor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project; or

        (l) The EPC Guaranty issued by Raytheon Corporation pursuant to Section 2.1.26 hereof is terminated or repudiated or an event of default (as defined therein) exists thereunder.

        16.2 OWNER'S RIGHTS AND REMEDIES. In the event that Contractor is in default of its obligations hereunder pursuant to Section 16.1 hereof, Owner shall have any or all of the following rights and remedies [*] and Contractor shall have the following obligations:

                  (a) Owner may, [*], terminate this Agreement in whole or in part immediately upon delivery of notice to Contractor. In case of such partial termination, an equitable adjustment (including the reduction and/or deletion of obligations of the Parties commensurate with the reduced scope Contractor shall have after taking into account such partial termination) to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Project Schedule, the Performance Guarantees and such other provisions of this Agreement which may be affected thereby, as appropriate, shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof.

                  (b) If requested by Owner, Contractor shall withdraw from the Facility Site, shall assign to Owner such of Contractor's subcontracts as Owner may


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         request, and shall remove such materials, equipment, tools and instruments used by, and any debris and waste materials generated by, Contractor in the performance of the Services as Owner may direct, and Owner, without incurring any liability to Contractor (other than the obligation to return to Contractor at the completion of the Project such materials that are not consumed or incorporated into the Project, solely on an "as is, where is" basis without any representation or warranty of any kind whatsoever), may take possession of any and all designs, drawings, materials, equipment, tools, instruments, purchase orders, schedules and facilities of Contractor at the Facility Site that Owner deems necessary to complete the Services;

                  (c) Owner, without incurring any liability to Contractor, shall have the right (either with or without the use of Contractor's materials, equipment, tools and instruments) to have the Services finished and to exercise any rights or remedies available to it hereunder or at law or in equity (including without limitation demanding the payments from Contractor pursuant to Section 15.3 hereof); and

                  (d) Owner may [*], including seeking the recovery of damages subject to any applicable limitations on Owner's remedies and/or Contractor's obligations and liabilities that are expressly set forth in this Agreement.

                                   ARTICLE 17
                                   ASSIGNMENT

        17.1 CONSENT REQUIRED. (a) It is expressly understood and agreed that this Agreement is personal to Contractor and Owner, and that Contractor and Owner shall have no right, power or authority to assign or delegate any of their respective rights or obligations under this Agreement or any portion thereof, either voluntarily or involuntarily, or by operation of law. (For the avoidance of doubt, the Parties acknowledge and agree that Contractor's entry into subcontracts in accordance with the provisions of Article 3 hereof shall not release or qualify any of Contractor's obligations hereunder and shall not be deemed to constitute an assignment or delegation of any of Contractor's rights or obligations hereunder; PROVIDED, that Contractor does not grant or otherwise convey to any Subcontractor any lien or other encumbrance on Contractor's rights under this Agreement.) Notwithstanding the foregoing, Owner may, without Contractor's approval, (i) assign any or all of its rights under this Agreement as collateral security to the Financing Parties, and (ii) assign any or all of its rights under this


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Agreement to any transferee of the Project or a substantial portion thereof,
PROVIDED that such assignee has financial and operational capabilities that either are substantially similar to those of Owner at such time or otherwise are such that the assignment could not reasonably be expected to have a material adverse effect on Contractor's rights and obligations hereunder.

                  (b) If in connection with any assignment permitted pursuant to clause (a)(i) of this Section 17.1 any Financing Party requests Contractor to consent in writing to such an assignment even though such consent is not required hereunder, Contractor shall do so promptly, with such acknowledgment and consent agreement to include such terms and conditions as are mutually and reasonably agreed upon by Contractor, Owner and the Financing Parties. If either Party reasonably determines or is reasonably advised that any further instruments are necessary or desirable to carry out the intent of this Section 17.1, the other Party will execute and deliver all such instruments and take any action reasonable to effectuate the intent of this Section 17.1. The Parties recognize that this Agreement is subject to review by financial institutions for purposes of the project financing of the Project. At Owner's request, Contractor shall provide to any Financing Party a certificate from Contractor and/or an opinion of counsel addressed to any such Financing Party concerning such matters as such Financing Party reasonably requests from Contractor, including that (v) Contractor is duly organized, validly existing and in good standing under the laws of the state or commonwealth of its formation or incorporation, as the case may be, and is qualified to do business in the State of New Jersey, (w) the execution, delivery and performance of this Agreement is within the power and authority of Contractor and this Agreement is not in conflict with its organizational documents or any agreement to which Contractor is a party or by which it is bound or affected, (x) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental entity binding on Contractor which would be contravened by the execution, delivery, performance or enforcement of the Agreement, (y) no consent, approval, authorization, order, registration or qualification under any Applicable Law is required for the execution, delivery or performance by the Contractor of the Agreement, except those that have already been obtained and are in full force and effect or those that can be obtained in the ordinary course of business upon due application therefor (and there is no reason to believe that they will not be so obtained), and (z) the Agreement is a legal, valid and binding obligation enforceable against Contractor in accordance with its terms, subject to usual and customary qualifications.

        17.2 SUCCESSORS AND ASSIGNS. All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective permitted successors and permitted assigns.


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                                   ARTICLE 18
                                DESIGN DOCUMENTS

        18.1 OWNER REVIEW. It is expressly understood and agreed that the Design Documents and other related design information which are prepared in connection with the Services and which have been identified in Appendix P hereto as being subject to the review, comment and/or approval of Owner (such design information together with the Design Documents, the "DOCUMENTS FOR APPROVAL"), shall be made available to Owner and (commencing on the Financial Closing Date) the Independent Engineer for their review, comment and/or approval, as the case may be, in order to monitor compliance with this Agreement as such documents are prepared and completed. Owner and, if applicable, the Independent Engineer shall review the Documents for Approval as set forth in Appendix P hereto within twenty (20) days of receipt thereof (or such other period of time as may be specified in Appendix P with respect thereto, as the case may be). In the event Owner or the Independent Engineer, as applicable, fails to provide notice of approval or disapproval of the Documents for Approval within such period, and such failure continues for twenty-four (24) hours after Owner's receipt of a written request from Contractor (which request shall expressly state that it is being delivered pursuant to this Section 18.1), then, in the event and only to the extent that Contractor was delayed in the performance of the Services as a direct result thereof despite Contractor's reasonable efforts to avoid or mitigate such delay, an equitable adjustment to one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule and the Project Schedule, and, as appropriate, such other provisions of this Agreement that may be affected thereby, shall be made by agreement of Owner and Contractor or otherwise pursuant to Article 12 or 21 hereof.

        18.2 REVIEW NOT RELEASE OF OBLIGATIONS. Review, comment and/or approval by Owner or the Independent Engineer of any documents or submittals that Contractor is required to submit to Owner or the Independent Engineer hereunder for its review, comment and/or approval (including without limitation the Documents for Approval pursuant to Section 18.1 hereof) shall not relieve or release Contractor from any of its duties, obligations or liabilities provided for under the terms of this Agreement. Prior to the Commencement Date, the Parties shall mutually agree upon and set forth in Appendix P hereto the timing requirements for submittal, review, approval and return of such Documents for Approval.

        18.3 FINAL DOCUMENTS. Within ninety (90) days after the occurrence of the earlier to occur of Provisional Acceptance and Final Acceptance, Contractor shall furnish Owner with the Record design documents listed in Appendix P hereto, in form


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and substance reasonably satisfactory to Owner, reflecting the Facility as actually constructed, including without limitation a "record" survey illustrating the boundaries of the Facility Site, and the established building setback lines, if any.

        18.4 OWNERSHIP. Contractor agrees that all Design Documents and other documents prepared by Contractor in the performance of the Services shall be the sole and exclusive property of Owner, except that Contractor shall retain the right to utilize such documents for reference in its general practice. Contractor agrees that all such documents, as well as any drawings, tracings, specifications, calculations, memoranda, data, notes and other materials which are supplied by Owner and come into the possession of Contractor, shall be used solely with respect to this Project and shall, except for Contractor's file copy, be delivered to Owner at the first to occur of Provisional Acceptance, Final Acceptance and termination of the Services.

                                   ARTICLE 19
                            CONFIDENTIAL INFORMATION

        19.1 CONFIDENTIALITY. Each Party agrees to hold in confidence for a period commencing with the date hereof and ending five years from the date of Project Completion, except as may be necessary to perform its obligations hereunder, any information supplied to it by the other Party and designated in writing as confidential. Contractor further agrees to require its Subcontractors to enter into appropriate non-disclosure agreements relative to such confidential information as may be communicated to them by Contractor or Owner. The provisions of this Section 19.1 shall not apply to information within any one of the following categories: (a) information which was in the public domain prior to receipt thereof from the other Party or which subsequently becomes part of the public domain by publication or otherwise, except by the receiving Party's wrongful act; (b) information which the receiving Party can show was in its possession prior to its receipt thereof from the other Party; (c) information received by a Party from a third party without a confidentiality obligation with respect thereto; (d) information which the receiving Party developed independently; or (e) information which a Party is required by law to disclose; PROVIDED, HOWEVER, that prior to making any such disclosure under clause (e) of this Section 19.1, such disclosing Party shall: (i) provide the other Party with timely advance written notice of the confidential information requested by such government authority and such disclosing Party's intent to so disclose; (ii) minimize the amount of confidential information to be provided consonant with the interests of the non-disclosing Party and the requirements of the government authority involved; and (iii) at the request and expense of the non-disclosing Party make every reasonable effort (which shall include, to the extent possible,


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participation by the non-disclosing Party in discussions with the government authority involved) to secure confidential treatment and minimization of the confidential information to be provided. Neither Party shall publish the terms and conditions of this Agreement or Project technical information, unless the other Party provides its express prior written consent thereto; PROVIDED, HOWEVER, that (x) Owner shall be permitted to disclose such terms and provisions to the Independent Engineer, the Financing Parties, the Power Purchaser and the Transmitting Utility to the extent such disclosure is required to obtain financing for the Facility or to perform its obligations under the Power Purchase Agreement or the Transmission Interconnection Agreement or, upon the termination of this Agreement pursuant to Section 16.2 hereof, in the event and only to the extent Owner reasonably deems such disclosure is necessary to complete the Services, and (y) Contractor shall be permitted to disclose such terms and provisions to its Subcontractors in the event and only to the extent such disclosure is reasonably necessary to provide for the performance of the Services hereunder; PROVIDED FURTHER, HOWEVER, that each such recipient shall agree in writing that such information will be subject to the confidentiality requirements of this Section 19.1. Notwithstanding any other provision of this
Section 19.1, Owner shall be permitted to summarize the material terms and conditions of this Agreement for purposes of including such summary in any offering document associated with the issuance of debt by the Owner for the purpose of obtaining financing for the Facility, which offering document will be made available only to the Financing Parties or to prospective purchasers of such debt ("OFFEREES"); PROVIDED, HOWEVER, that prior to the distribution of such summary, Owner shall provide Contractor a reasonable period of time (not to exceed ten (10) days) to review and provide comments thereon and Owner shall give due consideration to such comments in finalizing the summary in light of both Contractor's interest in protecting its proprietary information and Owner's disclosure obligations under applicable securities laws, and the Parties shall attempt in good faith to resolve any disagreement concerning the information to be included in such summary. Contractor recognizes that to obtain financing for the Project, Owner may be requested to provide a copy of this Agreement to an Offeree and Owner agrees that, prior to providing a copy of this Agreement to any such Offeree, Owner shall use its commercially reasonable efforts to have such Offeree execute a confidentiality agreement consistent with the terms of this Section 19.1. In the event that Owner is unable to secure such a confidentiality agreement from such Offeree, Owner shall not provide a copy of this Agreement to such Offeree (but may make a summary of the material terms and conditions of this Agreement available to such Offeree in accordance with the provisions of this Section 19.1). Contractor further recognizes that in the event that Owner files a registration statement with the Securities and Exchange Commission (including any replacement or successor agency thereof, the "SEC") in respect of any debt offering, it will be required to submit a copy of this Agreement to the SEC. In the event that this Agreement is submitted to the SEC in accordance with SEC rules,


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Contractor may designate portions of this Agreement with respect to which
Contractor wishes Owner to obtain confidential treatment in any filing with the SEC, and Owner shall provide Contractor a reasonable opportunity (not to exceed ten (10) days) prior to such submission to deliver such designations to Owner, accompanied by a written explanation of such designations. Owner shall comply with Contractor's designations regarding confidential treatment in connection with any such filing, PROVIDED that Contractor recognizes that any decision regarding the confidential treatment of any portion of this Agreement shall be made by the SEC in its sole discretion and Owner (provided that Owner has complied with the provisions of this Section 19.1) shall have no obligation under this Section 19.1 with respect to any portion of this Agreement for which the SEC elects not to grant confidential treatment. No Person shall be permitted access to the Facility or the Facility Site, except as provided in this Agreement or as otherwise agreed by the Parties.

        19.2 PUBLICITY RELEASES. Contractor shall not (other than in Contractor's internal publications and corporate resumes), nor shall it permit any Subcontractor to, issue any press or publicity release or any advertisement, or publish or otherwise disclose any photograph or other information, concerning this Agreement or the Project without the express prior written consent of Owner, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 20
                                   INSPECTION

        20.1 PROJECT INSPECTION. Contractor acknowledges and agrees that, prior to the execution of this Agreement, Contractor:

        (a) has made a complete and careful examination of the Facility Site and the surrounding areas, the Design Documents and the drawings and specifications and other information set forth in Appendix A hereto;

        (b) has made a complete and careful geotechnical survey and analysis of the nature, character and condition of the soil and terrain of and under the Facility Site in order to determine any material difficulties, hazards or conditions on or about or under the Facility Site (including without limitation topography (but only as identified in the documents referenced in clause (e) of Section 12.6.2 hereof and shown on the drawing contained in Appendix A hereto entitled "Site Plan Existing Topography," drawing number 78812-E-120001, dated September 12 1999) and ground surface conditions, subsurface geology and conditions, wetlands (but only to the extent identified in the documents referenced in


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     clause (c) of Section 12.6.2 hereof) and the location of any underground utilities (including as such conditions will be affected by Owner's implementation, in accordance with the terms thereof, of the Approved Remediation Plan, but excluding any Hazardous Materials existing on or about or under the Facility Site that were not specifically identified in and covered by the Baseline Environmental Site Assessment));

        (c) has made a complete and careful examination to determine the difficulties and hazards incident to the performance of the Services, including without limitation (i) the location of the Project, (ii) the condition of the Facility Site and the surrounding areas (including as such conditions will be affected by Owner's implementation of the Approved Remediation Plan in accordance with the terms thereof), (iii) the proximity of the Project to adjacent facilities and structures, (iv) the conditions of the roads, waterways, bridges, railroads, airports and other transportation facilities in the vicinity of the Facility Site, including the conditions affecting shipping and transportation, access, disposal, handling and storage of materials, (v) the labor conditions in the region of the Facility Site, (vi) performance in accordance with Applicable Laws, Applicable Permits, the Electrical Interconnection Requirements, the PPA Operating Requirements (as in effect on the date of execution of this Agreement), the Guaranteed Emissions Limits and Real Estate Rights, (vii) the local weather conditions based upon previous weather data, and (viii) all other matters that might affect Contractor's performance hereunder or the construction of the Facility (but excluding any Hazardous Materials existing on or about or under the Facility Site that were not specifically identified in and covered by the Baseline Environmental Site Assessment); and

        (d) has determined to Contractor's satisfaction the nature and extent of such difficulties, hazards and conditions.

        20.2 NO RELIEF FOR DIFFERING CONDITIONS. (a) Contractor specifically acknowledges and accepts the risk of mistake or error relating to all matters within the scope of Section 20.1 hereof (PROVIDED that for the avoidance of doubt the Parties hereby acknowledge and agree that this Article 20 does not impose on Contractor the risk of mistake or error in the documentation attached hereto constituting the Electrical Interconnection Requirements, the PPA Operating Requirements or the Real Estate Rights), and agrees that, except as expressly set forth in Section 20.3 hereof, no adjustment shall be made to any of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Performance Guarantees, the Project Schedule or any other provisions of this Agreement


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which may be affected thereby should any difficulties, hazards or conditions on, about or under the Facility Site be different from or in addition to those identified by Contractor through its inspections and examinations referenced in
Section 20.1 hereof, except in the event and only to the extent directly caused by any archaeological or other manmade subsurface condition that was not known to Contractor prior to its execution of this Agreement and is not a condition which would have been identified by a contractor exercising the degree of skill, diligence, prudence and foresight regularly exercised by a skilled and experienced professional contractor in Contractor's position. In the event and only to the extent Contractor is delayed or incurs costs or expenses as a direct result of any such unknown archaeological or other manmade subsurface condition despite Contractor's reasonable efforts to avoid or mitigate such delay, costs or expenses, Contractor shall be entitled to a Scope Change hereunder; PROVIDED, HOWEVER, that Contractor shall not be entitled to a Scope Change in the event and only to the extent Contractor fails to act reasonably under the prevailing conditions upon discovering such unknown archaeological or manmade subsurface condition.

        (b) Contractor further agrees that, other than with respect to (i) unknown archaeological or other manmade subsurface conditions covered by the preceding sentence (and not excluded by the proviso thereto), and (ii) any Hazardous Materials existing on or about or under the Facility Site (A) that were not specifically identified in and covered by the Baseline Environmental Site Assessment or (B) that were so identified and covered by the Baseline Environmental Site Assessment and were also specifically identified in and covered by the Approved Remediation Plan, in which event they shall also be excluded by this clause (ii) (except in the event and only to the extent that such Hazardous Materials had previously been remediated by Owner in accordance with the terms of said plan and are subsequently disturbed by any Contractor Responsible Party's performance hereunder), no claim by the Contractor of any nature whatsoever, whether based in contract, in tort (including negligence and strict liability), warranty or otherwise, will be allowed on the ground of any misunderstanding or misapprehension or other error or mistake in respect of the matters referred to in Section 20.1 hereof or on the ground of any allegation or fact that incorrect or insufficient information with respect to the matters referred to in Section 20.1 hereof (other than with respect to any material inaccuracy or omission in the documentation attached hereto constituting the Electrical Interconnection Requirements, the PPA Operating Requirements, the Real Estate Rights or the Approved Remediation Plan or the documentation referred to in clauses (b), (c), (d) or (e) of Section 12.6.2 hereof provided to Contractor by Owner prior to the date thereof) was given to it by any Person whether or not such Person is an Owner Responsible Party or of any failure on Contractor's part to obtain correct and sufficient information, nor shall the Contractor be relieved from any risks or obligations imposed on or undertaken by it under the Agreement on any such ground or on the ground that it did not or could


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not foresee any such matter which may in fact affect or have affected the performance of the Services.

        20.3 OWNER'S ENVIRONMENTAL SITE ASSESSMENT. Prior to execution hereof, Owner delivered to Contractor for its review and analysis the Baseline Environmental Site Assessment, and Contractor hereby acknowledges and agrees that, assuming the Approved Remediation Plan is implemented by Owner in accordance with the terms thereof and such implementation has the effect of remediating the Hazardous Materials as specifically intended and set forth in the Approved Remediation Plan, no adjustment shall be made to any of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule or any other provision of this Agreement as a result of or in connection with any Hazardous Materials specifically identified in and covered by any of such Baseline Environmental Site Assessment (unless such Hazardous Materials were also specifically identified in and covered by the Approved Remediation Plan, in which event they shall not be covered by this sentence except in the event and only to the extent that such Hazardous Materials are subsequently disturbed by any Contractor Responsible Party's performance hereunder). In addition, Owner shall have the right, in its sole discretion, to prepare and deliver to Contractor after the execution of this Agreement, but no later than thirty (30) days prior to the Commencement Date, an additional environmental assessment report of the Facility Site, which report shall also reflect the provisions of any Approved Remediation Plan delivered to Contractor prior to the execution hereof. If any such additional environmental report reveals any material environmental difficulties, hazards or conditions at or near or under the Facility Site incident to the performance of the Services that are not to be remediated by Owner pursuant to the terms of the Approved Remediation Plan delivered by Owner to Contractor prior to the execution hereof and were not specifically identified in and covered by the Baseline Environmental Site Assessment, then Contractor shall have the right, to be exercised no later than thirty (30) days after receipt of such report, to: (i) request a Scope Change providing for such equitable adjustments (if any) in one or more of the Contract Price, the Guaranteed Completion Dates, the Construction Progress Milestone Dates, the Payment and Milestone Schedule, the Performance Guarantees, the Project Schedule and, as appropriate, such other provisions of this Agreement which may be affected thereby, in each case as may be reasonably warranted by such material environmental difficulties, hazards or conditions, or (ii) refuse to accept responsibility for handling such material environmental difficulties, hazards or conditions if Contractor determines, in its reasonable discretion, that the potential liabilities and difficulties associated therewith would materially and adversely affect the risks to Contractor in performing the Services hereunder, in either of which events Owner shall have the option of (x) granting such a Scope Change on terms mutually and reasonably agreeable to Owner and Contractor (but


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only in the circumstances under clause (i) above), (y) contracting directly with a third party contractor to perform any such work relating to such material environmental differences or additions PROVIDED that any such work shall be performed in such a manner as not to adversely affect any Contractor Responsible Party's performance of the Services in any material way, or (z) terminating this Agreement without any liability of either Party to the other, subject to the provisions of Section 15.1 hereof.

                                   ARTICLE 21
                               DISPUTE RESOLUTION

        21.1 DISPUTE RESOLUTION. In the event a dispute arises between Owner and Contractor regarding the application or interpretation of any provision of this Agreement, the aggrieved Party shall promptly give notice in writing to the other Party invoking the provisions of this Section 21.1 and the Parties shall negotiate in good faith and attempt to resolve such dispute. If the Parties fail to resolve the dispute within thirty (30) days after delivery of such notice, each Party shall have the right to require, by written notice to the other Party containing a brief description of the dispute, that each Party nominate and have a senior officer of its management meet with the other Party's nominated senior officer at the Facility Site, or at any other mutually agreed location, within fifteen (15) days of such request, in order to attempt to resolve the dispute. Should the Parties be unable to resolve the dispute to their mutual satisfaction within fifteen
(15) days after such meeting, each Party shall have the right to pursue any and all remedies available to it hereunder or available to it at law or in equity; PROVIDED, that if such unresolved dispute involves a sum not to exceed [*], then either Party may serve upon the other a demand that such matter be arbitrated (including a brief description of said dispute or disputes), in which case the same shall be resolved by arbitration conducted by three (3) arbitrators in accordance with the rules of the American Arbitration Association (the "AAA"). Concurrently with making such a demand, the demanding Party shall specify the name and address of an arbitrator selected by it. The other Party shall within twenty (20) days of receipt of the arbitration demand select its arbitrator; PROVIDED, that if it fails to do so, the demanding Party may request the AAA to appoint within fifteen (15) days a member in good standing of such association as the arbitrator for the other Party. The two (2) arbitrators thus selected shall within fifteen (15) days of the selection of the second (2nd) arbitrator select the third (3rd) arbitrator; failing to do so, they shall request the AAA promptly to appoint a member in good standing of such association as the third arbitrator. The decision of any two (2) of the three (3) arbitrators on any issue shall be final. Unless the Parties otherwise agree, the arbitration shall be conducted in the English language and shall be held in New York, New York. The Parties shall proceed with the arbitration expeditiously and shall use best

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efforts to conclude all proceedings thereunder, including any hearing, in order that a decision may be rendered within one hundred twenty (120) days from the filing of the demand for arbitration by the initiating Party. The award of the arbitrators will be final and binding on both Parties and may be enforced in any court having jurisdiction over the Party against which enforcement is sought. Each Party shall bear its own expenses, including but not limited to counsel fees, except that all expenses of the arbitration shall be apportioned in the award of the arbitrators based upon the respective merit of the positions of the Parties. The provisions of this Section 21.1 shall survive the termination or expiration of this Agreement.

                21.1.1 INDEPENDENT EXPERT. If any dispute hereunder involves technical issues (including, without limitation, as to the adequacy of any Plan submitted by Contractor under Section 7.2.1 or 7.6.2 hereof), either Party could request that such matter be referred to a mutually acceptable independent expert for resolution in an expedited manner pursuant to procedures and timing to be mutually agreed upon by the Parties; PROVIDED that if the other Party does not agree to such request or the Parties are unable to reach an agreement on such an independent expert or such governing procedures (in each case in the sole discretion of each Party) in any case within thirty (30) days after the initial request, then either Party may require that the dispute be submitted to resolution pursuant to Section 21.1 hereof. The findings of any such independent expert with respect to any technical issues so presented to it for resolution hereunder shall be binding upon the Parties.

        21.2 PERFORMANCE DURING DISPUTE. Notwithstanding the existence of a dispute between Owner and Contractor and regardless of whether such dispute is the subject of dispute resolution pursuant to Section 21.1 hereof, Contractor shall not be entitled to suspend or otherwise delay the performance of the Services; PROVIDED, HOWEVER, that all undisputed amounts, and all undisputed portions of disputed amounts, shall be paid to Contractor when due and payable pursuant to the terms of this Agreement.

                                   ARTICLE 22
                              COST RECORDS; AUDITS

        22.1 MAINTENANCE OF RECORDS. Contractor shall maintain fiscal records and books of account pertaining to the Project in accordance with U.S. generally accepted accounting principles consistently applied.

        22.2 INSPECTION OF BOOKS, RECORDS AND AUDIT RIGHTS. Contractor covenants and agrees to keep and maintain full, complete and detailed records of all of its


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costs and allowances incurred in connection with Scope Changes priced at cost plus fee. Contractor authorizes independent third parties designated by Owner and subject to Contractor's approval (not to be unreasonably withheld or delayed) to inspect and audit, during business hours, all such records. Such records, books and accounts shall be preserved by Contractor and shall be available for audit for a period of three (3) years after Project Completion, at no additional cost to Owner.

        22.3 QUALITY AUDITS. Owner may perform periodic audits of the Project, or of documents related to the Project, in the event and only to the extent such audits are necessary (in Owner's reasonable judgment) to verify the application of the Quality Assurance Plan set forth in Appendix K hereto and its results. In the event that, as a result of an audit, Owner detects a failure to adhere to or to properly apply such Quality Assurance Plan, upon the receipt of notice thereof from Owner, Contractor shall take all actions necessary to correct such failure.

                                   ARTICLE 23
                             INDEPENDENT CONTRACTOR

        23.1 CONTRACTOR AS INDEPENDENT CONTRACTOR. Contractor shall be an independent contractor with respect to the Project, each part thereof and the Services, and neither Contractor nor its Subcontractors nor the employees of either shall be deemed to be agents, representatives, employees or servants of Owner in the performance of the Services, or any part thereof, or in any manner dealt with herein. Contractor covenants and agrees that in the performance of the Services, the Contractor Responsible Parties shall not perform any act or make any representation to any Person to the effect that Contractor, or any of its agents, representatives, Subcontractors or other Contractor Responsible Parties, is the agent or agents of Owner.

                                   ARTICLE 24
                         REPRESENTATIONS AND WARRANTIES

        24.1 REPRESENTATIONS AND WARRANTIES OF CONTRACTOR. Contractor represents and warrants to Owner that:

                24.1.1 ORGANIZATION AND QUALIFICATION. Contractor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing as a corporation in


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each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.

                24.1.2 POWER AND AUTHORITY. Contractor has the power to enter into this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part.

                24.1.3 NO CONFLICT. The execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the organizational documents of Contractor or any Applicable Laws or any covenant, agreement, understanding, decree or order to which Contractor is a party or by which Contractor or any of its properties or assets is bound or affected.

                24.1.4 VALIDITY AND BINDING EFFECT; GOVERNMENTAL APPROVALS. This Agreement has been duly and validly executed and delivered by Contractor. This Agreement constitutes a legal, valid and binding obligation of Contractor, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. To the best knowledge of Contractor after due inquiry, no consent, approval, authorization, order, registration or qualification by or with any governmental or public body or authority (other than the Building Permits listed in Appendix F hereto) is required under Applicable Law in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement by Contractor, and each such Building Permit either: (i) is not yet required, and Contractor has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefor, or (ii) has been duly obtained and is in full force and effect.

                24.1.5 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of Contractor or its officers after due inquiry, threatened against it at law or in equity before any court or before any federal, commonwealth, state, municipal or other governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which individually or in the aggregate could reasonably be anticipated to result in any material impairment of Contractor's ability to perform its obligations under this Agreement, other than those that have been disclosed to Owner in writing prior to the execution hereof. Neither Contractor nor any of its officers has knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any Federal, commonwealth, state, municipal or other governmental department, commission, board, agency or


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instrumentality which could reasonably be anticipated to result in any such material impairment, other than those that have been disclosed to Owner in writing prior to the execution hereof.

                24.1.6 PATENTS, LICENSES, FRANCHISES. Contractor owns or possesses, or, with respect to those rights that customarily are not obtained by a reasonably prudent contractor until a later stage of construction, will obtain in the ordinary course of business and without causing any delay in the Services, all the patents, trademarks, service marks, tradenames, copyrights, licenses, franchises, permits and other rights with respect to the foregoing necessary to perform the Services and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

                24.1.7 COMPLIANCE WITH LAWS. Contractor has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially adversely affected or could reasonably be anticipated to materially adversely affect the business operations or financial condition of Contractor or its ability to perform the Services, other than those that have been disclosed to Owner in writing prior to the execution hereof.

                24.1.8 PROFESSIONAL SKILLS. Contractor has all the required skills and capacity necessary to perform, and shall diligently perform, the Services in a timely and professional manner, utilizing sound engineering principles, project management procedures and supervisory procedures, all in accordance with Prudent Utility Practices and the standards of performance required hereunder.

                24.1.9 DISCLOSURE. No representation or warranty by Contractor contained herein or in any other document furnished by Contractor to Owner contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

        24.2 REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents and warrants to Contractor that:

                24.2.1 ORGANIZATION AND QUALIFICATION. Owner is a limited liability company duly organized, validly existing and in good standing under the laws of New Jersey, has the lawful power to engage in the business it presently conducts and contemplates conducting, and is duly licensed or qualified and in good standing as a corporation in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary.


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

                24.2.2 POWER AND AUTHORITY. Owner has the power to enter into this Agreement and to perform its obligations hereunder and all such actions have been duly authorized by all necessary proceedings on its part.

                24.2.3 NO CONFLICT. The execution, delivery and performance of this Agreement will not conflict with, result in the breach of, constitute a default under or accelerate performance required by any of the terms of the organizational documents of Owner or any Applicable Laws or any covenant, agreement, understanding, decree or order to which Owner is a party or by which Owner or any of its properties or assets is bound or affected.

                24.2.4 VALIDITY AND BINDING EFFECT; GOVERNMENTAL APPROVALS. This Agreement has been duly and validly executed and delivered by Owner. This Agreement constitutes a legal, valid and binding obligation of Owner, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity. To the best knowledge of Owner after due inquiry, no authorization, approval, exemption or consent by any governmental or public body or authority (other than the Applicable Permits listed in Appendix F hereto) is required in connection with the authorization, execution, delivery and carrying out of the terms of this Agreement by Owner.

                24.2.5 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of Owner or its officers after due inquiry, threatened against it at law or in equity before any court or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, whether or not covered by insurance, which individually or in the aggregate could reasonably be anticipated to result in any material impairment of Owner's ability to perform its obligations under this Agreement, other than those that have been disclosed in writing to Contractor prior to the execution hereof. Neither Owner nor any of its officers has knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any federal, commonwealth, state, municipal or other governmental department, commission, board, agency or instrumentality which could reasonably be anticipated to result in any such material impairment, other than those that have been disclosed in writing to Contractor prior to the execution hereof.


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

                24.2.6 COMPLIANCE WITH LAWS. Owner has complied with all Applicable Laws such that it has not been subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially adversely affected or could reasonably be anticipated to materially adversely affect the business operations or financial condition of Owner, other than those that have been disclosed in writing to Contractor prior to the execution hereof.

                24.2.7 DISCLOSURE. No representation or warranty by Owner contained herein or in any other document furnished by Owner to Contractor contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                                   ARTICLE 25
                                  MISCELLANEOUS

        25.1 PAST DUE AMOUNTS. Any amount owed to either Party hereunder which is not paid by the owing Party [*] after the date such amount is originally due under this Agreement shall accrue interest each day such amount is not paid at the lesser of (a) an annual rate equal to [*], and (b) the maximum rate permitted by Applicable Laws.

        25.2 DELAY NOT WAIVER. It is understood and agreed that any delay, waiver or omission by Owner or Contractor to exercise any right or power arising from any breach or default by Contractor or Owner in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by Owner or Contractor of any subsequent breach or default of the same or other terms, provisions or covenants on the part of Contractor or Owner.

        25.3 NO SET-OFF, DEDUCTION OR COUNTERCLAIM BY CONTRACTOR. Any amounts due from Contractor to Owner under this Agreement shall not be subject to any reduction for any set-off, deduction, counterclaim or otherwise based upon any claim against Owner. Neither Party shall assert any claim it may have by reason of the other Party's default under this Agreement as a defense to performance of its obligations under any other agreement with that Party or any of its affiliates, nor shall either Party assert any claim it may have by reason of the other Party's default under any other agreement


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

with that Party or any of its affiliates as a defense to performance of its obligations under this Agreement.

        25.4 CHOICE OF LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, including with respect to all matters of construction, validity and performance, without giving effect to any choice of law rules thereof which may direct the application of the laws of another jurisdiction.

        25.5 SEVERABILITY. In the event that any of the provisions, or portions or applications thereof of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Owner and Contractor shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

        25.6 NOTICE. Any notice required to be given by Owner to Contractor hereunder respecting breach, consent to settlement of claims, termination or indemnification, shall be in writing and shall be addressed to:

                  Raytheon Engineers &
                  Constructors, Inc.
                  510 Carnegie Center
                  Princeton, NJ  08540
                  Attention:  Kevin T. Colby
                  Telecopy #:  (609) 720-2980

with a copy to:

                  Raytheon Engineers &
                  Constructors, Inc.
                  510 Carnegie Center
                  Princeton, NJ  08540
                  Attention:  J. Jeffry Brightman
                  Telecopy #:  (609) 720-3303


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

and a copy to:

                  Raytheon Company
                  141 Spring Street
                  Lexington, Massachusetts  02421-9107

                  Attention:  General Counsel
                  Telecopy #:  781-860-2924

Any notice required to be given by Contractor to Owner hereunder respecting breach, consent to settlement of claims, termination or indemnification, shall be in writing and shall be addressed to:

                  AES Red Oak, LLC
                  1001 North 19th Street
                  Arlington, Virginia  22209

                  Attention: Bart Rossi
                  Telecopy #:  (703) 528-4510

with a copy to:

                  AES Red Oak, LLC
                  1001 North 19th Street
                  Arlington, Virginia  22209

                  Attention:  John Ruggirello
                  Telecopy #:  (703) 528-4510

                  All other notices required or permitted to be given by either Party hereunder shall be in accordance with the requirements of the Project Procedures Manual.

                25.6.1 DELIVERY. All notices under Section 25.6 hereof shall be delivered in person to the company above mentioned, sent via registered mail with a return receipt requested in a securely sealed envelope or sent via telecopy and shall be effective when received at the address specified above. The Parties hereto, by like notice in writing, may designate, from time to time, another address or office to which notices may be given pursuant to this Agreement.


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        25.7 SECTION HEADINGS. The Article and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction, meaning or effect of anything herein contained nor govern the rights and liabilities of the Parties hereto.

        25.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties hereto and supersedes any and all prior written and oral agreements, proposals, negotiations, understandings and representations pertaining to the subject matter hereof.

        25.9 AMENDMENTS. No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by a duly authorized representative of the Party against which enforcement is sought.

        25.10 CONFLICTING PROVISIONS. In the event of any conflict, variation or inconsistency between any provision of this Contract Document, as it may be amended from time to time, and any other provision of this Agreement, the provision of this Contract Document shall control.

        25.11 NO THIRD PARTY RIGHTS. This Agreement and all rights hereunder are intended for the sole benefit of the Parties and shall not imply or create any rights on the part of, or obligations to, any other Person, except as otherwise expressly provided herein with respect to the Financing Parties, the Transmitting Utility and the Indemnified Parties (in the event and only to the extent any such rights or obligations may be expressly provided herein, if any, the "THIRD PARTY BENEFICIARIES").

        25.12 OWNER'S OBLIGATIONS NON-RECOURSE. The Parties acknowledge that Owner has entered into this Agreement entirely on its own behalf, and in no manner on behalf of The AES Corporation, and that Contractor shall have no recourse against The AES Corporation (except in the event and only to the extent such recourse may be expressly provided under the AES Pre-Financial Closing Guaranty) or any of its affiliates (other than Owner), partners, joint ventures, officers, directors, successors or assigns for any reason.

        25.13 SURVIVAL OF PROVISIONS. All provisions of this Agreement which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement, including but not limited to Articles 9, 10 and 13 and Section 21.1 hereof, shall remain in effect and be enforceable following such expiration or termination.


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                  25.14 TITLE TO THE PROJECT. Title to all materials, supplies, equipment and machinery used in connection with the Services and which become, or are scheduled to become, a part of the Project shall vest in Owner upon the earlier of (i) the time at which Owner has made payment to Contractor for such items and (ii) incorporation of such items into the Project at the Facility Site. Title to water, soil, rock, gravel, sand, minerals, timber and any other resources developed or obtained in the excavation or the performance by Contractor of the Services or other work hereunder and the right to use said items or dispose of the same is hereby expressly vested in and reserved by Owner. Contractor shall not have any right, title or interest in or to said resources.

                  25.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


                  IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Agreement for Engineering, Procurement and Construction Services to be executed by their duly authorized signatories as of the date indicated below and to be effective as of the day and year first above written.

                                   AES RED OAK, LLC

                                   By: /s/ BART R. ROSSI
                                       ---------------------------------------
                                       Name:  Bart R. Rossi
                                       Title: Vice President
                                       Date:  12-7-99

                                   RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

                                   By: /s/ GEORGE N. LEMMON
                                       ---------------------------------------
                                       Name:  George N. Lemmon
                                       Title: Vice President
                                       Date:  12-7-99

                                                                 Exhibit 10.2(a)

                                 AMENDMENT NO. 1

                                       TO

               ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
                          DATED AS OF OCTOBER 15, 1999

         This Amendment No. 1, dated as of February 23, 2000, be and is hereby made by and between AES Red Oak, L.L.C. ("Owner") and Raytheon Engineers & Constructors, Inc. ("Contractor") (hereinafter each individually a "Party" and collectively "the Parties"). Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Agreement.

                                   WITNESSETH

         WHEREAS, Owner and Contractor entered into the Agreement for Engineering, Procurement and Construction Services dated as of October 15, 1999 ("Agreement") in connection with the AES Red Oak Project, Sayreville, New Jersey; and

         WHEREAS, Owner and Contractor have agreed to amend and revise certain terms and conditions of the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, it is understood and agreed as follows:

         1. Section 1.1 of the Agreement is hereby amended and revised as follows:

         (a) the definition of Guaranteed Provisional Acceptance Date is amended and revised so as to be deleted in its entirety and replaced by the following definition:

             ""GUARANTEED PROVISIONAL ACCEPTANCE DATE" means February 14, 2002, which date is subject to adjustment as expressly provided in this Agreement";

         (b) the definition of Guaranteed Final Acceptance Date is amended and revised so as to be deleted in its entirety and replaced by the following definition:

             [*]

         2. Section 2.2.1 of the Agreement and the Limited Notice to Proceed annexed as Appendix J-1 to the Agreement are hereby amended and revised:

         (a) to include the (i) clearing and grubbing and (ii) site surface preparation Services, both as described in Section IV.b.2 of Appendix A to the Agreement (hereinafter the "Pre-Commencement Date Site Related Work"), the performance of which Contractor shall be entitled to commence at the Facility Site no later than March 1, 2000; PROVIDED, HOWEVER, the Pre-Commencement Date Site Related Work shall not include Services which require access to the Conrail/CSX right-of-way under the "License Agreement to Cross Railroad with access Roadway and for Underground Structure" required to be obtained by Owner from Conrail/CSX pursuant to
             Section 5.3 of the Agreement and Appendix F thereto ("Contrail License Agreement"), the access to such right-of-way required in connection with the Pre-Commencement Site Related Work being as set forth in Section 7(a) hereof; and

         (b) [*]

         3. Section 7.2 of the Agreement is hereby amended and revised as follows:

         (a) [*]

         (b) [*]

         4. Section 7.2.1 of the Agreement is hereby amended and revised as follows:

         (a) [*]

         (b) [*]

         5. Section 7.3 of the Agreement is hereby amended and revised as follows:

             [*]

         6. Section 16.1 of the Agreement is hereby amended and revised as follows:

             [*]

         7. Owner and Contractor hereby acknowledge and agree that except as expressly provided in subsection (d) of this Section 7, Owner" fulfillment of each of the requirements set forth in subsections (a), (b), (c) and (d) of this
Section 7 shall be a condition precedent to the effectiveness of the Parties' agreement to amend and revise the Agreement as set forth in Sections 1 through 6 hereof, and that such amendments and revisions shall be null and void and of no effect should Owner fail to fulfill one or more of such requirements, unless the Parties subsequently and mutually agree to equitable adjustments in those provisions of the Agreement affected by Owner's failure to fulfill such requirements as set forth herein. Subject to the foregoing, Owner agrees that it shall:

         (a) obtain for the benefit of Contractor and its Subcontractors all Applicable Permits (including for the avoidance of doubt all approvals required by local authorities) and Real Estate Rights required for Contractor and its Subcontractors to have full and unrestricted access to the Facility Site in order to commence performance of the Pre-Commencement Date Site Related Work no later than March 1, 2000 and to continue the performance thereof from and after said date; PROVIDED, HOWEVER, that (i) Owner shall not be required to obtain the New Jersey Department of Environmental Protection Stream Encroachment permit for the Red Oak Lane easement and laydown areas, including the Hercules property, until March 8, 2000 and (ii) Owner shall only be required to ensure that Contractor and its Subcontractors have full and unrestricted access by no later than March 1, 2000 to traverse the Conrail/CSX right-of-way by way of a private at-grade crossing in order to perform the Pre-Commencement Date Site
             Related Work (PROVIDED FURTHER, HOWEVER, and for the avoidance of doubt, the Parties acknowledge and agree that the limitation in this Section 7(a) on Owner's obligations with respect to the Conrail License Agreement shall pertain to the Pre-Commencement Site Related Work only, and shall not be construed in any way to limit Owner's obligations pursuant to Section 5.3 of the Agreement with respect to the Conrail

             License Agreement and the performance of the Services by Contractor, which obligations Owner shall fully perform by no later than March 31, 2000);

         (b) ensure that Contractor and its Subcontractors have full and unrestricted access to, and the unencumbered use of, Jernee Mill Road as a means of ingress and egress to and from the Facility Site in order to commence performance of the Pre-Commencement Date Site Related Work no later than March 1, 2000 and to continue the performance thereof from and after said date;

         (c) confirm initial interconnections and alternate routes for raw water and natural gas and specify provisions for the alternate routes no later than March 15, 2000;

         (d) meet all of the conditions required in Section 2.2 of the Agreement for the Commencement Date to occur no later than March 15, 2000; PROVIDED, HOWEVER, that should Owner meet all of the conditions required in Section 2.2 of the Agreement such that the Commencement Date occurs on March 15, 2000, but in no event later than March 31, 2000, then in such case each of the dates and time periods amended and revised pursuant to Sections 1, 3, 4, 5 and 6 hereof shall be adjusted by one (1) day for each day after March 15, 2000 on which the Commencement Date occurs, as follows:

             (i) the "Guaranteed Provisional Acceptance Date" shall be adjusted ahead by one (1) day for each day after March 15, 2000 the Commencement Date occurs (e.g., in the event Commencement Date occurs on March 16, 2000, the definition of "Guaranteed Provisional Acceptance Date" in Section 1.1 of the Agreement shall be amended and revised so as to be deleted in its entirety and replaced by the following definition: ""GUARANTEED PROVISIONAL ACCEPTANCE DATE" means February 15, 2002, which date is subject to adjustment as expressly provided in this Agreement";

             (ii) the "Guaranteed Final Acceptance Date" shall be adjusted backward by one (1) day for each day after March 15, 2000 the Commencement Date occurs (e.g., in the event Commencement Date occurs on March 16, 2000, the definition of "Guaranteed Final Acceptance Date" in Section 1.1 of the Agreement shall be amended and revised so as to be deleted in its entirety and replaced by the following definition:
                    ""GUARANTEED FINAL ACCEPTANCE DATE" means thirteen (13) months and fourteen (14) days after the Guaranteed Provisional Acceptance Date"; and

             (iii) all time periods amended and revised in Sections 3, 4, 5 and 6 hereof shall be shortened by one (1) day for each day after March 15, 2000 the Commencement Date occurs (e.g., in the event Commencement Date occurs on March 16, 2000, the second and third lines of subsection (a) of Section 7.2 of the Agreement shall be amended and revised to delete the language, "on or before the thirty fifth (35th) day following", and to substitute therefor the language, "on or before the forth-ninth (49th) day following".

         8. Owner and Contractor agree that in the event Contractor or its Subcontractor proceeds with the Pre-Commencement Date Site Related Work, and Owner fails to fulfill any of the requirements set forth in subsections (a),
(b), (c) and (d) of Section 7 hereof, any reasonable costs and expenses incurred by Contractor (or for which Contractor is responsible) for any such work, including preparatory, mobilization and/or demobilization and related costs and expenses, shall be payable and guaranteed (and considered as part of) those portions of the Services to be performed by Contractor under the Limited Notice to Proceed pursuant to Section 2.2.1 of the Agreement, and that the funding limit set forth in the Limited Notice to Proceed shall be increased from [*] to [*] to cover such reasonable costs and expenses.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Agreement to be executed by their respective duly authorized officers effective the day and year first written above.

AES RED OAK LLC

By:   /s/ Patty Rollin
     ----------------------------------
      Name: Patty Rollin
      Title:   VP
      Date:    Feb. 28, 2000

RAYTHEON ENGINEERS & CONSTRUCTORS, INC.

By:   /s/ George N. Lemmon
     ----------------------------------
      Name: George N. Lemmon
      Title:   Vice President
      Date:    Feb. 28, 2000